                          EXHIBIT 2

                   ASSET PURCHASE AGREEMENT



                            AMONG



               PLUM CREEK TIMBER COMPANY, L.P.,



             RIVERWOOD INTERNATIONAL CORPORATION



                             AND


                    NEW RIVER TIMBER, LLC



                        AUGUST 6, 1996

                      TABLE OF CONTENTS

                                                         Page

ARTICLE ONE     DEFINITIONS. . . . . . . . . . . . . . . . .2

     1.1   Terms Generally . . . . . . . . . . . . . . . . .2
     1.2   Certain Terms . . . . . . . . . . . . . . . . . .2

ARTICLE TWO     PURCHASE OF ASSETS AND ASSUMPTION OF
                LIABILITIES  . . . . . . . . . . . . . . . 15

     2.1   Generally . . . . . . . . . . . . . . . . . . . 15
     2.2   Sale and Purchase of Assets . . . . . . . . . . 16
     2.3   Purchase Price. . . . . . . . . . . . . . . . . 19
     2.4   Purchase Price Adjustment . . . . . . . . . . . 20
     2.5   Assumption of Liabilities, etc. . . . . . . . . 27
     2.6   Certain Post-Closing Matters. . . . . . . . . . 29

ARTICLE THREE   REPRESENTATIONS AND WARRANTIES OF
                  SELLERS. . . . . . . . . . . . . . . . . 30

     3.1   Corporate Status and Authority of the Seller
             Parent. . . . . . . . . . . . . . . . . . . . 30
     3.2   Limited Liability Company Status and
           Authority of the Company. . . . . . . . . . . . 31
     3.3   No Conflicts, Consents and Approvals, etc.. . . 32
     3.4   Assets, etc.. . . . . . . . . . . . . . . . . . 33
     3.5   Contracts . . . . . . . . . . . . . . . . . . . 34
     3.6   Employment Agreements and Benefits, etc.. . . . 35
     3.7   Labor Relations and Employment. . . . . . . . . 36
     3.8   Absence of Changes. . . . . . . . . . . . . . . 37
     3.9   Licenses; Compliance With Law . . . . . . . . . 38
     3.10  Litigation. . . . . . . . . . . . . . . . . . . 38
     3.11  Taxes . . . . . . . . . . . . . . . . . . . . . 39
     3.12  Environmental Matters . . . . . . . . . . . . . 39
     3.13  Brokers . . . . . . . . . . . . . . . . . . . . 40
     3.14  DISCLAIMER. . . . . . . . . . . . . . . . . . . 41

ARTICLE FOUR    REPRESENTATIONS AND WARRANTIES OF
                  BUYER. . . . . . . . . . . . . . . . . . 41

     4.1   Corporate Status and Authority of the Buyer . . 41
     4.2   No Conflicts. . . . . . . . . . . . . . . . . . 42
     4.3   Financing . . . . . . . . . . . . . . . . . . . 42
     4.4   Litigation. . . . . . . . . . . . . . . . . . . 43
     4.5   Brokers . . . . . . . . . . . . . . . . . . . . 43
     4.6   No Knowledge of Misrepresentations. . . . . . . 43

ARTICLE FIVE    CERTAIN PRECLOSING MATTERS . . . . . . . . 43

     5.1   Conduct of the Business Prior to Closing. . . . 43
     5.2   Access. . . . . . . . . . . . . . . . . . . . . 44

ARTICLE SIX     EMPLOYMENT MATTERS . . . . . . . . . . . . 45

     6.1   Employee Matters Generally. . . . . . . . . . . 45
     6.2   Employee Pension Benefit Plans. . . . . . . . . 47
     6.3   Welfare Plans . . . . . . . . . . . . . . . . . 47
     6.4   Worker's Compensation . . . . . . . . . . . . . 49

ARTICLE SEVEN   ADDITIONAL AGREEMENTS. . . . . . . . . . . 49

     7.1   Confidentiality . . . . . . . . . . . . . . . . 49
     7.2   Post-Closing Access . . . . . . . . . . . . . . 51
     7.3   Expenses. . . . . . . . . . . . . . . . . . . . 51
     7.4   Transfer Taxes. . . . . . . . . . . . . . . . . 51
     7.5   Non-Solicitation. . . . . . . . . . . . . . . . 52
     7.6   Further Assurances. . . . . . . . . . . . . . . 53
     7.7   Agreement Regarding Environmental Matters . . . 55
     7.8   Supplements to Disclosure . . . . . . . . . . . 55

ARTICLE EIGHT   CONDITIONS PRECEDENT TO THE
                  OBLIGATIONS OF BUYER . . . . . . . . . . 55

     8.1   Representations and Covenants of Sellers. . . . 56
     8.2   Closing Certificate of Sellers. . . . . . . . . 56
     8.3   No Injunction, etc. . . . . . . . . . . . . . . 56
     8.4   Consents and Approvals. . . . . . . . . . . . . 56
     8.5   Delivery at Closing . . . . . . . . . . . . . . 56

ARTICLE NINE    CONDITIONS PRECEDENT TO THE
                  OBLIGATIONS OF SELLERS . . . . . . . . . 57

     9.1   Representations and Covenants of Buyer. . . . . 57
     9.2   Closing Certificate of Buyer. . . . . . . . . . 58
     9.3   No Injunction, etc. . . . . . . . . . . . . . . 58
     9.4   Consents and Approvals. . . . . . . . . . . . . 58
     9.5   Delivery at Closing . . . . . . . . . . . . . . 58

ARTICLE TEN     INDEMNIFICATION. . . . . . . . . . . . . . 60

     10.1  Survival of Representations, Warranties,
             Covenants and Agreements. . . . . . . . . . . 60
     10.2  Indemnification by the Sellers. . . . . . . . . 60

     10.3  Indemnification by the Buyer. . . . . . . . . . 62
     10.4  Procedures for Indemnification. . . . . . . . . 62
     10.5  Indemnity Exclusive . . . . . . . . . . . . . . 65

ARTICLE ELEVEN  TERMINATION. . . . . . . . . . . . . . . . 66

     11.1  Method of Termination . . . . . . . . . . . . . 66
     11.2  Effect of Termination . . . . . . . . . . . . . 67

ARTICLE TWELVE  MISCELLANEOUS PROVISIONS . . . . . . . . . 67

     12.1  Publicity . . . . . . . . . . . . . . . . . . . 67
     12.2  Expenses, etc.. . . . . . . . . . . . . . . . . 68
     12.3  Notices . . . . . . . . . . . . . . . . . . . . 68
     12.4  Amendment; Waiver . . . . . . . . . . . . . . . 69
     12.5  Binding Effect; Third Party
           Beneficiary Rights. . . . . . . . . . . . . . . 70
     12.6  Entire Agreement. . . . . . . . . . . . . . . . 70
     12.7  Assignment. . . . . . . . . . . . . . . . . . . 70
     12.8  Headings. . . . . . . . . . . . . . . . . . . . 71
     12.9  Counterparts. . . . . . . . . . . . . . . . . . 71
     12.10 Exhibits and Schedules. . . . . . . . . . . . . 71
     12.11 Severability. . . . . . . . . . . . . . . . . . 72
     12.12 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES;
             RELATIONSHIP BETWEEN THE PARTIES. . . . . . . 72
     12.13 Governing Law; Service of Process, etc. . . . . 72
     12.14 Consequential Damages . . . . . . . . . . . . . 73
     12.15 WAIVER OF PUNITIVE DAMAGES. . . . . . . . . . . 73
     12.16 WAIVER OF JURY TRIAL. . . . . . . . . . . . . . 73

                    SCHEDULES AND EXHIBITS


  SCHEDULES

  Schedule 1 Timber Deeds
  Schedule 2 Timberland Leases
  Schedule 3 Owned Timberlands
  Schedule 4 Huttig Facility
  Schedule 5 Joyce Facility
  Schedule 6 Other Facilities
  Schedule 7 Equipment
  Schedule 8 Motor Vehicles
  Schedule 9 Excluded Properties and Assets
  Schedule 10   Inventory Count Procedure


  EXHIBITS

  Exhibit A  Wood Products Supply Agreement
  Exhibit B  Special Warranty Deed - Arkansas Form
  Exhibit C  Act of Transfer and Conveyance with Warranty
               Against Grantor's Acts - Louisiana Form
  Exhibit D  Special Warranty Deed - Texas Form
  Exhibit E  Assignment and Assumption of Timberland Leases,
               Timber Deeds and Other Interests in Real
               Property - Arkansas Form
  Exhibit F  Assignment and Assumption of Timberland Leases,
               Timber Deeds and Other Interests in Real
               Property - Louisiana Form
  Exhibit G Form of General Assignment and Bill of Sale Exhibit H Form of General Assignment and Bill of Sale
  Exhibit I  Form of Assumption Agreement and Undertaking
  Exhibit J-1   Opinion of Debevoise & Plimpton, Special
                  Counsel to Sellers
  Exhibit J-2   Opinion of Special Louisiana Counsel to Sellers
  Exhibit J-3   Opinion of Special Arkansas Counsel to Sellers
  Exhibit K-1   Opinion of General Counsel to Buyer
  Exhibit K-2   Opinion of Special Louisiana Counsel to Buyer
  Exhibit K-3   Opinion of Special Arkansas Counsel to Buyer


  DISCLOSURE SCHEDULE

  Section 2.4(a)(iii)              Prorated Payments
  Section 2.4(d)                   1996 Harvesting Schedule
  Section 3.3(a)                   Certain Agreements Requiring Consent
  Section 3.3(b)                   Governmental Consents
  Section 3.4(a)                   Encumbrances

  Section 3.4(b)                   Defaults or Notices under Leases
  Section 3.4(d)                   Access Rights
  Section 3.4(e)                   Notices of Violation, etc. at Joyce
                                     Facility and Huttig Facility
  Section 3.5(a)                   Contracts
  Section 3.5(b)                   Defaults Under Contracts
  Section 3.6(a)                   Employment Agreements and Plans
  Section 3.7                      Labor Matters
  Section 3.8                      Certain Changes
  Section 3.9                      Licenses; Compliance with Law
  Section 3.10                     Litigation
  Section 3.11                     Taxes
  Section 3.12(a)                  Environmental Licenses; Compliance
  Section 3.12(b)                  Environmental Matters, etc.

                   ASSET PURCHASE AGREEMENT


          This ASSET PURCHASE AGREEMENT, dated as of August
  6, 1996, among PLUM CREEK TIMBER COMPANY, L.P., a Delaware limited partnership (the "Buyer"), RIVERWOOD INTERNATIONAL CORPORATION, a Delaware corporation (the "Seller Parent"), and NEW RIVER TIMBER, LLC, a Delaware limited liability company (the "Company," and together with the Seller Parent, the "Sellers") and wholly owned subsidiary of the Seller Parent,

                         WITNESSETH:

          WHEREAS, (i) the Seller Parent and the Company own and operate a business unit known as the "Wood Products Division" (the "Division"), the assets of which include certain timberlands located in Louisiana, Arkansas and Texas, including a tree nursery located in Marion County, Texas, sawmill and plywood facilities located in Joyce, Louisiana, and a sawmill facility located in Huttig, Arkansas, and (ii) certain of the Seller Parent's other business units utilize certain wood products of the Division; and

          WHEREAS, subject to and upon the terms and conditions of this Agreement, (i) the Sellers desire to sell, transfer and convey to the Buyer, and the Buyer desires to purchase and acquire from the Sellers, the Assets (as that and all other capitalized terms used herein are defined in Article One hereof), and the Buyer desires to assume the Assumed Liabilities, and (ii) the Buyer and the Seller Parent desire to enter into an arrangement by which the Buyer will supply the Seller Parent and certain of its Affiliates with certain wood products, pursuant to the Wood Products Supply Agreement to be entered into by the Buyer and the Seller Parent at the Closing of the transactions contemplated hereby;

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                         ARTICLE ONE

                         DEFINITIONS

          1.1 TERMS GENERALLY. (a) The words "hereby," "herein," "hereof," "hereunder" and words of similar import refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which such word ap-pears. All references herein to Articles, Sections, Schedules and Exhibits shall be deemed references to Articles and Sections of, and Schedules and Exhibits to, this Agreement unless the context shall otherwise require. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation," unless already expressly followed by such phrase or the
  phrase "but not limited to."   The definitions given for
  terms in this Article One shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the cor-responding masculine, feminine and neuter forms. Except as otherwise expressly provided herein, all references to "Dollars," "dollars" or "$" shall be deemed references to the lawful money of the United States of America.

          (b) To the extent this Agreement describes Assets located in Louisiana, or rights therein, or to the extent the internal laws of Louisiana govern this Agreement, the terms "real property," "real estate" and words of similar import shall include immovable property; the term "personal property" and words of similar import shall include movable property; and the term "easements" and words of similar import shall include servitudes.

          1.2 CERTAIN TERMS. Whenever used in this Agree-ment, the following terms shall have the respective meanings given to them below or in the Sections indicated below:

          "ACCOUNTANT" shall have the meaning provided in
  Section 2.4(b).

          "ACQUISITION PROPOSAL" shall have the meaning provided in Section 7.5.

          "ADJUSTMENT REPORT" shall have the meaning provided in Section 2.4(b).

          "ADVERSE EFFECT" means an adverse effect on the Business or the Assets that subjects the Buyer to a liability or obligation after the Closing that is in excess of $500,000 within one year of the Closing Date and that the Buyer would not have incurred or sustained but for the occurrence of such effect, except for any such effect, liability or obligation (x) for which an adjustment to the Purchase Price is or may be made pursuant to Section 2.4,
  (y) for which the Buyer receives insurance proceeds or any right thereto in accordance with Section 2.2(a)(xi), or (z) that results from or arises out of any event, occurrence, fact, condition, change or development that affects the economy generally or the timber industry or wood products industry as a whole.

          "AFFILIATE" of a Person shall mean any other
  Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with the first Person. For purposes hereof, Clayton, Dubilier & Rice Fund V Limited Partnership, a Cayman Islands exempted limited partnership, and Clayton, Dubilier & Rice, Inc., a Delaware corporation, each shall be deemed to be an Affiliate of each Seller. As used in this definition of the term "Affiliate," or in Section 12.7(c), "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by voting trust, contract or similar arrangement, as trustee or executor, or otherwise.

          "AGGREGATE PURCHASE PRICE" shall have the meaning provided in Section 2.4(d).

          "AGREEMENT" shall mean this Asset Purchase
  Agreement (including the Exhibits and Schedules hereto).

          "ASSETS" shall have the meaning provided in
  Section 2.2(a).

          "ASSUMED LIABILITIES" shall have the meaning provided in Section 2.5(a).

          "ASSUMPTION AGREEMENT" shall mean the Assumption
  Agreement and Undertaking to be entered into by the Buyer in favor of the Sellers and others, substantially in the form of Exhibit I.

          "BASE PURCHASE PRICE" shall have the meaning provided in Section 2.3.

          "BILLS OF SALE" shall mean, collectively, (x) the General Assignment and Bill of Sale to be executed by the Seller Parent in favor of the Buyer, substantially in the form of EXHIBIT G, and (y) the General Assignment and Bill of Sale to be executed by the Company in favor of the Buyer, substantially in the form of EXHIBIT H.

          "BOARD" shall have the meaning provided in Sec-tion 7.5.

          "BUSINESS" shall mean the business, as currently conducted by the Sellers through the Division, of (i) grow-ing, managing, harvesting and selling timber located on the Timberlands, including the related operations of the Nursery, and (ii) manufacturing and marketing wood products produced at the Joyce Facility and the Huttig Facility.

          "BUSINESS EMPLOYEES" shall have the meaning provided in Section 6.1(a).

          "BUSINESS INFORMATION" shall have the meaning provided in Section 7.1(b).

          "BUYER" shall have the meaning provided in the first paragraph hereof.

          "BUYER INDEMNITEES" shall have the meaning provided in Section 10.2(a).

          "BUYER'S KNOWLEDGE" or any similar term or phrase, as used herein, shall mean the actual knowledge of each of the Buyer Principals as to the matters addressed in this Agreement, obtained in the normal course of their respective duties as such Buyer Principals (or through an inquiry addressed by such Buyer Principals to the Buyer Additional Employees), but without any further investigation or inquiry by any of such Buyer Principals. For purposes of this definition, neither the Buyer nor any of such Buyer Principals shall be deemed to have constructive knowledge of matters that are of public record, nor shall any knowledge be imputed to any of such Buyer Principals or to the Buyer (except that the actual knowledge of such Buyer Principals will be imputed to the Buyer). As used in this definition,
  (x) the term "Buyer Principals" shall mean Rick R. Holley, Charles Grenier, Lindsay Crawford, and James A. Kraft, and
  (y) the term "Buyer Additional Employees" shall mean Robert Boeh, Will Sonnenfeld and Sheri Ward.

          "BUYER'S WELFARE PLANS" shall mean the welfare benefit plans and other benefit arrangements maintained by the Buyer or an ERISA affiliate referred to in Sec-tion 6.3(a).

          "CERCLA" shall mean the Comprehensive
  Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 et seq.

          "CLOSING" shall mean the consummation of the closing of the transactions provided for in this Agreement.

          "CLOSING DATE" shall have the meaning provided in
  Section 2.1.

          "CLOSING DATE INVENTORY STATEMENT" shall have the meaning provided in Section 2.4(b).

          "CLOSING DATE INVENTORY VALUE" shall have the meaning provided in Section 2.4(b).

          "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          "COMPANY" shall have the meaning provided in the first paragraph hereof.

          "CONFIDENTIALITY AGREEMENT" shall have the meaning provided in Section 7.1(a).

          "CONTRACTS" shall mean all written agreements and contracts constituting Assets to which either Seller is a party, or by which either Seller or any of the Assets is bound, incurred through the Division and relating to the Business (other than (i) labor or employment-related agree-ments (which are the subject of Section 3.6), and (ii) Plans).

          "COVERED RETURNS" shall have the meaning provided in Section 3.11.

          "COVERED TAXES" shall mean any Taxes on or in respect of the conduct of the Business or the ownership or operation of the Assets, but excluding any Transfer Taxes.

          "CURRENT EMPLOYEES" shall have the meaning provided in Section 6.1(a).

          "DELIVERY DATE" shall have the meaning set forth in Section 2.4(b).

          "DISCLOSURE SCHEDULE" shall mean the disclosure schedule delivered by the Sellers and the Buyer prior to or concurrently with the execution and delivery of this Agreement, as such disclosure schedule may be amended or supplemented by the Sellers from time to time prior to the Closing pursuant to Section 7.8.

          "DISPUTE NOTICE" shall have the meaning set forth in Section 2.4(b).

          "DIVISION" shall have the meaning provided in the Recitals hereto.

          "ENVIRONMENTAL CLAIM" shall mean any claim, action, cause of action, proceeding, investigation, request for information or notice by any governmental authority or other Person alleging potential liability (including, without limitation, potential liability for investigatory costs, clean-up costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from
  (a) the presence, or release into the environment, of any Hazardous Substance at any location, whether or not owned or operated by either Seller, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or liability or claim arising from any Environmental Matter.

          "ENVIRONMENTAL LAWS" shall mean all federal, state and local laws and regulations relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata, flora, fauna and other natural resources), including CERCLA, RCRA and other laws relating to emissions, discharges, releases or threatened releases of any Hazardous Substance or other hazardous chemicals, pollutants, contaminants, petroleum or petroleum products, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Substance or other hazardous chemicals, pollutants, contaminants, petroleum or petroleum products.

          "ENVIRONMENTAL LICENSES" shall have the meaning provided in Section 3.12.

          "ENVIRONMENTAL MATTER" shall mean any matter or circumstance related to (i) the disposal or release of any Hazardous Substance or other hazardous chemicals, pollutants, contaminants, petroleum or petroleum products into the environment, (ii) the treatment, storage, or other handling of any Hazardous Substance or other hazardous chemicals, pollutants, contaminants, petroleum or petroleum products, (iii) the placement or discharge of Hazardous Substances or other hazardous chemicals, pollutants, contaminants, petroleum or petroleum products into waters of the United States, or (iv) the presence of any Hazardous Substance, including asbestos in any building, structure or workplace.

          "EQUIPMENT" shall have the meaning provided in
  Section 2.2(a).

          "ERISA" shall mean the Employee Retirement Income
  Security Act of 1974, as amended.

          "ESTIMATED INVENTORY VALUE" shall have the meaning provided in Section 2.3.

          "EXCLUDED ASSETS" shall have the meaning provided in Section 2.2(b).

          "EXCLUDED EMPLOYEES" shall have the meaning provided in Section 6.1(a).

          "EXCLUDED LIABILITIES" shall have the meaning provided in Section 2.5(b).

          "EXCHANGE" shall have the meaning provided in
  Section 7.6(d).

          "EXCLUDED REAL PROPERTY" shall mean all real property owned or leased by either Seller that is not specifically identified in Schedule 1, 2, 3, 4, 5 or 6.

          "EXPIRATION DATE" shall have the meaning provided in Section 7.5.

          "FEE" shall have the meaning provided in Sec-tion 11.2(b).

          "FIXED ASSETS" shall have the meaning provided in
  Section 2.2(a).

          "FORESTRY CONSULTANT" shall mean the firm of Bennet & Peters located in Baton Rouge, Louisiana or such other firm as may be mutually acceptable to the Sellers and the Buyer in their reasonable judgment.

          "HAZARDOUS SUBSTANCE" shall mean any hazardous waste or hazardous substance, as those terms are defined by applicable Environmental Law.

          "HSR ACT" shall mean the Hart-Scott-Rodino
  Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated under that Act.

          "HUTTIG FACILITY" shall have the meaning provided in Section 2.2(a).

          "INDEMNIFICATION CLAIM" shall have the meaning provided in Section 10.4(b).

          "INDEMNITEE" shall have the meaning provided in
  Section 10.4(a).

          "INDEMNITOR" shall have the meaning provided in
  Section 10.4(b).

          "INTELLECTUAL PROPERTY" shall mean all of the patents, patents pending, trade secrets, formulas, processes
  (whether trade secrets or not), trade names, trademarks, service marks, brand names, and copyrights, and all registrations and applications therefor, which are used in connection with the operation of the Business.

          "INVENTORY" shall mean any products produced and sold by the Business, including lumber, plywood, landscape timbers, pulpwood, logs, chips, wood shavings, sawdust and bark.

          "INVENTORY PRICE DECREASE" shall have the meaning provided in Section 2.4(b).

          "INVENTORY PRICE INCREASE" shall have the meaning provided in Section 2.4(b).

          "IRS" shall mean the Internal Revenue Service.

          "JOYCE FACILITY" shall have the meaning provided in Section 2.2(a).

          "LEASED TIMBERLANDS" shall mean the approximately
  9,000 acres of timberlands located in Arkansas and Louisiana that are leased under the Timberlands Leases, whether or not such leases are recorded.

          "LIABILITIES" shall mean any and all liabilities and obligations of every kind and description whatsoever, whether such liabilities or obligations are known or unknown, disclosed or undisclosed, matured or unmatured, accrued, absolute, contingent or otherwise.

          "LICENSES" shall mean licenses, permits, franchises, approvals and authorizations of governmental authorities.

          "LIEN" shall mean any lien, charge, mortgage, pledge, deed of trust, security interest, burden, title defect, title retention agreement, occupancy agreement, easement, encroachment or other encumbrance.

          "LOSSES" shall mean any and all claims, lia-bilities, obligations, losses, fines, costs, royalties, proceedings, deficiencies or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims), including out-of-pocket expenses and reasonable attorneys' and accountants' fees incurred in the investigation or defense of any of the same or in enforcing any of their respective rights hereunder.

          "MATERIAL ADVERSE EFFECT" shall mean (a) a material adverse effect on the Business or the Assets taken as a whole or (b) a loss of right, title and interest in and to, or right to operate, manage and harvest, more than 25,000 acres of Timberlands in the aggregate, except in the case of clause (a) or (b) for any such effect or loss (x) for which an adjustment to the Purchase Price is or may be made pursuant to Section 2.4, (y) for which the Buyer receives insurance proceeds or any right thereto in accordance with Section 2.2(a)(xi), or (z) that results from or arises out of any event, occurrence, fact, condition, change or development that affects the economy generally or the timber industry or wood products industry as a whole.

          "MOTOR VEHICLES" shall have the meaning provided in Section 2.2(a).

          "1996 HARVESTING SCHEDULE" shall have the meaning provided in Section 2.4(d).

          "NONTRANSITIONING EMPLOYEES" shall have the meaning provided in Section 6.1(a).

          "NURSERY" shall mean the tree nursery facility located in Marion County, Texas on the Timberlands in Texas.

          "OTHER ASSETS" shall mean the Assets other than the Timberland Interests, the Huttig Facility, the Joyce
  Facility and the Other Facilities.

          "OTHER FACILITIES" shall have the meaning provided in Section 2.2(a).

          "OWNED TIMBERLANDS" shall have the meaning provided in Section 2.2(a).

          "PERMITTED ENCUMBRANCES" shall mean (i) Liens for taxes, assessments and similar charges not yet due and payable, or the nonpayment of which is being contested in good faith by appropriate proceedings, or for which adequate reserves have been set aside; (ii) Liens in connection with worker's compensation, unemployment insurance or other social security obligations (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements); (iii) Liens to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business; (iv) mechanics', worker's, materialmen's, carrier's, banker's or other like Liens arising in the ordinary course of business; (v) oil, gas and mineral rights vested in other Persons (other than Affiliates of either Seller); (vi) for leased property or assets, Liens of lessors or of mortgagees of lessors arising by operation of law or pursuant to the terms of leases;
  (vii) rights of way and related rights vested in Pine Pipeline, Inc., a subsidiary of the Seller Parent, in connection with its ownership of a pipeline servicing the West Monroe Facility, as evidenced by recorded documents or current use; (viii) pay-as-you-harvest timber sales agreements, lump sum timber deeds or sales agreements and similar encumbrances entered into in the ordinary course of business; (ix) such easements, rights-of-way, servitudes, restrictive covenants, permits, licenses, use agreements, surface leases, subsurface leases or other similar encumbrances (including hunting and recreational leases and leases and other encumbrances in respect of pipelines, compressor stations and television antennas) on, over or in respect of timberland, as would not reasonably be expected to have a Material Adverse Effect; (x) such zoning restrictions, easements, rights-of-way, restrictions on the use of the property, and other similar encumbrances incurred in the ordinary course of business, as would not reasonably be expected to have a Material Adverse Effect; and discrepancies, conflicts of boundary lines, shortages in area, encroachments or any other facts that a correct survey would disclose; (xi) matters disclosed in the title reports or policies listed in Section 3.4(a) of the Disclosure Schedule; (xii) items listed in Section 3.4(a) of the Disclosure Schedule; and (xiii) such imperfections of title and such other Liens, if any, as would not reasonably be expected to have a Material Adverse Effect.

          "PERSON" shall mean any individual, sole proprie-torship, trust, estate, executor, legal representative, unincorporated association, association, institution, corpo-ration, company, partnership, limited liability company, limited liability partnership, joint venture, government (whether national, Federal, state, county, city, municipal or otherwise, including, without limitation, any instrumen-tality, division, agency, body or department thereof) or other entity.

          "PLANS" shall have the meaning provided in Section
  3.6(b).

          "PROPERTY TAXES" shall have the meaning provided in Section 2.4(a).

          "PURCHASE PRICE" shall have the meaning specified in Section 2.3.

          "RCRA" shall mean the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq.

          "REAL PROPERTY ASSIGNMENTS" shall mean the assignments and assumption agreements conveying to the Buyer the Sellers' interests in the Timberland Leases, the Timber Deeds and certain other leases and contracts relating to the Owned Timberlands, the Huttig Facility, the Joyce Facility and the Other Facilities, substantially in the respective forms of EXHIBIT E and EXHIBIT F, to be executed by the appropriate Seller and the Buyer.

          "REAL PROPERTY DEEDS" shall mean the limited warranty deeds conveying to the Buyer the Sellers' interests in the Owned Timberlands, the Joyce Facility, the Huttig Facility and any Other Facilities owned by either Seller to the Buyer, substantially in the respective forms of EXHIBIT B, EXHIBIT C and EXHIBIT D, to be executed by the appropriate Seller and, in Louisiana, the Buyer.

          "RELATED PARTY" shall have the meaning provided in
  Section 10.4(a).

          "REPLACEMENT PROPERTY" shall have the meaning provided in Section 7.6(d).

          "RETIREMENT ELIGIBLE TRANSITIONING EMPLOYEES" shall have the meaning provided in Section 6.3(c).

          "REVIEW PERIOD" shall have the meaning provided in
  Section 2.4(b).

          "SCHEDULED AMOUNT" shall have the meaning provided in Section 2.4(d).

          "SELLER CREDIT AGREEMENTS" shall mean (x) the
  Credit Agreement, dated as of March 20, 1996, among the Seller Parent (as successor by assumption to RIC Holding,
  Inc.), the other borrowers from time to time parties thereto, the lenders party thereto, and Chemical Bank, as administrative agent thereunder, and (y) the Machinery
  Credit Agreement, dated as of March 27, 1996, among
  Riverwood International Machinery, Inc., a Delaware corporation and wholly-owned subsidiary of the Seller
  Parent, the other borrowers from time to time parties thereto, the lenders party thereto, Chemical Bank, as administrative Agent thereunder, and Bank of America NT &
  SA, as documentation agent thereunder.

          "SELLER INDEMNITEES" shall have the meaning pro-vided in Section 10.3.

          "SELLER PARENT" shall have the meaning provided in the first paragraph hereof.

          "SELLERS" shall have the meaning provided in the first paragraph hereof.

          "SELLERS' KNOWLEDGE" or any similar term or phrase, as used herein, shall mean the actual knowledge of each of the Seller Officers of the Seller Parent as to the matters addressed in this Agreement, obtained in the normal course of their respective duties as such Seller Officers (or through an inquiry addressed by such Seller Officers to the Seller Additional Employees), but without any further investigation or inquiry by any of such Seller Officers.
  For purposes of this definition, neither Seller nor any of such Seller Officers shall be deemed to have constructive knowledge of matters that are of public record, nor shall any knowledge be imputed to any of such Seller Officers or either Seller (except that the actual knowledge of such Seller Officers will be imputed to the Seller Parent). As used in this definition, (x) the term "Seller Officers" shall mean Thomas H. Johnson, President and Chief Executive Officer of the Seller Parent; Frank R. McCauley, Senior Vice President of the Seller Parent; C. Steven Clark, Vice President and General Manager, Wood Products of the Seller Parent; and (solely as to Section 3.12) Gregory J. Hollod, Vice President, Health, Safety & Environment of the Seller Parent, and (y) the term "Seller Additional Employees" shall mean (solely as to the Timberlands) Harold L. Humphries, Director Forest Resources; (solely as to the Huttig Facility) Robert J. Packman, Plant Manager; (solely as to
  Section 3.12) Phillip K. Wilkerson, Supervisor Environmental Coordinator; (solely as to Sections 3.5 and 3.10) John J. Hemrick, Senior Attorney; (solely as to financial matters involving the Business) Aubrey D. Hamilton, Jr., Manager Planning; and (solely as to Section 3.6) Claire Steiner, Manager Benefits and Compensation.

          "SPECIFIED DATA" shall have the meaning provided in Section 7.5.

          "TAX" shall mean any federal, state, provincial, local, foreign or other income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales (including, but not limited to, bulk sales), use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental (including, but not limited to taxes under section 59A of the Code), real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, withholding, estimated or other similar tax, duty or other governmental charge or assessment or deficien-cies thereof (including all interest and penalties thereon and additions thereto whether disputed or not).

          "TAX RETURN" shall mean any return, report, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or at-tachment thereto, and including any amendment thereof.

          "THIRD PARTY CLAIM" shall have the meaning pro-vided in Section 10.4(a).

          "TIMBER DEED TIMBERLANDS" shall mean the timberlands located in Arkansas and Louisiana against which the Timber Deeds are recorded.

          "TIMBER DEEDS" shall mean the timber deeds described in SCHEDULE 1 creating the Sellers' rights in third party purchased stumpage, as amended, modified and assigned to date, and as hereafter amended or modified as permitted hereby (other than any such timber deeds expiring or terminating after the date hereof and prior to the Closing in accordance with their respective terms).

          "TIMBERLAND INTERESTS" shall mean the right, title and interest of the Sellers in and to the Timberlands.

          "TIMBERLAND LEASES" shall mean the leases described in SCHEDULE 2 creating the Sellers' rights in the Leased Timberlands, as amended, modified and assigned to date, and as hereafter amended or modified as permitted hereby.

          "TIMBERLANDS" shall mean the Owned Timberlands, the Leased Timberlands and the Timber Deed Timberlands.

          "TRANSACTION AGREEMENTS" shall mean (1) the Wood Products Supply Agreement, (2) the Real Property Deeds,
  (3) the Real Property Assignments, (4) the Bills of Sale,
  (5) with respect to Assets, if any, not sold, transferred or conveyed pursuant to the Real Property Deeds, the Real Property Assignments and the Bills of Sale, such other bills of sale, assignments and other instruments of sale, con-veyance, transfer and assignment from the Sellers, contain-ing such terms, as shall be necessary in order to transfer the Assets to the Buyer, subject to Permitted Encumbrances, PROVIDED that such bills of sale, deeds and other instru-ments shall not be required to contain any representations, warranties, covenants, agreements and undertakings of either Seller that conflict with or are inconsistent with or materially additional to those of either Seller contained herein or in any Transaction Agreement identified in any of the preceding clauses (1) through (4), (6) the Assumption Agreement, and (7) such other instruments of assumption, containing such terms, as shall be necessary in order for the Assumed Liabilities to be effectively assumed by the Buyer.

          "TRANSFER" shall have the meaning provided in
  Section 7.6(d).

          "TRANSFER TAXES" shall have the meaning provided in Section 7.4.

          "TRANSFERRED INVENTORY" shall have the meaning provided in Section 2.2(a).

          "TRANSFERRED INVENTORY PRICE" shall have the meaning in Section 2.3.

          "TRANSITIONING EMPLOYEES" shall have the meaning provided in Section 6.1(a).

          "TREASURY REGULATIONS" shall mean the regulations prescribed pursuant to the Code.

          "WARN ACT" shall mean the Worker Adjustment and Retraining Notification Act of 1988.

          "WEST MONROE FACILITY" shall mean the Seller
  Parent's properties in or near West Monroe, Louisiana, including its paperboard mill, converting plant and offices located at 1000 Jonesboro Road, West Monroe, Louisiana.

          "WOOD PRODUCTS SUPPLY AGREEMENT" shall mean the
  Wood Products Supply Agreement to be entered into between the Seller Parent and the Buyer, substantially in the form of EXHIBIT A.


                         ARTICLE TWO

                    PURCHASE OF ASSETS AND
                  ASSUMPTION OF LIABILITIES

          2.1 GENERALLY. The Closing will take place at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022 at 10:00 a.m., New York City time, on October 7, 1996, or at such other date and time as the parties shall have agreed to in writing (such date, the "Closing Date"). Subject to and upon the terms and conditions of this Agreement, at the Closing,

          (a) the Sellers will sell, and the Buyer will purchase, the Assets,

          (b) the Buyer will pay to the Sellers the Purchase
       Price, and will assume the Assumed Liabilities, and

          (c) the Seller Parent will enter into and agree to buy certain wood products from the Buyer under, and the Buyer will enter into and agree to sell certain wood products under, the Wood Products Supply Agreement.

          2.2 SALE AND PURCHASE OF ASSETS. (a) ASSETS. Subject to and upon the terms and conditions of this Agreement, at the Closing the Sellers will sell, transfer and convey to the Buyer, and the Buyer will purchase and acquire, all of the Sellers' right, title and interest in and to the following assets, other than the Excluded Assets (such assets, excluding the Excluded Assets, the "Assets"):

          (i) approximately 529,000 acres of timberlands located in Louisiana, Arkansas and Texas, together with all improvements and all down and standing trees thereon, and all easement and access rights appurtenant thereto, as described in SCHEDULE 3, including the Nursery (collectively, the "Owned Timberlands");

         (ii) the Timberland Leases, together with any rights, title and interest in improvements and down and standing trees located on the Leased Timberlands, and easement and access rights appurtenant thereto;

        (iii) The real property located in or near Huttig, Arkansas and described in SCHEDULE 4, together with all improvements and fixtures located thereon and all appurtenances, rights, easements, rights-of-way, tenements, and hereditaments incident thereto (the "Huttig Facility");

         (iv) The real property located in or near Joyce, Louisiana and described in SCHEDULE 5, together with all improvements and fixtures located thereon and all appurtenances, rights, easements, rights-of-way, tenements, and hereditaments incident thereto (the "Joyce Facility");

          (v) The parcels of real property and leases of real property to either Seller described in SCHEDULE 6
       (the "Other Facilities");

         (vi) All fixed assets of the Seller Parent on the Closing Date that are located at the Joyce Facility, the Huttig Facility, the Nursery or any Other Facility
       (collectively, the "Fixed Assets");

         (vii) All machinery, equipment, tools, office equipment, business machines, furniture and accessories, including all sawmill and plywood processing equipment, of the Sellers on the Closing Date that are located at the Joyce Facility, the Huttig Facility, the Nursery or any Other Facility, together with the other equipment of the Sellers on the Closing Date that is located at the West Monroe Facility and is specifically described in SCHEDULE 7 (collectively, the "Equipment");

         (viii) The leased or owned motor vehicles identified in SCHEDULE 8, and any leased motor vehicles leased to replace any thereof between the date hereof and the Closing Date, that in each case is owned or leased by either Seller on the Closing Date (the "Motor Vehicles");

         (ix) All of the following assets relating to the Business and existing on the Closing Date (such assets, collectively, the "Transferred Inventory"): plant log inventory, third-party purchased stumpage (together with the Timber Deeds in effect on the Closing Date and any other rights conveyed under the Timber Deeds in effect on the Closing Date), in-process lumber, in-process plywood, finished lumber, finished plywood, and other inventory, store room parts and supplies used primarily by the Business, but excluding any logs and timber located on the Owned Timberlands and Leased Timberlands;

          (x) All contracts, purchase orders, leases of real property to others, leases of personal property, instruments and other agreements incurred through the Division and relating primarily to the Business and existing on the Closing Date; and the trademark Tuf-Frame-TM- (Registration No. 1971275);

         (xi) All net insurance proceeds actually received by either Seller (after deducting all attorneys' fees, expenses and other costs of recovery) under any of Sellers' insurance policies relating to the Business, which proceeds constitute a recovery for damage or destruction to any other Assets (other than Transferred

       Inventory, and other than any timber located on the Timberlands) occurring after the date hereof and prior to the Closing;

         (xii) All Licenses (including their respective applications for renewal and application materials in process) used primarily in the operation of the Business, but in each case only to the extent transferable by law; and

         (xiii) Copies of all customer lists, files, records, correspondence, plats, architectural plans, manufactur-ing and engineering drawings and specifications, patterns, jigs, program maps, computer hard drives, oil and gas lease records, environmental records and files, sales information, and other technical and business records relating primarily to the Business and existing on the Closing Date.

          (b)  EXCLUDED ASSETS.  The Assets shall not
  include, and the Sellers shall not sell, transfer or convey, and the Buyer shall not purchase or acquire, any right, title or interest of either Seller or of any of its Affili-ates, or of any other Person, in or to any of the following properties and assets (collectively, the "Excluded Assets"):

          (i) Any Intellectual Property (other than the trademark Tuf-Frame-TM-), including (x) the name "Riverwood" and any rights in respect thereof, (y) any name, expression, trade name, logo, trademark or service mark, whether or not registered, consisting of, including or similar to the name "Riverwood," or otherwise used in connection with the Business, and any rights in respect thereof, and (z) Patent No. 5,435,954, dated July 25, 1995, entitled "Method for Forming Articles of Reinforced Composite Material";

         (ii)  Any Excluded Real Property;

        (iii) Any properties or assets used in or related to the Business and located at the West Monroe
       Facility, except for those assets specifically described in SCHEDULE 7;

         (iv) Any assets of or relating to any "employee benefit plan" (as defined within the meaning of ERISA
       Section 3(3)), whether or not subject to ERISA, established or maintained for the benefit of any employees employed in the operation of the Business;

          (v)  Any accounts receivable, cash, cash
       equivalents or deposit accounts;

         (vi) Any purchase orders, leases, Licenses, and other instruments, contracts and agreements of or affecting either Seller that do not relate exclusively or primarily to the Business;

         (vii)  Any assets and properties used in the
       Business that have been disposed of since the date of this Agreement;

         (viii) Any rights to any of the Sellers' insurance policies, premiums, or (except as provided in Sec-tion 2.2(a)(xi)) proceeds from insurance coverages relating to the Business for any period; and any other recovery by either Seller for the benefit of or otherwise relating to the Business from any Person based upon events that occurred, conditions or facts that existed, or any act committed or omitted or alleged to have been committed or omitted, prior to the Closing;

         (ix) Any rights to any refunds, and any deposits of either Seller with any governmental authority, relating to Taxes that are Excluded Liabilities;

          (x) Any and all minerals, or oil, gas and mineral rights and interests of any nature whatsoever, that have been previously acquired by third parties (other than any reversionary rights that accrue to the surface owner of the Owned Timberlands by operation of law);

         (xi) All Licenses (including applications for issuance or renewal thereof and application materials in process) used in the operation of the Business, to the extent that they are not transferable by law;

         (xii)  The properties and assets described in
       SCHEDULE 9; and

         (xiii) Any other property or asset not specifically identified as an Asset in Section 2.2(a), whether or not used in or relating to the Business.

          2.3 PURCHASE PRICE. CLOSING PAYMENTS. Subject to and upon the terms and conditions of this Agreement, in consideration for the sale, transfer and conveyance to the Buyer of the Assets, the Buyer shall pay to the Sellers the purchase price for the Assets (the "Purchase Price"), by wire transfer of immediately available funds in U.S. dollars to one or more previously designated accounts of the Seller Parent, as follows:

          (i) to the Seller Parent (on its own behalf and on behalf of the Company), in payment for the Assets
       (other than Transferred Inventory), the sum of Five
       Hundred Forty Million Dollars ($540,000,000), as the same may be adjusted on the Closing Date pursuant to
       Section 2.4(a) (the "Base Purchase Price"); and

         (ii) to the Seller Parent (on its own behalf and on behalf of the Company), in payment for the Transferred Inventory, an amount of funds equal to the Seller Parent's estimate of the lower of cost or market value of the Transferred Inventory (the "Estimated Inventory Value"), subject to adjustment following the Closing pursuant to Section 2.4(b) (as so adjusted, the "Transferred Inventory Price").

  The Estimated Inventory Value shall be estimated by the Seller Parent in good faith based upon and consistent with generally accepted accounting principles and the Seller
  Parent's accounting practices and policies currently in effect (to the extent such practices and policies are consistent with generally accepted accounting principles), and shall be provided by the Seller Parent to the Buyer at least two (2) business days prior to the Closing. The determination of market value will be based (x) to the extent applicable, on such published prices for such Transferred Inventory products as are published in the most recent Friday edition of the "Random Lengths-Registered Trademark-" trade publication, and (y) otherwise on the Sellers' average selling prices for the thirty (30) day period preceding the date on which such estimate shall be completed.

          2.4  PURCHASE PRICE ADJUSTMENT.  (a)  PRORATIONS
  AND CERTAIN PAYMENTS WITH RESPECT TO THE ASSETS. (i) The following items relating to the Assets will be prorated as of the Closing Date, with (x) the relevant Seller credited for receivables outstanding or amounts prepaid, and liable for obligations (other than Assumed Liabilities), to the extent such items relate to any time period or periods ending on or prior to the Closing Date, and (y) the Buyer credited for receivables received by either Seller, and liable for obligations, to the extent such items relate to any time period or periods beginning after the Closing Date, and liable for Assumed Liabilities:

          (1) personal property, real estate, occupancy and other similar Taxes ("Property Taxes"), if any, on or with respect to the Assets;

          (2)  the amount of any license, permit or
       registration fees with respect to licenses, permits or registrations that are being assigned and transferred hereunder;

          (3) the amount of sewer rents and charges for water, telephone, electricity and other utilities and fuel; and

          (4)  rental and royalty payments under any
       contracts, leases and other agreements constituting
       Assets.

         (ii) If the current year's Property Taxes are not then known, the parties shall prorate such Property Taxes on the basis of the previous year's Property Taxes or a written assessor's office notice of any estimate of the current year's Property Taxes, if received by either Seller prior to the Closing Date. To the extent that any of the Assets constituting real property include only a portion of a particular Tax parcel, then for purposes of performing the Tax proration for the parcel being transferred to the Buyer, the Property Taxes for that particular parcel shall be deemed to be the Property Taxes due for the entire Tax parcel multiplied by a fraction, the numerator of which is the acreage in the parcel being transferred to Buyer and the denominator of which is the total acreage of the property that comprises the entire Tax parcel. To the extent that any of the Assets constituting real property include only a portion of a particular Tax parcel, then until the portion of the Tax parcel conveyed to the Buyer is separately assessed for Property Tax purposes the Buyer and Seller each agree to pay their share of Property Taxes due for the entire Tax parcel on or before the date when the same becomes due, and failing to do so, the other party may, but shall not be obligated to, pay such taxes. Each of the Buyer, on the one hand, and the Sellers, on the other hand, hereby agrees to indemnify, defend and hold harmless the other such party or parties from and against all Liability for Property Taxes paid by any other such party on behalf of any such indemnifying party as provided in the immediately preceding sentence as a result of any such indemnifying party's failure to pay such Property Taxes.

          (iii) To the extent there is any rent or royalty past due under any contracts, leases and other agreements constituting Assets as of the Closing Date, the Buyer shall cooperate with each Seller to collect the same and upon collecting any such amount shall promptly pay to the relevant Seller the appropriate prorated portion of such amount (net of reasonable collection costs), as determined in accordance with Section 2.4(a)(i). In the event that, after the Closing, either Seller shall settle the matter referred to in Section 2.4(a)(iii) of the Disclosure Schedule, the Buyer shall reimburse such Seller for any portion of such settlement that represents the present value of all or part of the royalty payments to be paid at any time after the Closing in respect of the lease referred to in such Section of the Disclosure Schedule.

           (iv) The net amount of all such prorations shall be initially settled and paid on the Closing Date, as an adjustment to the Base Purchase Price. In the event that the amount of any of the items to be prorated pursuant to this Section 2.4(a) is not known by the Sellers and the Buyer at the Closing, the proration shall be made based upon the amount of the most recent cost of such item to the relevant Seller. After the Closing, the Buyer and the relevant Seller shall each provide to the other, within five
  (5) business days after receipt, each third party invoice relating to any item so estimated. From time to time the Buyer and the relevant Seller shall each make any payments to the other that are necessary to compensate for any difference between the proration made at the Closing and the correct proration based on such third party invoice, as and to the extent the aggregate net amount due to the Buyer or to the Sellers shall equal or exceed $25,000, based on all such third party invoices so received, after giving effect to any such payment previously made, and after netting amounts due from the Buyer to the Sellers against amounts due from the Sellers to the Buyer. In the event that no such payment shall have been made for a 180-day period, the Buyer or the relevant Seller, as the case may be, shall make payment to the other of the aggregate net amount so calculated, whether or not equal to or exceeding $25,000. Each such payment shall be made within ten (10) business days after any date on which such aggregate net amount shall so equal or exceed $25,000, or after the end of such 180-day period.

          (b)  TRANSFERRED INVENTORY ADJUSTMENT.  (i)  On
  the Closing Date, the Seller Parent, with the assistance
  of   its independent public accountants, Deloitte & Touche
  LLP, shall (x) conduct a physical count of the plant logs, in-process lumber, in-process plywood, finished lumber, finished plywood and supplies that constitute Transferred Inventory, and calculate the then remaining third party purchased stumpage that constitutes Transferred Inventory, using the procedures described in SCHEDULE 10, and (y) de-termine the actual value of such items of Transferred Inventory as of the Closing Date, based on the lower of cost or market value (the "Closing Date Inventory Value"), and determined based upon and consistent with generally accepted accounting principles and the Seller Parent's accounting practices and policies currently in effect (to the extent consistent with generally accepted accounting principles). The Buyer, in conjunction with its independent public accountants, Coopers & Lybrand L.L.P., shall be entitled to observe and participate in the inventory count conducted by the Seller Parent at the Buyer's own cost. The Seller Parent shall deliver a statement of the Closing Date Inventory Value ("Closing Date Inventory Statement") to the Buyer no later than thirty (30) days after the Closing Date, together with a certificate signed by a senior financial officer of the Seller Parent stating that such inventory count was performed in accordance with the procedure set forth in SCHEDULE 10.

          (ii) The Buyer shall have ten (10) days from the date on which the Closing Date Inventory Statement and such certificate are delivered (the "Delivery Date") to the Buyer to review such documents (the "Review Period"). If the Buyer disputes the Closing Date Inventory Value as determined by the Seller Parent, the Buyer shall deliver a written notice to the Seller Parent in writing within ten
  (10) days of the Delivery Date, setting forth, in reasonable detail, each disputed item or amount and the basis for the Buyer's disagreement therewith, together with supporting calculations (such notice, a "Dispute Notice"). The Buyer shall not be entitled to dispute any item or amount unless all such misstated items and amounts are misstated by more than $25,000 in the aggregate. If no Dispute Notice is received by the Seller Parent on or prior to the date that is ten (10) days after the Delivery Date, the Closing Date Inventory Statement and accompanying certificate shall be deemed accepted by the Buyer.

          (iii) If the Buyer has delivered a Dispute Notice to the Seller in compliance with Section 2.4(b)(ii), the

  Buyer and the Seller Parent shall attempt in good faith to resolve such dispute for a period of fifteen (15) days. If such dispute is not resolved within such fifteen (15) day period, the Buyer and the Seller Parent shall jointly contact the national office of Arthur Andersen LLP and shall retain Arthur Andersen LLP to resolve the issues set forth in the Dispute Notice. If for any reason Arthur Andersen LLP shall not be available to resolve such issues consistent with this Section 2.4(b), the Buyer and the Seller Parent shall promptly contact the national office of, and shall retain the services of, an independent accounting firm with experience in the timber and wood products industries and that does not at the time of retention provide and has not in the prior five years provided services to the Buyer or the Seller Parent. If the Buyer and the Seller Parent cannot agree on the independent accounting firm to be retained, the Buyer and the Seller Parent shall each submit the name of one accounting firm that satisfies the qualifications set forth in this Section 2.4(b), and the independent accounting firm shall be selected by lot from those two firms. The independent accounting firm retained by the Buyer and the Seller Parent (the "Accountant") shall conduct such review of the Closing Date Inventory Statement and the Dispute Notice, and any supporting documentation as the Accountant in its sole discretion deems necessary, and the Accountant shall conduct such hearings or hear such presentations by the parties as the Accountant in its sole discretion deems necessary. The Accountant shall, as promptly as practicable and in no event later than twenty
  (20) days following the date of its retention, deliver to the Seller Parent and the Buyer a report (the "Adjustment Report"), in which the Accountant shall, after considering all matters set forth in the Dispute Notice, determine what adjustments, if any, should be made to the Closing Date Inventory Statement in order for it to comply with this
  Section 2.4(b), and shall determine the appropriate Closing Date Inventory Value on that basis. No adjustment shall be made for any individual disputed item or amount unless the aggregate amount of all such adjustments for all such items and amounts shall exceed $25,000. The Adjustment Report shall set forth, in reasonable detail, the Accountant's determination with respect to each of the disputed items or amounts specified in the Dispute Notice, and the revisions, if any, to be made to the Closing Date Inventory Statement and the Closing Date Inventory Value, together with supporting calculations. The Seller Parent shall pay one-half, and the Buyer shall pay one-half, of the fees and expenses of the Accountant incurred in connection with the matters referred to in this Section 2.4(b). The Adjustment

  Report shall be final and binding upon the Buyer and the Seller Parent, and shall be deemed a final arbitration award that is enforceable pursuant to the terms of the Federal
  Arbitration Act, 9 U.S.C. Section 1 et seq.

          (iv) Effective upon the end of the Review Period (if a timely Dispute Notice is not delivered), or upon the resolution of all matters set forth in the Dispute Notice by agreement of the parties or by the issuance of the Adjustment Report (if a timely Dispute Notice is delivered), if the Closing Date Inventory Value exceeds the Estimated Inventory Value, the Transferred Inventory Price shall be increased by the amount of such difference ("Inventory Price Increase"), and if the Closing Date Inventory Value as so determined is less than the Estimated Inventory Value, the Transferred Inventory Price shall be decreased by the amount of such difference ("Inventory Price Decrease"). The Buyer shall pay to the Seller Parent (on its own behalf and on behalf of the Company, as applicable), an amount equal to the Inventory Price Increase, and the Seller Parent (on its own behalf and on behalf of the Company, as applicable) shall pay to the Buyer an amount equal to the Inventory Price Decrease. Any such payment shall be made by the Buyer or the Seller Parent, as the case may be, on or prior to the second business day following the end of the Review Period (if a timely Dispute Notice is not delivered), or two business days after the date on which the Adjustment Report has been received by the Seller and the Buyer (if a timely Dispute Notice is delivered). Any such payment shall be made by wire transfer of immediately available funds in U.S. dollars to the account or accounts of the Seller Parent or the Buyer, as the case may be, designated by notice to the other such party in accordance with Section 12.3 at least two business days prior to the date on which such payment is scheduled to be made.

          (c) RISK OF LOSS AS TO TIMBERLANDS. (i) The Company shall bear the risk of "casualty losses" with respect to the Timberlands until the Closing, as and to the extent provided in this Section 2.4(c)(i). The term "casualty loss" as used in this Section 2.4(c) means any destruction or material damage to more than five thousand (5,000) acres of timber in the aggregate located on the Timberlands by fire, flood or storm (or other similar casualty) or by insects or disease. In the event any timber is lost because of a casualty loss occurring after the date hereof and prior to the Closing, the Base Purchase Price shall be adjusted to reflect such casualty loss to the extent that the economic loss in value of the Timberlands resulting from such casualty loss exceeds Five Million Dollars ($5,000,000), PROVIDED that in the event that such casualty loss shall involve over one hundred thousand (100,000) acres of timber in the aggregate located on the Timberlands, the Buyer may at its option instead terminate this Agreement as provided in Section 11.1(e).

         (ii)  The amount of such adjustment shall be
  mutually determined by the parties hereto by inspection of the affected parcels. If the parties hereto are unable to agree on said amount before the Closing Date, the reduction of the Base Purchase Price for purposes of the Closing shall be determined by the Forestry Consultant, whose determina-tion shall be conclusive and binding upon the Sellers and the Buyer.

        (iii) The Company agrees to promptly notify the Buyer of any and all casualty losses.

          (d) ADJUSTMENT FOR EXCESS HARVESTING. (i) In the event that, after the date hereof and prior to the Closing, the respective amounts of pine sawlogs, hardwood sawlogs, pine pulpwood and hardwood pulpwood harvested for the portion of calendar 1996 preceding the Closing Date exceed by more than five percent (5%) the respective Scheduled Amounts thereof (which harvesting may in any event include cutting diseased or insect-infested trees), the Base Purchase Price shall be adjusted to reflect such excess harvesting, to the extent of such excess. The amount of such adjustment shall be mutually determined by the parties hereto by inspection of the affected parcels. If the parties hereto are unable to agree on said amount before the Closing Date, the reduction of the Base Purchase Price for purposes of the Closing shall be determined by the Forestry Consultant, whose determination shall be conclusive and binding upon the Sellers and the Buyer.

          (ii) The term "1996 Harvesting Schedule" means the harvesting schedule for 1996, a copy of which is set forth in Section 2.4(d) of the Disclosure Schedule. The term "Scheduled Amount" shall mean, as to pine sawlogs, hardwood sawlogs, pine pulpwood or hardwood pulpwood, the respective amount thereof contemplated by the 1996 Harvesting Schedule to be harvested in the first three quarters of calendar 1996, plus (in the event that the Closing shall occur after October 1, 1996) a prorated portion of the respective amount thereof contemplated by the 1996 Harvesting Schedule to be harvested in the fourth quarter of calendar 1996, prorated for the portion of such quarter ending on the Closing Date.

          (e)  PURCHASE PRICE ALLOCATION.  The parties
  hereto agree to allocate the aggregate of the Base Purchase Price (as adjusted pursuant to Section 2.4(a)) and the Assumed Liabilities (collectively, the "Aggregate Purchase Price") among the Assets (other than the Transferred Inventory) in accordance with section 1060 of the Code and based on an allocation prepared by the Buyer, at the Buyer's expense, and delivered to the Sellers not later than the date that is thirty (30) days after the date hereof; PRO-VIDED that if the Sellers object to the Buyer's proposed allocation, the parties shall cooperate and negotiate in good faith in determining, prior to the Closing, an agreed upon allocation. The Transferred Inventory Price as finally determined pursuant to Section 2.4(b) shall be allocated to the Transferred Inventory. No portion of the Aggregate Purchase Price shall be allocated to the Wood Products Supply Agreement. In connection with the preparation of the foregoing allocation, the parties hereto shall cooperate with each other and provide such information as any of them shall reasonably request. The parties hereto will each report the federal, state and local and other Tax consequences of the purchase and sale contemplated hereby (including the filing of IRS Form 8594) in a manner consistent with such allocation.

          2.5  ASSUMPTION OF LIABILITIES, ETC.

          (a) ASSUMED LIABILITIES. Effective from and after the Closing, the Buyer agrees to and shall assume and pay, perform, satisfy, be responsible for and discharge in a timely manner all of the following Liabilities (collec-tively, the "Assumed Liabilities"):

          (x) all Liabilities of every kind and description arising out of, relating to, or incurred in connection with the conduct of the Business or relating to the Assets that arise or are incurred after the Closing, including all such Liabilities (i) with respect to products shipped or manufactured in connection with the conduct of the Business after the Closing (including product liability claims), (ii) with respect to all contracts and agreements constituting or relating to any Assets, (iii) in respect of the employment or termination of any individual employed by the Buyer or any of its Affiliates in the operation of the Business by the Buyer or any of its Affiliates, (iv) Tax

       Liabilities of any kind, including but not limited to any severance or processing tax imposed by the State of Arkansas, Louisiana or Texas against the Timberlands, the Buyer or either Seller by reason of business operations or cutting or removal of timber by the Buyer or its agents, or (v) otherwise resulting from or arising out of the operation of the Business by the Buyer, or the Buyer's ownership, operation or use of the Assets, following the Closing, and

          (y) all Liabilities of every kind and description arising out of, relating to, or incurred in connection with the conduct of the Business or relating to the Assets that have arisen on or before the Closing Date and that are (i) performance obligations (other than to the extent such obligations are for the payment of money and are due and payable prior to the Closing) with respect to contracts and agreements constituting or relating to any Assets, (ii) Liabilities in respect of any current or former employee for which the Buyer is to be responsible pursuant to any of Sections 6.1, 6.2, 6.3 or 6.4, and (iii) Liabilities under or in respect of any Environmental Matter or Environmental Law or any Environmental Claim, other than any Environmental Claim to the extent the Sellers are to be responsible therefor as provided in Section 7.7(b).

          (b) EXCLUDED LIABILITIES. Except as expressly provided in Section 2.5(a), the Buyer shall not assume, and shall not have been deemed to assume (whether by acquiring any Asset subject to any Permitted Encumbrance or otherwise), any Liabilities of either Seller arising out of, relating to, or incurred in connection with the conduct of the Business or relating to the Assets arising on or before the Closing (such Liabilities, other than those constituting Assumed Liabilities, the "Excluded Liabilities").

          (c) NO NOVATION, ETC. Each party hereto agrees that no assignment or transfer by the Buyer of all or part of the Assets or the Business to any other Person shall relieve such party of its obligations hereunder with respect to the Assumed Liabilities (in the case of the Buyer) or the Excluded Liabilities (in the case of the Sellers). The Buyer further covenants that the Buyer will do, execute and deliver, or will cause to be done, executed and delivered, all such further acts and instruments that either Seller or any of its successors and assigns may reasonably request in order to more fully evidence the assumption of the Assumed Liabilities provided for in this Section 2.5. Each Seller further covenants that such Seller will do, execute and deliver, or will cause to be done, executed and delivered, all such further acts and instruments that the Buyer or any of its successors and assigns may reasonably request in order to more fully evidence the retention of the Excluded Liabilities provided for in this Section 2.5.

          2.6 CERTAIN POST-CLOSING MATTERS. (a) In the event that, after the Closing, (i) the Buyer shall receive any payment of any amount that is an Excluded Asset (including, but not limited to, any account receivable) or
  (ii) either Seller shall receive any payment of any amount that is an Asset, the party receiving such payment shall promptly deliver it to the Seller Parent (in the case of any such amounts received by the Buyer) or the Buyer (in the case of any such amounts received by either Seller), endorsed where necessary, with recourse in favor of such other party, except to the extent that such amount has previously been reflected in any adjustment to the Purchase Price pursuant to, or for which provision is made under,
  Section 2.4. In the event that, after the Closing, (i) the Buyer shall pay any amount that is an Excluded Liability or
  (ii) either Seller shall pay any amount that is an Assumed Liability, the party making such payment shall be entitled to indemnification in respect thereof as and to the extent provided in Section 10.2 or 10.3, respectively.

          (b)  To the extent any License, contract or
  agreement constituting or relating to any Assets
  (including any lease of real property) covers or affects both Assets and Excluded Assets, the Sellers and the Buyer shall each comply with its obligations under such License, contract or agreement and shall share all income and expenses thereunder on a pro-rata basis determined by acreage or on such other basis as the parties hereto agree is appropriate. If at any time after the Closing either the Buyer or the relevant Seller desires to terminate or amend such License, contract or agreement, then, to the extent that any such termination or amendment will not materially adversely affect the interests of the other parties hereto, each such other party shall cooperate in all reasonable respects with the party desiring such termination or amendment to accommodate the desires of such party, at the cost and expense of such party.

          (c) Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute an agreement to assign or transfer any contract, lease, permit, license or other agreement, instrument or arrangement, or any interest in any property or assets leased or licensed thereunder, or any claim, right or benefit arising thereunder or resulting therefrom, if an assignment or transfer or an attempt to make such an assignment or transfer without the consent or approval of another Person would constitute a breach or violation thereof or affect adversely the rights of the Buyer or of either Seller thereunder; and any transfer or assignment to the Buyer by either Seller of any interest under any such contract, lease, permit, license or other agreement, instrument or arrangement that requires the consent or approval of another Person shall be made subject to such consent or approval being obtained. In the event any such consent or approval is not obtained on or prior to the Closing Date, the Sellers shall continue to cooperate in all reasonable respects with the Buyer (at the Buyer's sole cost and expense) in its efforts to obtain any such consent or approval after the Closing Date until the earlier of (x) such time as such consent or approval has been obtained and (y) the eighteen-month anniversary of the Closing Date, and the Sellers will cooperate in all reasonable respects with the Buyer (at the Buyer's sole cost and expense) in any lawful and economical-ly feasible arrangement to provide that the Buyer shall receive the interest of the relevant Seller in the benefits under any such contract, lease, permit, license or other agreement, instrument or arrangement (except that any such arrangement shall not require performance by such Seller as agent), PROVIDED that the Buyer shall undertake to and shall pay or satisfy the corresponding Liabilities for the enjoyment of such benefit to the extent the Buyer would have been responsible therefor hereunder if such consent or ap-proval had been obtained.


                        ARTICLE THREE

          REPRESENTATIONS AND WARRANTIES OF SELLERS

          The Sellers represent and warrant to the Buyer, as of the date hereof and (as modified by any transactions permitted by this Agreement) as of the Closing Date, as follows:

          3.1 CORPORATE STATUS AND AUTHORITY OF THE SELLER PARENT. The Seller Parent is a corporation duly incorpo-rated, validly existing and in good standing under the laws of the State of Delaware. The Seller Parent has the corporate power and authority to execute and deliver this Agreement and the other Transaction Agreements to which it is to be a party and to perform its obligations hereunder and thereunder. The Seller Parent is duly qualified and in good standing as a foreign corporation authorized to do business in Arkansas, Louisiana and Texas. The execution, delivery and performance of this Agreement and such Transaction Agreements have been duly authorized by all necessary corporate action on the part of the Seller Parent. This Agreement has been duly executed and delivered by the Seller Parent, and constitutes the valid and legally binding obligation of the Seller Parent, enforceable against the Seller Parent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, mora-torium, receivership or similar laws affecting creditors' rights or remedies generally and by general principles of equity (whether considered at law or in equity). Each of the Transaction Agreements to which the Seller Parent is to be a party (including the Wood Products Supply Agreement), when executed and delivered by the Seller Parent, will have been duly executed and delivered by the Seller Parent and will constitute the valid and legally binding obligation of the Seller Parent, enforceable against the Seller Parent in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, mora-torium, receivership or similar laws affecting creditors' rights or remedies generally and by general principles of equity (whether considered at law or in equity).

          3.2 LIMITED LIABILITY COMPANY STATUS AND AUTHO-RITY OF THE COMPANY. The Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. The Company has the limited liability company power and authority to execute and deliver this Agreement and the other Transaction Agreements to which it is to be a party and to perform its obligations hereunder and thereunder. The Company is duly qualified and in good standing as a foreign limited liability company authorized to do business in Arkansas, Louisiana and Texas. The execution, delivery and performance of this Agreement and such Transaction Agreements have been duly authorized by all necessary limited liability company action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or similar laws affecting creditors' rights or remedies generally and by general principles of equity (whether considered at law or in equity). Each of the Transaction Agreements to which the Company is to be a party, when executed and delivered by the Company, will have been duly executed and delivered by the Company and will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insol-vency, fraudulent conveyance, moratorium, receivership or similar laws affecting creditors' rights or remedies generally and by general principles of equity (whether considered at law or in equity).

          3.3  NO CONFLICTS, CONSENTS AND APPROVALS, ETC.
  (a) Except as set forth in Section 3.3(a) of the Disclosure Schedule, the execution, delivery and performance of this Agreement by the Sellers will not result in (i) any violation of the certificate of incorporation or by-laws of the Seller Parent or the certificate of formation or limited liability company agreement of the Company, (ii) any breach or violation of or default under any law, statute, rule, regulation, judgment, order or decree of any court or other governmental authority or arbitrator binding upon either Seller or (iii) any breach or violation of or default under any Seller Credit Agreement, mortgage, agreement, deed of trust, indenture or any other agreement or instrument to which either Seller is a party or by which either Seller or any of their respective Assets are bound, except in each case under clauses (ii) and (iii) for such breaches, viola-tions or defaults as would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Sellers' ability to perform their obligations hereunder or under any Transaction Agreement.

          (b) Except as set forth in Section 3.3(b) of the Disclosure Schedule, no consent, approval or authorization of or filing with any governmental authority is required to be made or obtained by either Seller in connection with the execution and delivery of this Agreement by the Sellers or the consummation by the Sellers of the transactions contem-plated hereby, except (i) filings required with respect to the HSR Act and (ii) consents, approvals, authorizations or filings the failure of which to be made or obtained would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Sellers' ability to perform their obligations hereunder or under any Transaction Agreement.

          3.4  ASSETS, ETC.  (a)  Except for Permitted
  Encumbrances or as set forth in Section 3.4(a) to the Disclosure Schedule, the Sellers have, or will have on the Closing Date, good and valid title to all material Other Assets.

          (b) The Timberland Leases and the Timber Deeds as of the Closing Date will not have been amended except for amendments that will have been made available to the Buyer and, to the extent required by Section 3.8, consented to by the Buyer. Complete and correct copies of the Timberland Leases and the Timber Deeds have been, or as of the Closing Date will have been, made available to the Buyer. Except as set forth in Section 3.4(b) to the Disclosure Schedule, all payments of rents and taxes due and payable by either Seller as lessee under the Timberland Leases and the Timber Deeds have been paid in full, the Timberland Leases and the Timber Deeds are in full force and effect, and, to the Sellers' knowledge, the Company is not in default under any other material term of any Timberland Lease or Timber Deed nor has the Company received any written notice from any lessor alleging that the Company is in such default nor has the Company taken any action that with the passage of the time or the giving of notice would constitute a default, except such defaults as have been cured in all material respects or as would not reasonably be expected to have a Material Adverse Effect. To the Sellers' knowledge, no one other than the landlords or their successors and assigns is claiming ownership of the Leased Timberlands, the Timber Deed Timberlands, the Timberland Leases or the Timber Deeds or making other claims that would reasonably be expected to materially interfere with the Sellers' activities as lessees under the Timberland Leases or the Timber Deeds. Except as set forth in Section 3.4(b) to the Disclosure Schedule, no consent is required from the lessors under the Timberland Leases or the Timber Deeds to assign such Timberland Leases or Timber Deeds to the Buyer pursuant to this Agreement.

          (c) Except for matters of public record, for leases, contracts or other agreements that have been made available to the Buyer, or for matters specifically addressed in this Agreement, to Sellers' knowledge, there are no written leases, cutting contracts or other contracts or agreements affecting or covering the Timberlands or any portion thereof in any material respect.

          (d)  To the Sellers' knowledge, except as
  described in Section 3.4(d) of the Disclosure Schedule,
  (i) the Company has legal or other access rights to the

  Timberlands consistent with timber practices in the area sufficient for timber harvest activity in accordance with current industry practices; (ii) the Company has not received any written notice terminating or threatening to terminate such access rights, that has not been cured or if not cured would reasonably be expected to have a Material Adverse Effect; and (iii) the Company has not received any written notice of condemnation proceedings pending or threatened against the Timberlands, that have not been concluded or that if concluded would reasonably be expected to have a Material Adverse Effect. The Sellers make no representation or warranty as to the accessibility of the Timberlands or lack thereof due to terrain conditions.

          (e) To the Sellers' knowledge, except as de-scribed in Section 3.4(e) of the Disclosure Schedule,
  (i) the Company has not received any written notice that the Joyce Facility or the Huttig Facility violates any building or zoning laws, which violation has not been cured or if not cured would reasonably be expected to have a material adverse effect on the operation of such facility; (ii) the Huttig Facility and the Joyce Facility are served by utilities sufficient to operate them for the purposes for which they are presently being used in the Business;
  (iii) the Company has not received any written notice that any utilities serving the Huttig Facility or the Joyce Facility will be cut off, which notice has not been withdrawn or relates to a dispute that has not been resolved; and (iv) the Company has not received any written notice of condemnation proceedings pending or threatened against the Joyce Facility or the Huttig Facility, that have not been concluded or that if concluded would reasonably be expected to have a material adverse effect on the operation of such facility.

          3.5  CONTRACTS.  (a)  Section 3.5(a) of the
  Disclosure Schedule lists all Contracts of any of the following types that are in effect on the date hereof:
  (i) joint venture and limited partnership agreements,
  (ii) agreements for distribution, supply and marketing of products to customers of the Business (excluding agreements for the sale of Inventory in the ordinary course of business), in each case involving in excess of $100,000 in any calendar year, (iii) written agreements between either Seller and any of its Affiliates (excluding agreements for the sale of Inventory in the ordinary course of business), in each case involving financial obligations on the part of such Seller of more than $100,000 in any calendar year, and
  (iv) other agreements and contracts (excluding agreements for the sale of Inventory in the ordinary course of business) that in each case require payment by either Seller after the date hereof of more than $100,000 in any calendar year. The parties hereto acknowledge that the foregoing dollar and other thresholds shall not be utilized for the interpretation of "material" or "materiality" as used in any provision of this Agreement.

          (b) Except as set forth in Section 3.5(b) of the Disclosure Schedule, each Contract, Timber Deed or Timberland Lease constituting an Asset is in full force and effect, and, to the Sellers' knowledge, is enforceable by the Seller party thereto in accordance with its terms, and there does not exist any default (or any condition that with the passage of time or the giving of notice would constitute a default) thereunder by the Seller party thereto, except for such failures to be in full force and effect or enforceable and such defaults as would not reasonably be expected to have a Material Adverse Effect, and except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or similar laws affecting creditors' rights or remedies generally and by general principles of equity (whether considered at law or in equity).

          3.6  EMPLOYMENT AGREEMENTS AND BENEFITS, ETC.

          (a) EMPLOYMENT AGREEMENTS AND PLANS. Section 3.6 of the Disclosure Schedule lists all written agreements, contracts and commitments of the following types to which either Seller is a party: (i) employment, employee severance and employee retention agreements, other than those agreements providing for annual base salary or other payments not exceeding $75,000, and other than any employee retention agreements that will be paid and performed by either Seller, (ii) collective bargaining agreements and
  (iii) bonus incentive or deferred compensation, stock option and retirement agreements (other than any such agreement that is subject to ERISA), in any such case under clause
  (i), (ii) and (iii), covering Current Employees of either Seller employed in the operation of the Business (other than Excluded Employees).

          (b) ERISA. All employee benefit plans that are subject to ERISA and are currently maintained or contributed to by either Seller for the benefit of current employees of either Seller employed in the operation of the Business (the "Plans") comply in all respects with the requirements of

  ERISA and the Code, except for any failures to comply that would not reasonably be expected to have a Material Adverse Effect. No Plan which is subject to Part 3 of Subtitle B of Title I of ERISA has incurred any "accumulated funding defi-ciency" within the meaning of section 302 of ERISA or sec-tion 412 of the Code and no material liability (other than for annual premiums) to the Pension Benefit Guaranty Corporation has been incurred by either Seller with respect to any such Plan. Neither Seller has engaged in a "prohibited transaction," within the meaning of Section 406 of ERISA or section 4975 of the Code, that would reasonably be expected to result in any material liability of such Seller for any tax or penalty imposed by section 4975 of the Code. No Plan that is a pension plan is a multiemployer plan, as defined in section 3(37) of ERISA. There are no pending or, to each Seller's knowledge, threatened claims by or on behalf of any employee with respect to the Plans (other than routine claims for benefits), except for such claims as would not reasonably be expected to result in a Material Adverse Effect. All contributions required to have been made by either Seller to any Plan under the terms of such Plan or pursuant to any applicable collective bar-gaining agreement or applicable law (including ERISA and the Code) have been made within the time prescribed by such Plan, agreement or law.

          (c) No Liability has been incurred pursuant to Title IV of ERISA by any trade or business, whether or not incorporated, that is treated as a single employer together with Seller Parent under section 414(b) or (c) of the Code that will, following the Closing, remain or become a liability of the Buyer or the Business, except for any such Liability as would not reasonably be expected to have a Material Adverse Effect.

          (d) TAX QUALIFICATION. Each Plan intended to be qualified under section 401(a) of the Code has received a favorable determination letter from the IRS as to its qualification under the Code and, to the Sellers' knowledge, no amendment to any such Plan has been adopted since the date of such determination letter that will adversely affect such determination of qualification, except for any such amendment as would not reasonably be expected to have a Material Adverse Effect.

          3.7 LABOR RELATIONS AND EMPLOYMENT. Except as set forth in Section 3.7 of the Disclosure Schedule, with respect to the employees of the Sellers employed in the operation of the Business, (i) no labor strike, dispute, slowdown, stoppage or lockout is pending, or to the Sellers' knowledge, threatened against either Seller, (ii) the Sellers are in compliance with all applicable laws respecting employment practices, terms and conditions of employment and occupational safety and health, (iii) no unfair labor practice charge or complaint against either Seller is pending or, to the Sellers' knowledge, threatened before the National Labor Relations Board and (iv) no grievance or arbitration proceeding arising out of any collective bargaining agreement is pending, except in each case under clauses (i), (ii), (iii) and (iv) as would not reasonably be expected to have a Material Adverse Effect.

          3.8  ABSENCE OF CHANGES.  As of the Closing,
  except in connection with the transfer of assets and operations relating to the Business between the Sellers, or as reflected in Section 3.8 of the Disclosure Schedule, or as permitted by this Agreement, since the date hereof the Sellers will have operated the Business only in the ordinary course, and will have not:

          (a) sold, transferred or conveyed any Inventory except in the ordinary course of business;

          (b) suffered any change in the Business that would reasonably be expected to have a Material Adverse
       Effect;

          (c) suffered any material destruction, damage or loss relating to the Assets or the Business (not covered by insurance) that would reasonably be expected to have a Material Adverse Effect;

          (d) on behalf of the Business, incurred any other liability or obligation, made any purchase commitment, or entered into any transaction, that would constitute or result in an Assumed Liability, other than in the ordinary course of business;

          (e) amended or modified in any material respect, or entered into, (x) any Contracts other than in the ordinary course of business, or (y) any Timber Deeds other than (i) Timber Deeds for up to 10,000,000 board feet of timber in the aggregate entered into in the ordinary course of business or (ii) with the Buyer's prior written consent (PROVIDED that such consent shall not be unreasonably withheld or delayed);

          (f)  maintained the Assets other than
       substantially in accordance with the Sellers' current maintenance practices; or

          (g)  sold any Owned Timberlands, any Leased
       Timberlands, the Joyce Facility, the Huttig Facility, any Other Facility, any material Fixed Assets, or (other than in the ordinary course of business) any Equipment.

          3.9 LICENSES; COMPLIANCE WITH LAW. The Seller Parent or the Company holds all Licenses from all governmental authorities that are necessary for the conduct of the Business, except with respect to Licenses under or relating to Environmental Laws (which are the subject of Section 3.12), and except where failure to hold such Licenses would not reasonably be expected to have a Material Adverse Effect. Section 3.9 of the Disclosure Schedule lists all such Licenses so held under which the Business is being conducted on the date hereof, and any applications for any such Licenses that are pending as of the date hereof. The execution and delivery of this Agreement by the Sellers, and the consummation by the Sellers of the transactions contemplated hereby, will not result in the termination of any such License, except as set forth in Section 3.9 of the Disclosure Schedule (and provided that the filings, notices, consents, approvals and authorizations of third parties described therein shall have been made or obtained), and except as would not reasonably be expected to have a Material Adverse Effect. To the Sellers' knowledge, the Sellers are currently conducting the Business in compliance in all material respects with all applicable laws, statutes, rules, regulations, judgments, orders and decrees of governmental authorities applicable to the conduct of the Business by the Sellers, and neither Seller has received any written notice of any failure to be so in compliance, except with respect to Environmental Laws (which are the subject of Section 3.12), and except where failure to be so in compliance would not reasonably be expected to have a Material Adverse Effect.

          3.10 LITIGATION. As of the date hereof, to the Sellers' knowledge as of such date, except as set forth in
  Section 3.10 of the Disclosure Schedule, and except for Environmental Claims (which are the subject of Sec-tion 3.12), there is no action, proceeding or investigation by or before any court or other governmental authority pending or, to the Sellers' knowledge, threatened against either Seller and involving the Business or the Assets, that would reasonably be expected to have an Adverse Effect.

          3.11 TAXES. Each Seller has (or on or before the Closing Date will have) duly and timely filed all material Tax Returns relating to the Business or the Assets with respect to Covered Taxes required to be filed by it on or before the Closing Date ("Covered Returns") and has (or by the Closing Date will have) duly and timely paid, or is contesting in appropriate proceedings (which contests existing as of the date hereof are described in Section 3.11 of the Disclosure Schedule), (i) all Covered Taxes shown to be due on such Covered Returns, (ii) all deficiencies and assessments of material Covered Taxes of which notice has been received by either Seller and (iii) all other material Covered Taxes due and payable on or before the Closing Date for which neither filing of Covered Returns nor notice of deficiency or assessment is required. Except as set forth in Section 3.11 of the Disclosure Schedule, as of the date hereof no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Covered Taxes, and no power of attorney with respect to any such Covered Taxes, has been filed with the IRS or any other taxing authority.

          3.12 ENVIRONMENTAL MATTERS. (a) As of the date hereof, to the Sellers' knowledge as of such date, except as disclosed in Section 3.12 to the Disclosure Schedule, the Seller Parent or the Company holds all Licenses under or relating to Environmental Laws from all governmental authorities that are necessary for the conduct of the Business ("Environmental Licenses"), except for any such failure to hold such Environmental Licenses as would not reasonably be expected to have an Adverse Effect. Section
  3.12 of the Disclosure Schedule lists all such Environmental Licenses so held under which the Business is being conducted on the date hereof. As of the date hereof, to the Sellers' knowledge as of such date, except as disclosed in Section
  3.12 to the Disclosure Schedule, (i) the Sellers are currently conducting the Business in compliance in all material respects with all applicable Environmental Laws applicable to the conduct of the Business by the Sellers, and (ii) there are no Environmental Claims pending or threatened asserting that any portion of the Timberlands, the Huttig Facility or the Joyce Facility is in violation of or is not in compliance with any Environmental Law, in each case with respect to clauses (i) and (ii) except for any such violation or failure so to comply or be in compliance as would not reasonably be expected to have an Adverse

  Effect. Except as disclosed in Section 3.12 to the Disclosure Schedule, to the Sellers' knowledge, the Sellers are not subject to any liability or obligation on the part of the Sellers under applicable Environmental Laws, including any obligation to cleanup or take any other response action, relating to the use, management, transport, treatment, generation, storage, disposal or release of any Hazardous Substances at, on or from, or the environmental conditions on, under or about, the Timberlands, the Huttig Facility or the Joyce Facility, in each case except for such liabilities and obligations as would not reasonably be expected to have a Material Adverse Effect.

          (b)  As of the date hereof, to the Sellers'
  knowledge as of such date, except as disclosed in Sec-tion 3.12 of the Disclosure Schedule, (i) there is no underground storage tank located at the Huttig Facility, the Joyce Facility or any Other Facility, or on the Owned Timberlands, that would reasonably be expected to have an Adverse Effect, (ii) there has been no spill of any Hazardous Substance involving the Business at the Huttig Facility, the Joyce Facility or any Other Facility or (except as would not reasonably be expected to have an Adverse Effect) involving the Assets in a manner or quantity required to be reported under any applicable Environmental Law that has not been reported in accordance with such law, and (iii) as of July 1, 1996, (x) not more than one hundred
  (100) active colonies of red-cockaded woodpeckers are located on the Owned Timberlands or Leased Timberlands, and
  (y) such colonies are the only known active red-cockaded woodpecker colonies on the Owned Timberlands or Leased Timberlands.

          (c) No representations or warranties by either Seller elsewhere in this Agreement or any Transaction Agreement, including but not limited to those regarding the Business's compliance with applicable laws or any other aspects of the Business, shall be deemed to relate to Environmental Laws, Environmental Claims or other Environmental Matters.

          3.13 BROKERS. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried out without the intervention of any Person acting on behalf of either Seller in such manner as to give rise to any valid claim against the Buyer for any brokerage or finder's commission, fee or similar compensation.

          3.14 DISCLAIMER. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED FOR IN THIS ARTICLE THREE, THE ASSETS (INCLUDING THE TIMBERLAND INTERESTS, THE HUTTIG FACILITY, THE JOYCE FACILITY, THE OTHER FACILITIES, THE EQUIPMENT, THE FIXED ASSETS AND TRANSFERRED INVENTORY) ARE SOLD, CONVEYED AND TRANSFERRED "AS IS, WHERE IS" AND WITH "ALL FAULTS" AND WITHOUT REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, AND EACH SELLER DISCLAIMS TO THE BUYER AND TO ALL THIRD PARTIES ANY AND ALL REPRESENTATIONS AND WARRANTIES CONCERNING THE CONDITION OF THE ASSETS, INCLUDING ANY IMPLIED REPRESENTATION OR WARRANTY OF QUALITY, MERCHANT-ABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AND ANY REPRESENTATION OR WARRANTY AGAINST REDHIBITORY DEFECTS.


                         ARTICLE FOUR

           REPRESENTATIONS AND WARRANTIES OF BUYER

          The Buyer represents and warrants to each of Sellers, as of the date hereof and as of the Closing Date, as follows:

          4.1 CORPORATE STATUS AND AUTHORITY OF THE BUYER. The Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer has the partnership power and authority to execute and deliver this Agreement and the other Transaction Agreements to which it is to be a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and such Transaction Agreements have been duly authorized by all necessary partnership action on the part of the Buyer. This Agreement has been duly executed and delivered by the Buyer, and constitutes the valid and legally binding obligation of the Buyer enforceable against the Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or similar laws affecting creditors' rights or remedies generally and by general principles of equity (whether considered at law or in equity). Each of the other Transaction Agreements to which the Buyer is to be a party (including the Wood Products Supply Agreement), when executed and delivered by the Buyer, will have been duly executed and delivered by the Buyer and will constitute the valid and legally binding obligation of the Buyer, enforceable against the Buyer in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, mora-torium, receivership or similar laws affecting creditors' rights or remedies generally and by general principles of equity (whether considered at law or in equity).

          4.2 NO CONFLICTS. (a) The execution, delivery and performance of this Agreement by the Buyer will not result in (i) any violation of the certificate of partnership or partnership agreement of the Buyer, (ii) any breach or violation of or default under any law, statute, rule, regulation, judgment, order, injunction or decree of any court or other governmental authority binding upon the Buyer or (iii) any breach or violation of or default under any note, bond, mortgage, agreement, deed of trust, inden-ture, guarantee, letter of credit or any other agreement or instrument to which the Buyer is a party or by which the Buyer or any of its properties or assets are bound except in each case under clauses (ii) and (iii) for such breaches, violations or defaults as would not reasonably be expected to have a material adverse effect on the Buyer's ability to perform its obligations hereunder or under any Transaction Agreement.

          (b) No consent, approval or authorization of or filing with any governmental authority is required to be made or obtained by the Buyer in connection with the execution and delivery of this Agreement by the Buyer or the consummation by the Buyer of the transactions contemplated hereby, except (i) filings required with respect to the HSR Act and (ii) consents, approvals, authorizations or filings the failure of which to be made or obtained would not reasonably be expected to have a material adverse effect on the Buyer's ability to perform its obligations hereunder or under any Transaction Agreement.

          4.3 FINANCING. The Buyer has received a commit-ment letter from Bank of America NT & SA, whereby such financial institution has committed, upon the terms and subject to the conditions set forth therein, to provide financing for, in an amount sufficient to consummate, the transactions contemplated by this Agreement. The Buyer has delivered to the Sellers a complete and correct copy of such letter as in effect on the date hereof, and will deliver to the Sellers a complete and correct copy of any other commitment letter that the Buyer receives prior to the Closing with respect to financing the transactions contemplated by this Agreement.

          4.4  LITIGATION.  There are no actions,
  proceedings or investigations by or before any court or other governmental authority pending or, to the knowledge of the Buyer, threatened against the Buyer, except for such actions, proceedings or investigations as would not reasonably be expected to have a material adverse effect on the Buyer's ability to perform its obligations hereunder or under any Transaction Agreement.

          4.5 BROKERS. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried out without the intervention of any Person acting on behalf of the Buyer in such manner as to give rise to any valid claim against the Seller Parent or the Company for any brokerage or finder's commission, fee or similar compensa-tion, or against the Buyer therefor other than Shaw, McLeod, Belser and Hurlbutt, Inc., the commission, fee or compensation of which will be paid by the Buyer.

          4.6 NO KNOWLEDGE OF MISREPRESENTATIONS. At and as of the date hereof, and (except as the Buyer shall have notified the Sellers in writing) at and as of the Closing Date, to the Buyer's knowledge, the representations and warranties of each Seller in this Agreement are true and correct in all material respects.


                         ARTICLE FIVE

                  CERTAIN PRECLOSING MATTERS


          5.1  CONDUCT OF THE BUSINESS PRIOR TO CLOSING.
  From the date hereof until the Closing, except as permitted by this Agreement or as otherwise consented to by the Buyer in writing, such consent not to be unreasonably withheld or delayed, the Sellers shall:

          (i) carry on the Business in the ordinary course in substantially the same manner in which the Business previously has been conducted and, to the extent consistent with such Business, use reasonable efforts to preserve intact the present business organization of the Business and to preserve the relationships with customers, suppliers and others having business dealings with the Business; and

          (ii) maintain their books of account and records relating to the Business in their usual, regular and ordinary manner, consistent with past practice.

  Notwithstanding the preceding sentence, the Sellers shall be entitled to continue to conduct harvesting operations on the Timberlands during the period from the date hereof until the Closing, so long as the respective amounts of pine sawlogs, hardwood sawlogs, pine pulpwood and hardwood pulpwood so harvested for the portion of calendar 1996 preceding the Closing Date do not exceed by more than five percent (5%) the respective Scheduled Amounts thereof (which harvesting may in any event include cutting diseased or insect-infested trees).

          5.2 ACCESS. (a) From the date hereof until the Closing, the Sellers will allow the Buyer and its represen-tatives reasonable access at reasonable times to all the employees, books, records, files, documents, assets, proper-ties, contracts, and agreements of the Sellers related to the Assets and the Business, as the Buyer may reasonably request, and will furnish the Buyer and its representatives with such copies of such documents (at the Buyer's sole cost and expense), and such other information, concerning the Assets and the Business as the Buyer may reasonably request; PROVIDED that (x) such access will not materially interfere with the operation of the Assets or the Business, (y) the Sellers shall not be obligated to obtain any information requiring the initiation or conduct of sampling or analysis of soils, groundwater or other environmental media at or from any of the Assets, and (z) prior to initiating any such sampling or analysis program, the Buyer shall notify and consult with the Sellers and shall furnish such duplicate or split samples to the Sellers as either Seller may request, and (if requested by either Seller) the Buyer shall, as soon as practicable but in any event not less than fifteen (15) days prior to the Closing, provide to the Sellers a copy of any chemical or physical data it has obtained as a result of such program, and any analysis or report in respect thereof.

          (b) The Buyer shall conduct any investigation, inspection, appraisal or examination of the Assets or the Business in a manner that will not materially interfere with the operation of the Assets or the Business, and agrees to repair any and all damage caused by any such investigation, inspection, appraisal or examination and to indemnify, defend and hold harmless the Sellers from and against any and all Liability incurred by either Seller as a result of the exercise by or on behalf of the Buyer of such right of investigation, inspection, appraisal or examination.

          (c) The Buyer shall submit a request for access to C. Steven Clark and to Frank R. McCauley or Bill H. Chastain at least three (3) business days prior to the date it desires such access. The Sellers shall have the right to be present and observe all activities of the Buyer on the Sellers' premises.


                         ARTICLE SIX

                     EMPLOYMENT MATTERS


          6.1  EMPLOYEE MATTERS GENERALLY.

          (a) The Seller Parent has delivered to the Buyer a list of all employees who are currently on either Seller's employment rolls employed in the operation of the Business, other than those employees who are on long term disability (the "Business Employees"), as of the most recent date for which such information is reasonably available. At least five business days prior to the Closing, the Buyer shall extend written offers of employment to all Business Employees, other than up to twelve (12) Business Employees identified to the Seller Parent by the Buyer in writing within thirty (30) days of the date hereof (such Business Employees to whom the Buyer is to extend such offers of employment, the "Current Employees," and such Business Employees to whom the Buyer will not extend such an offer of employment, the "Excluded Employees"). Each such offer of employment with the Buyer shall (i) be effective as of the Closing, (ii) provide for employment within a reasonable distance of each such Current Employee's present employment location, (iii) be at a salary or hourly wage rate, as applicable, that is at least equal to the salary or hourly wage rate of each such Current Employee in effect as of the date hereof or as the same may have been increased since the date hereof in the ordinary course of business, consistent with past practice, (iv) provide for employee benefits that are equivalent to the employee benefits of similarly situated employees of the Buyer and its Affiliates and (v) be for a position with the Buyer that is suitable for each such Current Employee's education, training and skills. Those Current Employees who accept such offer of employment with the Buyer are referred to herein as the "Transitioning Employees" and those Current Employees who do not accept such offer of employment, together with the Excluded Employees, are referred to herein as the "Nontransitioning Employees." Effective as of the Closing, the Buyer shall recognize and, to the extent required to comply with Applicable Law, bargain with each union or other collective bargaining representative then representing any of the Transitioning Employees.

          (b) Effective from and after the Closing, the Buyer shall assume and become solely responsible for any and all Liabilities that arise on or after the Closing Date under or in respect of each of the employment agreements listed in Section 3.6 of the Disclosure Schedule to which any of the Transitioning Employees is a party. In the event that the Buyer or any Affiliate thereof shall, within two years of the date hereof, employ any Nontransitioning Employee party to any employment agreement listed in Sec-tion 3.6 of the Disclosure Schedule, the Buyer shall reimburse the Sellers for all amounts paid by either Seller under such employment agreement after the Closing or as a result of the Closing or any other transaction contemplated by this Agreement, including pursuant to section 7 of any such agreement.

          (c) Effective from and after the Closing, the Buyer shall assume and become solely responsible for (x) any and all Liabilities in respect of the Transitioning Employees relating to or arising in connection with any actual or constructive termination of any such Transitioning Employee's employment with the Buyer or any of its Affiliates on or after the Closing, including, without limitation, any and all such Liabilities relating to the claims of any such Transitioning Employee for any severance compensation or benefits (whether from the Buyer or either Seller or any of their respective Affiliates), and (y) any and all Liabilities for accrued but unpaid vacation days for services rendered by the Transitioning Employees, whether prior to or after the Closing. From and after the Closing, the Sellers shall remain solely responsible for any and all Liabilities for accrued but unpaid salaries, wages, (subject to the immediately preceding sentence) vacation or sick pay, deferred compensation and similar payroll items for services rendered by the Transitioning Employees to the Sellers prior to the Closing and for accrued benefits or, in the case of claims for medical or other welfare benefits, for claims incurred under any Plan by the Transitioning Employees prior to the Closing.

          (d) From and after the Closing, the Sellers shall remain solely responsible for any and all Liabilities in respect of the Nontransitioning Employees including, without limitation, such Liabilities (i) subject to Section 6.1(b), for claims for severance compensation or benefits arising in connection with or related to any actual or constructive termination of employment with either Seller of any such Nontransitioning Employee before, on or after the Closing Date, including in connection with the consummation of the transactions contemplated by this Agreement, and (ii) for benefits accrued or, in the case of claims for medical or other welfare benefits, for claims incurred, under any Plan by the Nontransitioning Employee.

          (e) The Sellers shall comply with all applicable notice and other adminstrative requirements under Section 601 et seq. of ERISA and Section 4980B of the Code arising by reason of the termination of the employment of any employee of any of the Sellers as a result of the transactions contemplated hereby.

          6.2  EMPLOYEE PENSION BENEFIT PLANS.

          (a) Effective as of the Closing Date, the Buyer shall establish or amend an existing defined benefit pension plan and defined contribution plan to provide for (i) the immediate participation of the Transitioning Employees in each such plan on the same basis as the Buyer's similarly situated employees are then eligible to participate and
  (ii) the recognition under each such plan of all service of the Transitioning Employees with either Seller completed prior to the Closing only for purposes of eligibility to participate and vesting under each such plan but not for purposes of pension-benefitted credited service.

          (b)  Effective as of the Closing, the Seller
  Parent shall cause the accrued benefits of the Transitioning Employees under those Plans that are defined benefit and defined contribution Plans that are intended to qualify under section 401(a) of the Code to become fully vested.

          6.3  WELFARE PLANS.

          (a) Effective from and after the Closing, the Buyer shall cause each Transitioning Employee and his eligible dependents to be eligible to participate immediately in each employee welfare benefit plan (as such term is defined in Section 3(1) of ERISA) maintained by the Buyer and each other benefit arrangement maintained by the

  Buyer for the benefit of similarly situated employees of the Buyer ("Buyer's Welfare Plans"). In connection therewith, the Buyer shall cause each Buyer's Welfare Plan to (i) recognize the 1996 co-payments and deductible expenses of the Transitioning Employees and their eligible dependents incurred under those Plans that are health benefit plans and
  (ii) waive all pre-existing condition exclusions and limitations of the Transitioning Employees and their eligible dependents. From and after the Closing, the Seller Parent shall remain solely responsible for Liabilities for claims of the Transitioning Employees and their eligible dependents incurred prior to the Closing Date under those Plans that are health, disability, accident or life insurance plans and the Buyer shall be solely responsible for all such Liabilities for claims incurred by any Transitioning Employee and his eligible dependents on or after the Closing Date. For the purposes of this Section 6.3(a), a claim for health benefits shall be deemed to have been incurred when the services that are the subject of such claim are rendered and a claim for disability, accident or life insurance shall be deemed to have been incurred when the last event giving rise to such claim occurs. The Buyer and the Seller Parent shall cooperate in ensuring that welfare benefit coverage for Transitioning Employees and their eligible dependents prior to the Closing is coordinated with such coverage provided after the Closing.

          (b) From and after the Closing, the Seller Parent shall remain solely responsible for (i) disability benefits payable under any Plan that is a disability benefit plan in respect of those employees of either Seller employed in the operation of the Business who, on the Closing Date, are on long term disability status and entitled to benefits under such Plans and (ii) post-retirement health and life insurance benefits payable under the terms of any Plan that provides such post-retirement benefits in respect of those former employees of either Seller formerly employed in the operation of the Business who, on the Closing Date, are receiving such post-retirement benefits under such Seller Plan.

          (c) From and after the Closing, (i) the Buyer shall provide to the Retirement Eligible Transitioning Employees (as defined below), and their eligible dependents, retiree medical benefits and coverages upon and following each such Retirement Eligible Transitioning Employee's termination of employment with the Buyer and (ii) the Buyer shall assume and become solely responsible for any and all Liabilities in respect of retiree medical benefits and coverages of the Retirement Eligible Transitioning Employees and their eligible dependents. The term "Retirement Eligible Transitioning Employees" means those Transitioning Employees who, on or prior to the Closing Date, have completed at least ten years of service with the Seller Parent or any Affiliate thereof, or any of their respective predecessors, and have attained at least age 50, but not age 55 or older.

          6.4 WORKER'S COMPENSATION. From and after the Closing, (i) the Seller Parent shall remain solely responsible for all worker's compensation claims of any Transitioning Employee that relate to any accident that occurred or injury that was documented prior to the Closing, regardless of whether such claim is filed by such Transitioning Employee before or after the Closing, and (ii) the Buyer shall assume and become solely responsible for all other worker's compensation claims of any Transitioning Employee.


                        ARTICLE SEVEN

                    ADDITIONAL AGREEMENTS

          7.1  CONFIDENTIALITY.

          (a) BUYER. (i) The Buyer hereby confirms and agrees that, with respect to any information directly or indirectly furnished by or on behalf of either Seller, whether before, on or after the date hereof, the Buyer shall continue to be bound by the terms of (i) the letter agreement, dated May 3, 1996, entered into by the Buyer with Shaw, McLeod, Belser and Hurlbutt, Inc. for the benefit of the Sellers, and (ii) the letter agreement, dated June 11, 1996, entered into by the Buyer with the Seller Parent for the benefit of the Sellers (such letter agreements collectively, the "Confidentiality Agreement").

         (ii) The Buyer understands and agrees that the Sellers are making available confidential information and trade secrets to the Buyer concerning the operations of the Sellers and the Business, which information would be damaging to the Sellers and their Affiliates if disclosed to a competitor or made available to any other Person, and that such information has been divulged in confidence. The Buyer acknowledges that the Sellers have permitted the Buyer to conduct Phase I environmental due diligence and/or a review of the premises of the Business for Environmental Matters. The Buyer shall not notify any federal, state or local regulatory agency or any other Person (other than the Buyer's agents) concerning, or disclose to any such Person, any contents or results of any environmental-related due diligence or investigation by or on behalf of the Buyer, including any information concerning any alleged violation of any Environmental Law, without obtaining prior written approval from the Sellers, except as may be required by any applicable federal, state or local laws, in which case the Buyer will notify the Sellers in writing of the Buyer's intent to make such notification and whereupon the Sellers shall have the option of making such notification jointly with the Buyer. The Buyer agrees that the Sellers would be irreparably harmed by any violation, or threatened viola-tion, of this Section 7.1 and that, therefore, the Sellers shall be entitled to an injunction prohibiting it from any violation, or threatened violation, of this Section 7.1.

        (iii) The agreements and undertakings of the Buyer set forth in this Section 7.1 shall survive the termination of this Agreement.

          (b) SELLERS. From and after the Closing Date, the Sellers shall not disclose to any Person (other than any agents or representatives of the Sellers) any Business Information (as defined below) that is known to either Seller on the Closing Date. The term "Business Information" means any trade secret information concerning the Business or the Assets that is confidential or proprietary and is necessary for the conduct of the Business, other than information that (i) is or becomes generally available to the public other than as a result of a disclosure by either Seller after the Closing Date, (ii) relates to any trans-action contemplated by the Wood Products Supply Agreement, or (iii) either Seller is required to disclose by law or legal process. In the event that either Seller is requested in any proceeding to disclose any Business Information, either Seller shall give the Buyer prompt written notice of such request so that the Buyer may seek an appropriate pro-tective order. If in the absence of a protective order either Seller is requested in a proceeding to disclose Business Information, such Seller may disclose such portion of the Business Information that in the opinion of such Seller's counsel such Seller is required to disclose, without liability under this Agreement, PROVIDED that either Seller shall give the Buyer written notice of the Business Information to be disclosed as far in advance of its disclo-sure as is practicable and shall use reasonable efforts to obtain assurances that confidential treatment will be ac-corded to such Business Information. The provisions of this

  Section 7.1(b) (x) shall not restrict either Seller from using Business Information in performing its respective obligations under, or enforcing the terms of, this Agreement or any Transaction Agreement, or in exercising its respec-tive rights relating hereto or thereto or to the trans-actions contemplated hereby or thereby, and (y) shall expire for all purposes on the second anniversary of the Closing Date and thereafter be of no further force or effect.

          7.2 POST-CLOSING ACCESS. In connection with any matter relating to any period prior to, or any period ending on, the Closing, the Buyer shall, upon the request of either Seller and at the reasonable expense of such Seller, permit such Seller and its representatives full access at all reasonable times to the books and records of the Business that shall have been transferred to the Buyer. The Buyer shall execute (and shall cause its Affiliates to execute) such documents as either Seller may reasonably request to enable such Seller to file any required reports or tax re-turns relating to the Business or the Assets. The Buyer shall not dispose of such books and records during the seven-year period beginning on the Closing Date without the Sellers' prior written consent, which shall not be unreasonably withheld. Following the expiration of such seven-year period, the Buyer may dispose of such books and records at any time, unless either Seller shall have previously notified the Buyer (not sooner than the fifth anniversary of the Closing Date) of its desire to take pos-session of all or part of such books and records, in which event the Buyer shall deliver such specified portion of such books and records to such Seller.

          7.3  EXPENSES.  The Buyer shall be solely
  responsible for paying all title insurance premiums, examination fees and other charges related to obtaining any title commitments and any policy or policies issued pursuant thereto.

          7.4 TRANSFER TAXES. The Buyer, on the one hand, and the Sellers, on the other hand, shall each bear and timely pay one-half of the aggregate amount of all sales (including, without limitation, bulk sales), use, value added, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, and other similar Taxes and fees arising out of or in connection with or attributable to the sale and purchase of the Assets pursuant to this Agreement ("Transfer Taxes"). The Buyer shall prepare and timely file all Tax Returns required to be filed in respect of Transfer Taxes; PROVIDED that the Sellers shall be permitted to prepare any such Tax Returns that are the primary responsibility of the Sellers under applicable law. Any party's preparation of any such Tax Return shall be subject to the other party's approval, which approval shall not be unreasonably withheld or delayed. The parties shall cooperate in all reasonable respects in connection with the preparation of any such Tax Returns, and shall cooperate with each other in all reasonable respects in attempting to minimize Transfer Taxes.

          7.5 NON-SOLICITATION. From the date hereof until the Closing, the Sellers (a) shall not initiate, solicit or encourage the making of any inquiry or proposal made by a third party relating to such party's acquisition (other than pursuant to this Agreement) of all or substantially all of the Timberlands, or the Joyce Facility or the Huttig Facility, whether through a direct acquisition of assets or through an acquisition of equity interests in the Company, or both (any such inquiry or proposal, an "Acquisition Proposal") and (b) shall not engage in negotiations or dis-cussions (including, as a part thereof, making any counter-proposal) with, or furnish any information or data to, any third party relating to an Acquisition Proposal (other than the transactions contemplated by this Agreement). Notwithstanding the foregoing sentence, in the event that either Seller receives an unsolicited Acquisition Proposal in writing within ten (10) business days of the date hereof, the Sellers may engage in such discussions, or furnish Specified Data or permit plant or site visits for purposes (in their good faith judgment) of clarifying, understanding or obtaining further information concerning such unsolicited Acquisition Proposal, until the later to occur of the tenth business day after the date hereof or the fifth business day after such receipt of such Acquisition Proposal (such later date, the "Expiration Date"), if (i) the lenders party to either Seller Credit Agreement request either Seller to do so, or (ii) the board of directors of the Seller Parent or of its corporate parent (each, a "Board") determines in its good faith judgment, after consultation with its counsel, that the failure to do so could constitute a breach of such Board's fiduciary duties under applicable law. Any such discussions shall not include any employee of either Seller who is employed in the Business other than C. Steven Clark (it being understood that Frank R. McCauley is not such an employee). The term "Specified Data" means information regarding Inventory; financial statements and supporting schedules relating to the Business for periods beginning on or after January 1, 1993; maps and site location diagrams and data relating to the Business and the Assets; the terms and conditions of this Section 7.5; and the Schedules and the Disclosure Schedule. The Seller Parent shall promptly advise the Buyer in writing of the receipt of any inquiries or proposals relating to an Acquisition Proposal, specifying the material terms and conditions of such Acquisition Proposal and identifying the Person making such Acquisition Proposal.

          7.6  FURTHER ASSURANCES.

          (a) The Sellers and the Buyer will each use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to carry out all of its respective obligations under this Agreement and to consummate and make effective the purchase and sale of the Business and the Assets pursuant to this Agreement, the transfer of Assets and assumption of Liabilities contemplated by this Agreement, and the other transactions contemplated hereby and by the Transaction Agreements.

          (b)  Each party hereto shall, as promptly as
  practicable, (i) make or cause to be made all filings and submissions required under the HSR Act, or any other law, rule, regulation, judgment, order or decree applicable to such party or any of its Affiliates, and to give or cause to be given such reasonable undertakings as may be required in connection therewith, and (ii) use all reasonable efforts to obtain or make, or to cause to be obtained or made, all consents and approvals of any governmental authorities required to be obtained or made by such party or any such Affiliate in connection with this Agreement or any of the Transaction Agreements or the consummation of the other transactions contemplated hereby or thereby. Each party hereto shall, and shall cause each of its Affiliates to, coordinate and cooperate with the other parties hereto in exchanging such information and supplying such reasonable assistance as may be reasonably requested by such other parties in connection with the filings and other actions contemplated by this Section 7.6(b).

          (c) After the Closing Date, each party hereto shall execute, acknowledge and deliver all such further conveyances, transfer orders, notices, assumptions, releases and acquittances, and shall take such further actions, as may be necessary or reasonably requested by any other party hereto, to assure fully to the Buyer and its successors and assigns the effectiveness of the transfer of the Assets to the Buyer pursuant to this Agreement, and to assure fully to each Seller and its successors and assigns the effectiveness of the assumption and performance of the Liabilities intended to be assumed by the Buyer pursuant to this Agreement.

          (d) The Buyer may, at its sole option, request that the Sellers cooperate with the Buyer in effecting the transfer of a portion of the Owned Timberlands (such portion, the "Replacement Property") as part of an exchange qualifying for nonrecognition of gain under Section 1031 of the Code (such transfer, a "Transfer, and such exchange, an "Exchange"). Any such request shall be made in writing and delivered not later than thirty (30) days after the date hereof. In the event that the Buyer shall make such request, the Sellers shall use reasonable efforts to cooperate with the Buyer in effecting such Transfer at the Closing, including in respect of executing such agreements and instruments as reasonably requested by the Buyer in connection with such Transfer, to the extent necessary to effect such Exchange, PROVIDED that (i) consummation of the transactions contemplated hereby shall not in any way be predicated or conditioned on completion of any such Transfer or Exchange, and the Sellers shall not be required to agree to any delay in the Closing in order to permit such Transfer or Exchange to occur, (ii) after giving effect to such Transfer and Exchange, the Buyer shall hold all right, title and interest in and to the Replacement Property, and the Replacement Property and the Buyer's interest therein shall be fully subject to the Wood Products Supply Agreement, to the same extent as if the transactions contemplated hereby had been consummated at the Closing without such a Transfer or such an Exchange, (iii) the Sellers shall not, and shall not be required to, make any representations, warranties or covenants, or incur any Liability, costs or expenses, or expend any funds, that the Sellers would not have made, incurred or expended if the transactions contemplated hereby had been consummated at the Closing without such a Transfer or such an Exchange, (iv) the Buyer shall not in any way be relieved of any of its liabilities or obligations under or in respect of this Agreement, any Transaction Agreement or any of the transactions contemplated hereby or thereby, and
  (v) any such agreements and instruments requested by the Buyer shall otherwise be in form and substance satisfactory to the Sellers in their reasonable judgment. The Buyer hereby agrees to indemnify, defend and hold harmless each Seller and each other Seller Indemnitee from and against any Losses incurred or sustained by any Seller or any other Seller Indemnitee arising out of or resulting from such a

  Transfer or such an Exchange or the participation of either
  Seller in such a Transfer or such an Exchange.

          7.7  AGREEMENT REGARDING ENVIRONMENTAL MATTERS.
  From and after the Closing, (a) the Buyer shall be responsible for all Environmental Matters and Environmental Claims arising out of or relating to the Business or any of the Assets, regardless of whether any such Environmental Matter or Environmental Claim arose before, on or after the Closing Date, and (b) except pursuant to clause (i) of
  Section 10.2(a) (and subject to the terms and conditions of Article 10), the Sellers shall have no liability whatsoever to the Buyer under, or with respect to, any Environmental Laws or any Environmental Matter or Environmental Claim, all such liability being expressly waived by the Buyer.

          7.8 SUPPLEMENTS TO DISCLOSURE. From time to time prior to the Closing Date, the Sellers may amend or supplement the Disclosure Schedule with respect to any matter that, if existing or occurring at or prior to the Closing Date, would be required to be set forth or described in any Section of the Disclosure Schedule or that would be necessary to complete or correct any information in any representation or warranty contained in Article Three, other than any matter that, to the Sellers' knowledge on the date hereof, was required to be set forth or described in such Section of the Disclosure Schedule or otherwise necessary to render such representation or warranty true and correct in all material respects on the date hereof. Each such amendment or supplement shall be given effect for all purposes under or in connection with this Agreement and the Transaction Agreements and the transactions contemplated hereby and thereby, other than for purposes of determining the fulfillment of the condition precedent set forth in Sec-tion 8.1; PROVIDED that the Buyer's consummation of the Closing shall constitute, without any further action on the part of the Buyer, a waiver by the Buyer of its right to require satisfaction of the condition precedent set forth in
  Section 8.1.

                        ARTICLE EIGHT

       CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER

          The obligations of the Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, on or before the Closing Date, of each of the following conditions, all or any of which may be waived, in whole or in part, by the Buyer for purposes of consummating those transactions:

          8.1  REPRESENTATIONS AND COVENANTS OF SELLERS.
  The representations and warranties of the Sellers contained in Article Three of this Agreement shall be true and correct in all material respects on the date hereof, and on the Closing Date with the same force and effect as though such representations and warranties had been made on, and as of, the Closing Date. The Sellers shall have performed in all material respects all of the covenants and agreements to be performed by them under this Agreement on or prior to the Closing Date.

          8.2 CLOSING CERTIFICATE OF SELLERS. The Seller Parent shall have delivered to the Buyer a certificate dated as of the Closing Date and executed by a duly authorized President or Vice President of the Seller Parent, certifying as to the fulfillment of the condition set forth in Sec-tion 8.1.

          8.3  NO INJUNCTION, ETC.  No action, suit or
  proceeding shall have been instituted or threatened by any governmental authority, to restrain or prevent the carrying out of the transactions contemplated by this Agreement or that seeks other material relief with respect to any of such transactions. On the Closing Date, there shall be no injunction, restraining order, judgment or decree of any nature of any court or other governmental authority in effect binding upon the Buyer that restrains or prohibits the consummation of the transactions contemplated by this Agreement.

          8.4  CONSENTS AND APPROVALS.  All necessary
  filings and notifications under the HSR Act shall have been made, including any additional information or documents required, and the applicable waiting period under the HSR Act (including any extension thereof) shall have expired or been terminated.

          8.5 DELIVERY AT CLOSING. The Sellers shall have delivered to the Buyer, on or prior to the Closing Date, each of the following:

          (a) The Wood Products Supply Agreement, duly executed by the Seller Parent;

          (b)  The other Transaction Agreements, duly
       executed by the applicable Seller;

          (c) A certificate of each Seller, dated as of the Closing Date, setting forth the name, address and federal tax identification number of such Seller and stating that such Seller is not a "foreign person" within the meaning of section 1445 of the Code, such certificate to be in the form set forth in the Treasury Regulations thereunder;

          (d)  Evidence of all corporate and limited
       liability company proceedings of the Sellers in connection with the transactions contemplated by this Agreement, certified if the Buyer so requests, and copies of such documents and instruments incident to such corporate proceedings, as the Buyer may reasonably request; and

          (e)  An opinion of each of (i) Debevoise &
       Plimpton, special counsel to the Sellers, as to each Seller's due authorization, execution and delivery of this Agreement and (in the case of the Seller Parent) the Wood Products Supply Agreement, and as to the enforceability of this Agreement against each Seller, substantially in the form of EXHIBIT J-1, (ii) special Louisiana counsel to the Sellers, which counsel shall be reasonably satisfactory to the Buyer, as to the enforceability of the Wood Products Supply Agreement against the Seller Parent, substantially in the form of EXHIBIT J-2 and (iii) special Arkansas counsel to the Sellers, which counsel shall be reasonably satisfactory to the Buyer, as to the enforceability of the Wood Products Supply Agreement against the Seller Parent, substantially in the form of EXHIBIT J-3.


                         ARTICLE NINE

      CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLERS

          The obligations of the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, on or before the Closing Date, of each of the following conditions, all or any of which may be waived, in whole or in part, by the Sellers for the purposes of consummating those transactions:

          9.1 REPRESENTATIONS AND COVENANTS OF BUYER. The representations and warranties of the Buyer contained in Article Four of this Agreement shall be true and correct in all material respects on the date hereof, and on the Closing

  Date with the same force and effect as though such represen-tations and warranties had been made on, and as of, the Closing Date. The Buyer shall have performed in all material respects all of the covenants and agreements to be performed by it under this Agreement on or prior to the Closing Date.

          9.2 CLOSING CERTIFICATE OF BUYER. The Buyer shall have delivered a certificate dated as of the Closing Date and executed by a duly authorized President or Vice President of the Buyer certifying as to the fulfillment of the condition set forth under Section 9.1.

          9.3  NO INJUNCTION, ETC.  No action, suit or
  proceeding shall have been instituted or threatened by any court or other governmental authority, to restrain or prevent the carrying out of the transactions contemplated by this Agreement or that seeks other material relief with respect to any of such transactions. On the Closing Date, there shall be no injunction, restraining order, judgment or decree of any nature of any court or other governmental authority in effect that restrains or prohibits the consummation of the transactions contemplated by this Agreement.

          9.4 CONSENTS AND APPROVALS. (a) The Sellers shall have received all requisite consents and approvals to or of the execution, delivery and performance of this Agreement and the Transaction Agreements, and the consumma-tion of the transactions contemplated hereby and thereby, of any lenders to the Seller Parent or any of its Affiliates, including in respect of the Seller Credit Agreements (including all releases, termination statements and other agreements, instruments and documents necessary or appropriate to evidence or effect the release and termination of any and all mortgages, pledges and security interests in respect of the Assets in favor of any such lenders).

          (b) All necessary filings and notifications under the HSR Act shall have been made, including any additional information or documents required, and the applicable waiting period under the HSR Act shall have expired or been terminated.

          9.5 DELIVERY AT CLOSING. The Buyer shall have delivered to the Sellers on or prior to the Closing Date each of the following:

          (a) Immediately available funds in the amount of the Purchase Price;

          (b) The Wood Products Supply Agreement, duly executed by the Buyer;

          (c)  The Real Property Deeds for Louisiana;

          (d)  The Real Property Assignments;

          (e)  Any other Transaction Agreements to be
       executed by the Buyer;

          (f) For each state in which inventory of the Business is located, a completed resale certificate valid for such state, but only if necessary in order to exempt the inventory from sales taxes incident to the consummation of the transactions contemplated by this Agreement;

          (g) Evidence of all partnership proceedings of the Buyer in connection with the transactions contemplated by this Agreement, certified if the Sellers so request, and copies of such documents and instruments incident to such partnership proceedings as the Sellers may reasonably request, certified if the Sellers so request; and

          (h) An opinion of each of: (i) James A. Kraft, the General Counsel of the Buyer, as to the Buyer's due authorization, execution and delivery of this Agreement and the Wood Products Supply Agreement, and as to the enforceability of this Agreement against the Buyer, substantially in the form of EXHIBIT K-1, (ii) special Louisiana counsel to the Buyer, which counsel shall be reasonably satisfactory to the Sellers, as to the enforceability of the Wood Products Supply Agreement against the Buyer, substantially in the form of EXHIBIT K-2 and (iii) special Arkansas counsel to the Buyer, which counsel shall be reasonably satisfactory to the Sellers, as to the enforceability of the Wood Products Supply Agreement against the Buyer, substantially in the form of EXHIBIT K-3.

                         ARTICLE TEN

                       INDEMNIFICATION

          10.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. (a) The representations and warranties of the Sellers contained in Article Three of this Agreement (or in any certificate delivered by either Seller pursuant to Section 8.2 in connection with the Closing, relating to any such representation and warranty of the Sellers) are made only as of the date of this Agreement and as of the Closing Date. Such representations and warranties of the Sellers, and the covenants and agreements of the Sellers contained in Article Five of this Agreement, shall expire for all purposes at 12:01 A.M., New York City time, on the first anniversary of the Closing Date, except for the representations and warranties of the Sellers contained in
  Section 3.12, which shall expire for all purposes at 12:01 A.M., New York City time, on the third anniversary of the Closing Date. Without limiting the foregoing, except solely as and to the extent provided in Sections 10.1(b) and 10.2, from and after any such expiration of any such representa-tion, warranty, covenant or agreement of the Sellers, such representation, warranty, covenant or agreement shall be of no further force or effect, and the Buyer shall not, and shall cause each other Buyer Indemnitee not to, assert any claim or bring any legal action, suit or other proceeding based upon or relating to any inaccuracy in or breach of, or any breach of any obligation in respect of, or any other claim with respect to, such representation, warranty, covenant or agreement.

          (b) All claims for indemnification under Sec-tion 10.2 with respect to the representations and warranties contained herein, or in any certificate referred to in
  Section 10.1(a), must be asserted on or prior to the date of expiration of such representations and warranties set forth in Section 10.1(a), at or prior to the time of such expira-tion set forth in Section 10.1(a), by the transmittal of written notice to the Sellers prior to such date of expira-tion in accordance with Section 10.4(b), and all legal actions, suits or other proceedings with respect to such claims must be brought within one hundred eighty (180) days after such date of expiration.

          10.2 INDEMNIFICATION BY THE SELLERS. (a) Sub-ject to and upon the terms and conditions of this Article Ten, the Sellers agree, from and after the Closing, to indemnify, defend and hold harmless the Buyer, each of its


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

  Affiliates, and each of the directors, officers, employees and agents of the Buyer or any such Affiliate (collectively, the "Buyer Indemnitees"), from and against any Losses incurred or sustained by the Buyer arising out of or resulting from (i) any material breach by the Sellers of any representation or warranty made by the Seller in Article Three of this Agreement, except with respect to matters for which an adjustment to the Purchase Price is or may be made pursuant to Section 2.4, or for which the Buyer receives insurance proceeds in accordance with Section 2.2(a)(xi) (but only to the extent of such insurance proceeds), (ii) any Excluded Liabilities, and (iii) any failure by either Seller to comply with any applicable bulk sales laws in connection with the transactions contemplated hereby.

          (b) The rights of any Buyer Indemnitee to indem-nification under clause (i) of Section 10.2(a) shall be limited as follows:

          (i)  the amount of any Losses incurred or
       sustained by such Buyer Indemnitee shall be reduced to the extent such Losses shall have been caused, contributed to or exacerbated by any action or omission of any Buyer Indemnitee;

         (ii) the amount of any Losses incurred by such Buyer Indemnitee shall be reduced by the net amount such Buyer Indemnitee recovers (after deducting all attorneys' fees, expenses and other costs of recovery) from any insurer or other party in respect of such Losses, and such Buyer Indemnitee shall, and the Buyer shall cause such Buyer Indemnitee to, use reasonable efforts to effect any such recovery that may be available to such Buyer Indemnitee;

        (iii) in the event that any Buyer Indemnitee shall seek indemnification under clause (i) of Sec-tion 10.2(a) with respect to any breach of any repre-sentation or warranty of either Seller contained in
       Section 3.12, and shall not assert any claim for such indemnification in accordance with Sections 10.1(b) and 10.4(b) prior to the second anniversary of the Closing Date, such Buyer Indemnitee shall only be entitled to such indemnification for fifty percent (50%) of any Losses incurred or sustained by such Buyer Indemnitee arising out of or resulting from such breach, and shall bear and be responsible for the remaining fifty percent (50%) of such Losses;

         (iv) such Buyer Indemnitee shall be entitled to indemnification with respect to Losses only to the extent that the aggregate amount of all Losses incurred or sustained by all Buyer Indemnitees (after such amount has been reduced as provided in Sections 10.2(b)(i), 10.2(b)(ii), and 10.2(b)(iii) above)
       exceeds Five Million Dollars ($5,000,000), and only for any amount that is in excess of Five Million Dollars ($5,000,000); and

          (v) the aggregate amount paid or payable by the Sellers pursuant to clause (i) of Section 10.2(a) shall not exceed Twenty-Five Million Dollars ($25,000,000).

          (c)  The rights of any Buyer Indemnitee to
  indemnification under clause (ii) of Section 10.2(a) shall be limited as follows: The amount of any Losses incurred or sustained by such Buyer Indemnitee shall be reduced by the net amount such Buyer Indemnitee recovers (after deducting all attorneys' fees, expenses and other costs of recovery) from any insurer or other party in respect of such Losses, and such Buyer Indemnitee shall, and the Buyer shall cause such Buyer Indemnitee to, use reasonable efforts to effect any such recovery that may be available to such Buyer Indemnitee.

          10.3 INDEMNIFICATION BY THE BUYER. Subject to and upon the terms and conditions of this Article Ten, the Buyer agrees, from and after the Closing, to indemnify, defend and hold harmless each of the Sellers and their respective Affiliates, and each of the directors, officers, employees and agents of any of the Sellers and such Affiliates (collectively, the "Seller Indemnitees"), from and against any Losses incurred or sustained by any of them arising out of or resulting from any Assumed Liability; PROVIDED that the amount of any Losses incurred or sustained by the relevant Seller Indemnitee shall be reduced by the net amount such Seller Indemnitee recovers (after deducting all attorneys' fees, expenses and other costs of recovery) from any insurer or other party in respect of such Losses, and such Seller Indemnitee shall, and the Seller shall cause such Seller Indemnitee to, use reasonable efforts to effect any such recovery that may be available.

          10.4 PROCEDURES FOR INDEMNIFICATION. (a) CER-TAIN TERMS. As used herein, (i) the term "Indemnitee" shall mean a Buyer Indemnitee or Seller Indemnitee, as applicable,
  (ii) the term "Related Party" shall mean, as to any Buyer Indemnitee, the Buyer, and as to any Seller Indemnitee, the


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

  Seller Parent, and (iii) the term "Third Party Claim" shall mean any claim made, or action, suit or other proceeding (including a binding arbitration or an audit by any taxing authority) commenced, against any Indemnitee, including any Environmental Claim to or against such Indemnitee.

          (b)  NOTICE.  In the event that (x) any Third
  Party Claim is made or commenced against any Indemnitee that (if prosecuted successfully) would be, or such Indemnitee discovers facts that such Indemnitee or its Related Party believes would otherwise be, a matter for which such Indemnitee is entitled to indemnification under this Article Ten, and (y) a claim for indemnification under this Article Ten (an "Indemnification Claim") is to be made against the party hereto from which indemnification is sought (the "Indemnitor"), such Indemnitee or Related Party shall promptly deliver a written notice to such Indemnitor re-questing such indemnification and specifying in reasonable detail the basis on which indemnification is sought. Such notice, if related to a Third Party Claim, shall contain or be accompanied by such other material information as such Indemnitee and such Related Party shall have concerning such Third Party Claim. Such notice shall be so given promptly after such Related Party has actual knowledge of any Third Party Claim or such facts; PROVIDED that any failure or delay in giving such notice as so provided shall not relieve such Indemnitor of its indemnification and other obligations under this Article Ten except to the extent that such failure or delay results in a failure or delay of actual notice to such Indemnitor, and such Indemnitor is thereby materially prejudiced or damaged. Such Indemnitee and such Related Party shall promptly deliver to such Indemnitor copies of all notices and documents (including court papers) received by such Indemnitee or Related Party relating to any such Third Party Claim.

          (c) INDEMNIFICATION DISPUTES. If such Indemnitor notifies such Indemnitee or Related Party that such Indemnitor believes that it is not required to indemnify such Indemnitee in respect of all or part of any such Indemnification Claim, at the request of such Indemnitor or such Related Party, such Indemnitor and such Related Party shall meet to discuss the Indemnification Claim made and such Indemnitor's reason for such belief. Such Indemnitor and such Related Party shall use their reasonable efforts to attempt in good faith to resolve any dispute remaining after such meeting within forty-five (45) days from the date such Indemnitor delivers such notice. Such Indemnitee or Related Party shall not commence any legal action, suit or other


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

  proceeding with respect to such Indemnification Claim prior to the expiration of such 45-day period; PROVIDED the Indemnitee may commence such legal action, suit or other proceeding during such period if necessary to prevent such claim from being barred under any applicable statute of limitations. If such Indemnitor and such Related Party are unable to resolve such dispute as to such Indemnification Claim to their mutual satisfaction, such Indemnitee or Related Party must commence any legal action, suit or other proceeding against such Indemnitor with respect to such Indemnification Claim on or prior to the date that is one hundred eighty (180) days from the date the Indemnitor delivers such notice.

          (d) DEFENSE OF THIRD PARTY CLAIMS. (i) In the event that any Third Party Claim is made or commenced and an Indemnification Claim is made with respect thereto, the relevant Indemnitor shall have thirty (30) days from receipt of such Indemnification Claim to notify the relevant Indemnitee concerning whether or not such Indemnitor will assume the defense and management of such Third Party Claim. In the event that such Indemnitor notifies such Indemnitee within such 30-day period of its election to assume such defense and management, then such Indemnitee shall permit such Indemnitor to assume and control such defense and management, at such Indemnitor's expense, and such Indemnitor shall not be liable to such Indemnitee for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense or management of such Third Party Claim (other than reasonable out-of-pocket costs of investigation). If such Indemnitee desires to participate in any such defense and management, it may do so at its sole cost and expense, PROVIDED that if such Indemnitee determines in good faith, based on advice of counsel, that such Indemnitee may have available to such Indemnitee one or more defenses or counterclaims that are inconsistent with one or more of those defenses or counterclaims that may be available to such Indemnitor in respect of such Third Party Claim or any related claim, action, suit or other proceeding, such Indemnitee shall be entitled to indemnification by such Indemnitor, to the extent provided in Section 10.2 or 10.3, respectively, for the reasonable fees and expenses of one separate firm of counsel for all Indemnitees asserting Indemnification Claims with respect to such Third Party Claim or any related claim, action, suit or other proceeding.

          (ii) If such Indemnitor does not elect to assume the defense and management of such Third Party Claim, such

  Indemnitee shall act reasonably and in accordance with its good faith business judgment with respect thereto, and may only consent to entry of any judgment upon, or settle or compromise, any such Third Party Claim with the prior written consent of such Indemnitor, which consent shall not be unreasonably withheld or delayed. If such Indemnitor has elected to assume such defense and management and has not reserved such right or has subsequently waived such right by written notice to such Indemnitee, such Indemnitor in conducting such defense and management, shall be entitled to consent to entry of any judgment upon, or enter into any settlement or compromise of, such Third Party Claim binding upon such Indemnitee without such Indemnitee's consent, PROVIDED that such Indemnitor shall not consent to entry of any such judgment or enter into any such settlement or compromise that provides for injunctive or other nonmonetary relief affecting such Indemnitee or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnitee of a release of all liability with respect to such Third Party Claim, without the prior written consent of such Indemnitee, which consent shall not be unreasonably withheld or delayed.

          (iii) Such Indemnitee and such Related Party, on the one hand, and such Indemnitor, on the other hand, shall cooperate with each other in all reasonable respects in connection with the defense and management of any Third Party Claim, and render such assistance to each other as may be reasonably requested in order to ensure the proper and adequate defense thereof, including making available records relating to such Third Party Claim and furnishing, without expense to such Indemnitor, such employees of such Indemnitee and such Related Party as may be reasonably necessary for the preparation of such defense and management or for testimony as witnesses.

          10.5 INDEMNITY EXCLUSIVE. The sole recourse and remedy of the Buyer or any Buyer Indemnitee for any breach or inaccuracy of, or any breach of any obligation under, or any other claim with respect to, any representation or warranty or alleged representation or warranty by or on behalf of either Seller contained in or made pursuant to this Agreement or any Transaction Agreement, or any other certificate, instrument or document delivered pursuant hereto or thereto (including pursuant to Section 8.2), shall be under the provisions of and to the extent provided in this Section 10. The Buyer shall, and shall cause each Buyer Indemnitee to, comply with this Section 10.5, and not assert any such breach, inaccuracy or claim or seek any recourse or remedy in respect thereof other than under the provisions of this Section 10.


                        ARTICLE ELEVEN

                         TERMINATION

          11.1 METHOD OF TERMINATION. This Agreement may be terminated at any time prior to the Closing:

          (a) by the written agreement of the Buyer and the Sellers;

          (b) by the Seller Parent, by written notice to the Buyer, if any of the conditions set forth in Article Nine shall not have been fulfilled by 5:00 p.m. New York City time on November 4, 1996, unless such failure shall be due to the failure of either Seller to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by such Seller prior to the Closing;

          (c)  by the Buyer, by written notice to the
       Sellers, if any of the conditions set forth in Article Eight shall not have been fulfilled by 5:00 p.m. New York City time on November 4, 1996, unless such failure shall be due to the failure of the Buyer to perform or comply with any of the covenants, agreements or con-ditions hereof to be performed or complied with by the Buyer prior to the Closing;

          (d) by the Buyer by written notice to the Seller Parent, or by the Seller Parent by written notice to the Buyer, given after the date that is sixty (60) days after the Expiration Date, if the condition precedent set forth in Section 9.4(a) shall not have been satisfied or waived by the Sellers on or before such date as to all matters other than (x) any modifications to or in this Agreement or any Transaction Agreement or any of the transactions contemplated hereby or thereby occurring after such date, or any other matters arising after such date, or (y) execution, delivery and effectiveness of all releases, termination statements and other agreements, instruments and documents necessary or appropriate to evidence or effect the release and termination of any and all mortgages, pledges and security interests in respect of the Assets in favor of any lenders to the Seller Parent or any of its Affiliates; or

          (e) by the Buyer, by written notice to the Seller Parent given within ten (10) days of the delivery to the Buyer by the Company of notice, as provided in
       Section 2.4(c)(iii), of the occurrence of a casualty loss (as defined in Section 2.4(c)) involving over one hundred thousand (100,000) acres of timber located on the Timberlands.

          11.2 EFFECT OF TERMINATION. (a) In the event of a termination of this Agreement pursuant to Section 11.1, this Agreement shall become void and of no further force or effect, and no Person shall have any liability in respect hereof or of the transactions contemplated hereby, except
  (i) with respect to any breach of any covenant contained in this Agreement by such Person prior to such termination and
  (ii) that the provisions of the Confidentiality Agreement, and the provisions of Sections 5.2(b), 7.1 and 7.3, Article Eleven and Article Twelve (other than Section 12.1), shall survive such termination and shall remain in full force and effect.

          (b) The Seller Parent shall promptly pay to the Buyer a termination fee of $10,000,000 (the "Fee") in the event that this Agreement is terminated pursuant to Section 11.1(d) as a consequence of an Acquisition Proposal, and prior to the first anniversary of such termination the Sellers enter into a definitive written agreement with the third party making such Acquisition Proposal or any Affiliate thereof (other than any Affiliate of either Seller), pursuant to which such third party or Affiliate acquires all or substantially all of the Assets, whether through a direct acquisition of assets or through an acquisition of equity interests in the Company, or both.


                        ARTICLE TWELVE

                   MISCELLANEOUS PROVISIONS

          12.1 PUBLICITY. Neither Seller, on the one hand, nor the Buyer, on the other hand, shall issue or make, or permit to be issued or made on its behalf, any press release or public announcement related to this Agreement, or the transactions contemplated hereby, prior to the Closing, unless (a) such release or announcement has been approved by both the Seller Parent and the Buyer or (b) such release or announcement is required by law (in the reasonable opinion of counsel to either the Seller Parent or the Buyer, as the case may be), and the party hereto issuing or making such release or announcement has consulted with the other parties hereto concerning the nature, scope and wording of such release or announcement, and provided a copy thereof to the other parties hereto for their review prior to publication thereof. Notwithstanding the foregoing, it is understood that the Seller Parent and the Buyer will be permitted to make filings, on Form 8-K or 10-Q or otherwise, with the Securities and Exchange Commission with respect to or referring to this Agreement and the transactions contem-plated hereby (which may include as exhibits thereto any such press release or public announcement, and copies of this Agreement and any Exhibits hereto).

          12.2  EXPENSES, ETC.  Except as otherwise
  expressly provided herein, all expenses incurred by the parties hereto in connection with or related to the authorization, preparation and execution of this Agreement and the Transaction Agreements, or the Closing, including all fees and expenses of agents, representatives, counsel, and accountants employed by any such party, shall be borne solely and entirely by the party that has incurred those expenses. The Buyer hereby waives compliance by either Seller with any applicable bulk sales laws.

          12.3 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing or by electronic means producing a written record (facsimile machine, telex, telecopier or telegraph), personally deliv-ered or mailed by registered or certified United States mail, return receipt requested, first-class postage prepaid, or by nationally recognized overnight courier, effective upon personal delivery, or one (1) day after mailing if by overnight courier, or three (3) days after mailing if by United States mail, addressed as follows:

     If to the Sellers:  Riverwood International
                         Corporation
                         3350 Cumberland Circle
                         Suite 1400
                         Atlanta, Georgia  30339
                         Telecopy No. (770) 644-2923
                         Attention:  Frank R. McCauley
     with a copy to:     Riverwood International
                         Corporation
                         3350 Cumberland Circle
                         Suite 1400
                         Atlanta, Georgia  30339
                         Telecopy No. (770) 644-2929
                         Attention:  Bill H. Chastain,
                         Esq.

     with a copy to:     Debevoise & Plimpton
                         875 Third Avenue
                         New York, New York  10022
                         Telecopy No. (212) 909-6836
                         Attention:  David Brittenham,
                         Esq.

     and prior to the
     Closing, with a
     copy to:            Riverwood International
                         Corporation
                         1000 Jonesboro Road
                         West Monroe, Louisiana  71292
                         Telecopy No. (318) 362-2272
                         Attention:  C. Steven Clark

   If to the Buyer:      Plum Creek Timber Company, L.P.
                         999 Third Avenue, Suite 2300
                         Seattle, Washington  98014-4096
                         Telecopy No.  (206) 467-3799
                         Attention:  Rick R. Holley

     with a copy to:     Cairncross & Hempelmann
                         701 5th Avenue, Suite 7000
                         Seattle, Washington  98104
                         Telecopy:  (206) 587-2308
                         Attention:  Daniel C. Vaughn

  Any party may change its address specified for notices by designating a new address by notice given in accordance with this Section 12.3.

          12.4 AMENDMENT; WAIVER. No amendment, modifi-cation or discharge of this Agreement, and no waiver here-under, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiv-er in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be constru-ed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.

          12.5 BINDING EFFECT; THIRD PARTY BENEFICIARY RIGHTS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors, and assigns, and shall inure to the benefit of the Indemnitees. This Agreement is not intended, and shall not be construed, to give any person or entity other than the parties signatory hereto, the Indemnitees (solely as provided in Article Ten), and their respective successors and permitted assigns, any interest or rights (including third party beneficiary rights) with respect to or in connection with any agreement or provision herein or any matter contemplated hereby.

          12.6 ENTIRE AGREEMENT. This Agreement and the Confidentiality Agreement (and the Transaction Agreements when executed and delivered) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements, understandings, statements, representations, warranties, documents, instruments, communications and correspondence, whether written or oral, express or implied, among the parties hereto and their respective Affiliates, representatives and agents with respect to the subject matter hereof and thereof.

          12.7 ASSIGNMENT. (a) This Agreement shall not be assignable or otherwise transferable by any party hereto without the prior written consent of the other parties hereto, except as provided in this Section 12.7.

          (b) Each party hereto may assign this Agreement to any lender or lenders to such party or any Affiliate thereof as security for obligations to such lender or lenders in respect of financing arrangements of such party or Affiliate with such lender or lenders, PROVIDED that no assignment to any such lender or lenders shall in any way affect the obligations or liabilities of such party under this Agreement.

          (c) The Buyer may assign this Agreement, upon prior written notice to the Sellers, to Plum Creek Manufacturing Company, L.P., a Delaware limited partnership that is an Affiliate of the Buyer controlled by the Buyer, PROVIDED that such Person is and at all times remains such an Affiliate and so controlled, and assumes all liabilities and obligations of the Buyer under this Agreement pursuant to an instrument in form and substance satisfactory to the Sellers in their reasonable judgment. If the Buyer pursuant to Section 7.6(d) shall have requested the Sellers' cooperation in effecting a Transfer and an Exchange, the Buyer pursuant thereto may request that the Sellers execute a consent to the assignment by the Buyer of certain of its rights under this Agreement to a third party solely as and to the extent necessary to effect such Transfer and such Exchange, PROVIDED that the requirements of Section 7.1(d) shall have been complied with in all respects. No such assignment or assumption pursuant to the two preceding sentences shall in any way affect the liabilities or obligations of the Buyer under this Agreement, and in the event of any such assignment or assumption, the Buyer shall remain fully liable for its liabilities and obligations under this Agreement.

          (d) Any purported assignment or transfer of this Agreement in violation of this Section 12.7 shall be void and of no force or effect.

          12.8 HEADINGS. The section and other headings in this Agreement are inserted solely as a matter of convenience and for reference, are not a part of this Agreement, and shall not be deemed to affect the meaning or interpretation of this Agreement.

          12.9 COUNTERPARTS. This Agreement may be ex-ecuted in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          12.10  EXHIBITS AND SCHEDULES.  All Exhibits and
  Schedules referenced herein are incorporated herein by reference. Matters disclosed in any Section of the Disclosure Schedule with respect to any representation or warranty of the Sellers contained herein shall be deemed disclosed with respect to every other representation and warranty of the Seller contained herein.

          12.11  SEVERABILITY.  Any term or provision of
  this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or unenforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any term or provision of this Agreement is so broad as to be invalid or unenforceable, the provision shall be interpreted to be only so broad as is valid or enforceable. Subject to the foregoing provisions of this Section 12.11, if any term or provision of this Agreement is invalid or unenforceable for any reason, such circumstances shall not have the effect of rendering such term or provision invalid or unenforceable in any other case or circumstance.

          12.12 EXCLUSIVITY OF REPRESENTATIONS AND WARRAN-TIES; RELATIONSHIP BETWEEN THE PARTIES. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT, IT IS THE EXPLICIT INTENT AND UNDERSTANDING OF EACH OF THE PARTIES HERETO THAT NO SUCH PARTY IS MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, ORAL OR WRITTEN, EXPRESS OR IMPLIED, OTHER THAN THOSE SET FORTH IN THIS AGREEMENT AND THE TRANSACTION AGREEMENTS AND NO SUCH PARTY IS RELYING ON ANY STATEMENT, REPRESENTATION OR WARRANTY, ORAL OR IMPLIED, MADE BY ANY OTHER SUCH PARTY, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SPECIFICALLY SET FORTH IN THIS AGREEMENT OR ANY TRANSACTION AGREEMENT. THE PARTIES AGREE THAT THIS IS AN ARM'S LENGTH TRANSACTION IN WHICH THE PARTIES' UNDERTAKINGS AND OBLIGATIONS ARE LIMITED TO THE PERFORMANCE OF THEIR OBLIGATIONS UNDER THIS AGREEMENT. THE BUYER ACKNOWLEDGES THAT IT IS A SOPHISTICATED INVESTOR AND THAT IT HAS ONLY A CONTRACTUAL RELATIONSHIP WITH THE SELLERS, BASED SOLELY ON THE TERMS OF THIS AGREEMENT, AND THAT THERE IS NO SPECIAL RELATIONSHIP OF TRUST OR RELIANCE BETWEEN THE BUYER AND THE SELLERS.

          12.13  GOVERNING LAW; SERVICE OF PROCESS, ETC.
  (a) This Agreement shall be governed by and construed in accordance with the internal laws of the state of New York applicable to agreements made and to be performed entirely within such state, without regard to the conflict of laws principles or rules of such state.

          (b)  In the event of any suit, action or
  proceeding arising from or relating to this Agreement or the transactions contemplated hereby, each party irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the federal or state courts based in New York, New York. In any such suit, action or proceeding, each party irrevocably waives personal service of any summons, complaint, or other process and agrees that service thereof may be made in the manner provided for notices in Section 12.3. Each party irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising from or relating to the Agreement or the transactions contemplated hereby in any federal or state court based in New York, New York. Each party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c)  In the event of any suit, action or
  proceeding arising from or relating to this Agreement or the transactions contemplated hereby, the prevailing party in such suit, action or proceeding shall be entitled to recover its costs, including attorneys' fees and expenses, incurred in connection with such suit, action or proceeding.

          12.14 CONSEQUENTIAL DAMAGES. In no event shall either party be liable to the other for consequential, special, indirect or special damages.

          12.15 WAIVER OF PUNITIVE DAMAGES. THE PARTIES TO THIS AGREEMENT EXPRESSLY WAIVE AND FOREGO ANY RIGHT TO RECOVER PUNITIVE, EXEMPLARY OR SIMILAR DAMAGES IN ANY ARBITRATION, LAWSUIT, LITIGATION OR PROCEEDING ARISING OUT OF OR RESULTING FROM ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) IT MAKES THIS WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.15.

          12.16  WAIVER OF JURY TRIAL.  EACH PARTY
  ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY

  JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSAC-TIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) IT MAKES THIS WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SEC-TION 12.16.

          IN WITNESS WHEREOF, each party hereto has executed or caused this Agreement to be executed on its behalf, all on the day and year first above written.


                              PLUM CREEK TIMBER COMPANY,
                                L.P.

                              By: Plum Creek Management
                                    Company, L.P.,
                                  its General Partner


                              By:_____________________
                                 Name:
                                 Title:


                              RIVERWOOD INTERNATIONAL
                                CORPORATION


                              By:_____________________
                                 Name:
                                 Title:



                              NEW RIVER TIMBER, LLC


                              By:_____________________
                                 Name:
                                 Title:

                                                         EXHIBIT A


                WOOD PRODUCTS SUPPLY AGREEMENT

          WOOD PRODUCTS SUPPLY AGREEMENT, dated as of
  ________, 1996 (the "Agreement"), between PLUM CREEK TIMBER
  COMPANY, L.P., a Delaware limited partnership ("Plum
  Creek"), and RIVERWOOD INTERNATIONAL CORPORATION, a Delaware corporation ("Riverwood").

                           RECITALS

          Plum Creek, Riverwood and New River Timber, LLC, a Delaware limited liability company and an affiliate of Riverwood ("New River"), are parties to the Asset Purchase Agreement dated as of August 6, 1996 (the "Asset Purchase Agreement").

          Pursuant to the Asset Purchase Agreement, Plum
  Creek is purchasing from Riverwood and New River certain assets of their line of business known as the "Wood Products Division" (the "Division"). The assets of the Division include a sawmill located in Huttig, Arkansas (the "Huttig Facility"), a sawmill and plywood plant in Joyce, Louisiana (the "Joyce Facility"), and an aggregate of approximately 538,000 fee and leasehold acres of timber property located in the States of Arkansas, Louisiana and Texas, including a nursery located in Texas (collectively, the "Timberlands").

          The Division has been and is a significant source of wood fiber products for Riverwood, consisting of pine pulpwood ("Pine Pulpwood"), chips ("Chips") and hardwood pulpwood ("Hardwood Pulpwood," and together with Pine Pulpwood, "Pulpwood," and together with Pine Pulpwood and Chips, "Products"), all of which have been used in connection with the production of paper products by Riverwood at its West Monroe, Louisiana paper mill (the "West Monroe Facility"). Following the sale of the Division's assets, Riverwood will need a long-term, assured source of supply of the Products in order to meet its paper production requirements and the demands of its customers.

          This Agreement is an essential part of the transactions contemplated by the Asset Purchase Agreement. Without this Agreement, Riverwood, New River and Plum Creek would not have entered into the Asset Purchase Agreement. Capitalized and other terms defined in Section 8.1(c), or in the provisions hereof referenced therein, are used herein as defined therein.

          NOW, THEREFORE, in consideration of the mutual covenants described in this Agreement, and other good and valuable consideration the receipt and sufficiency of which are acknowledged, Plum Creek and Riverwood agree as follows:


                          ARTICLE I

                     PURCHASE OF PRODUCTS

          Section 1.1  PURCHASE OF PINE PULPWOOD.  Plum
  Creek shall sell and Riverwood shall purchase each calendar year the quantity of Pine Pulpwood specified in Annex A.
  All Pine Pulpwood purchased pursuant to this Agreement shall satisfy the specifications for Pine Pulpwood set forth in Riverwood's Specification Nos. RI-3696 and RI-3697, copies of which are set forth in Annex B, as the same may be modified from time to time in accordance with Section 1.4 (as the same may be so modified, the "Pulpwood Quality Specifications"). For purposes of this Agreement, each cord of Pine Pulpwood shall weigh not less than five thousand two hundred (5,200) pounds.

          Section 1.2 PURCHASE OF WOOD CHIPS. Plum Creek shall sell and Riverwood shall purchase each calendar year the quantity of Chips specified in Annex A. All Chips purchased pursuant to this Agreement shall satisfy the specifications for chips as set forth in Riverwood's Chip Specification No. RI-3695, a copy of which is set forth in Annex C, as the same may be modified from time to time in accordance with Section 1.4 (as the same may be so modified, the "Chip Quality Specifications," and together with the Pulpwood Quality Specifications, the "Product Specifications"). For the purposes of this Agreement, a ton shall weigh two thousand (2,000) pounds.

          Section 1.3 PURCHASE OF HARDWOOD PULPWOOD. Plum Creek shall sell and Riverwood shall purchase each calendar year the quantity of Hardwood Pulpwood specified for such year in Annex A. Riverwood shall have an option to purchase in each calendar year any quantity of Hardwood Pulpwood produced by Plum Creek in excess of such quantity thereof so specified in Annex A. All Hardwood Pulpwood purchased pursuant to this Agreement shall satisfy the specifications for Hardwood Pulpwood set forth in the Pulpwood Quality Specifications. For the purposes of this Agreement, each cord of Hardwood Pulpwood shall weigh not less than five thousand seven hundred (5,700) pounds.

          Section 1.4  MODIFICATION OF SPECIFICATIONS.
  Riverwood may, from time to time, and upon at least ninety
  (90) days' prior written notice to Plum Creek, modify any of the Pulpwood Quality Specifications or Chip Quality Speci-fications that Riverwood applies to all of its Product suppliers to the West Monroe Facility or any other Facility (as defined below). Riverwood shall not discriminate against Plum Creek in modifying the Product Specifications. All Products sold by Plum Creek to Riverwood following such notice shall satisfy such modified Product Specifications. Notwithstanding anything herein to the contrary, if such modification would cause an effective decrease in Plum Creek's production of any Products, Plum Creek's obligations to provide such Products under Section 1.1, 1.2 or 1.3, as applicable, shall be reduced pro rata and Riverwood shall pay to Plum Creek an increase in Product price as a result of any increased costs in production or volume loss necessary to satisfy such modified Product Specifications until expiration of the current Price Period (as defined below). Thereafter, the determination of Product prices pursuant to Section 2.1 shall reflect such modified Product Specifications.

          Section 1.5  VARIATION OF QUANTITIES.  Plum Creek
  may not substitute any type of Product for any other type of Product without Riverwood's prior written consent (such consent not to be unreasonably withheld).

          Section 1.6 ANNUAL PLAN. (a) The parties shall each use their respective best commercially reasonable efforts to agree upon and complete, not later than October 1 of each calendar year during the Term (as defined below), a written production and delivery plan with respect to the Products to be made available for purchase by Riverwood during the next calendar year as provided in Sections 1.1,
  1.2 and 1.3 (the "Annual Plan"), including a schedule for delivery of Products to the West Monroe Facility or to other Facilities as designated by Riverwood. Such Annual Plan may reflect any substitution of Products upon which the parties shall have agreed as provided in Section 1.5.

          (b) Following adoption of each Annual Plan, the parties shall each use their respective best commercially reasonable efforts to implement such Annual Plan in accordance with its terms. Products shall be delivered throughout the calendar year in accordance with the Annual Plan for such year, PROVIDED that during any one or more consecutive calendar quarters of any calendar year, Plum Creek may vary its deliveries, and Riverwood may vary its purchases, of Pine Pulpwood or Chips above or below the relevant Cumulative Quarterly Quantity (as defined below) therefor by up to five percent (5%) of the Yearly Quantity (as defined below) therefor, and of Hardwood Pulpwood above or below the relevant Cumulative Quarterly Quantity therefor by up to ten percent (10%) of the Yearly Quantity therefor, as long as delivery and purchase obligations are reconciled, and the Yearly Quantity of such Product shall have been delivered and purchased, by the end of each calendar year. Any other fluctuations in deliveries during any calendar quarter will be reconciled by the end of such quarter. The term "Yearly Quantity" means, for any calendar year, the annual quantity for the relevant Product to be purchased and sold hereunder during such year as specified in Annex A.
  The term "Cumulative Quarterly Quantity" means, for any one or more consecutive quarters in any calendar year, the Yearly Quantity for the relevant Product for such year, multiplied by the number of such quarters, and divided by four.

          (c) A failure in good faith of the parties to agree on an Annual Plan shall not constitute a breach of this Agreement entitling a party to exercise its termination rights under Article VII or affect the parties' obligations to comply with all other terms and conditions of this Agreement.

          Section 1.7  FORCE MAJEURE; NON-DISCRIMINATION.
  (a) For the purposes of this Agreement, (1) the term "Force Majeure" means any cause, condition or event beyond a party's reasonable control that delays or prevents such party's performance of its obligations hereunder, including war, acts of government, acts of public enemy, riots, civil strife, lightning, fires, explosions, storms, floods, power failures, other acts of God or nature, labor strikes, lockouts or other disputes, and other similar events or circumstances; PROVIDED, HOWEVER, that adverse financial or market conditions shall not constitute Force Majeure, and
  (2) the term "Affected Party" means the party that becomes subject to Force Majeure, and (3) the term "Non-Affected Party" means the party that is not the Affected Party.

          (b)  Subject to the provisions of this Section
  1.7, the Affected Party shall not be liable hereunder to the Non-Affected Party for a delay in or failure of performance by the Affected Party of its obligations hereunder that is caused by Force Majeure. If Force Majeure results in a reduction, but not a complete cessation, of the Affected Party's production or operations in connection with this

  Agreement, the Affected Party (i) shall use its best efforts to meet its obligations hereunder to the extent commercially reasonable (including, in the case of Plum Creek, substituting Pulpwood for Chips if Riverwood elects to accept such substitution in its reasonable discretion), (ii) shall treat the Non-Affected Party on a preferred basis as and to the extent provided in Section 1.7(c) with respect to its purchase or sale hereunder, as the case may be, of the respective quantities of Products set forth in Annex A under the heading "Preferred Quantity" (the "Preferred
  Quantities"), and (iii) otherwise shall treat the Non-Affected Party no less favorably than the Affected Party treats all of its other customers (if Plum Creek is the Affected Party) or suppliers (if Riverwood is the Affected Party) during the period of such reduced production or operations.

          (c)  If Riverwood becomes subject to Force
  Majeure, Plum Creek shall be the preferred supplier of Products in Preferred Quantities to Riverwood at the West Monroe Facility and the Other Facilities, and accordingly Riverwood shall not reduce its purchases of any Product from Plum Creek below the respective Preferred Quantity thereof unless Riverwood shall have previously suspended its purchases of such Product from all other suppliers to the West Monroe Facility and the Other Facilities. If Plum Creek becomes subject to Force Majeure, Riverwood shall be Plum Creek's preferred customer for Products in Preferred Quantities, and accordingly Plum Creek shall not reduce its sales of any Product to Riverwood below the respective Preferred Quantity thereof unless Plum Creek shall have previously suspended its sales of such Product to all other customers.

          (d)  The amount by which the quantity of any
  Product otherwise required to be purchased or sold hereunder shall be permitted to be reduced as a result of Force Majeure shall be prorated for the period during which such Force Majeure is in effect and continuing (such period, the "Force Majeure Period"), based on the respective Yearly Quantity for each calendar year in which such Force Majeure is in effect, prorated (if applicable) for the portion of such year constituting all or part of such Force Majeure Period. The Affected Party shall not be required to make up the volume not purchased or produced during the Force Majeure Period. The Affected Party shall be entitled to make up such volume to the extent of Product delivery or purchase variations otherwise permitted by Section 1.6(b), subject to Section 1.7(e).

          (e) If the Affected Party reduces the volume of any Product to be purchased or sold due to Force Majeure (the amount of such reduction, the "Reduction Amount"), the Affected Party shall give written notice to the Non-Affected Party of such reduction and the effective date thereof. If such reduction continues in effect for a period of 60 days or more, the Non-Affected Party shall then have the right, in the case of Plum Creek, to sell all or part of the Reduction Amount of such Product not purchased by Riverwood to another buyer or buyers, and in the case of Riverwood, to purchase all or part of the Reduction Amount of such Product not sold by Plum Creek from another seller or sellers, subject to the following:

          (i) The Non-Affected Party shall not enter into any contract for any such sale or purchase for a term longer than one (1) year's duration.

          (ii)  The Non-Affected Party shall give the
       Affected Party written notice of each such contract, including the volume sold or purchased thereunder and the term thereof.

          (iii)  The annual volume commitment of the Non-Affected
       Party for such Product as specified in Section
       1.1, 1.2 or 1.3 (as applicable) and Annex A shall be reduced by such volume sold or purchased under such contract for the duration thereof.

          (iv) The Affected Party may, at any time, increase the volume of such Product to be purchased or sold hereunder by all or part of the Reduction Amount, provided the amount of such increase shall not exceed the volume of such Product that the Non-Affected Party has already committed to sell or purchase to or from any third party as provided in and in compliance with this Section 1.7(e).


                          ARTICLE II

                   PRICE AND DELIVERY TERMS

          Section 2.1 PRICES. (a) The initial prices for the Products shall be as has been separately agreed between the parties. Such prices shall remain in effect until December 31, 1996. Beginning on January 1, 1997 and at the beginning of every calendar quarter thereafter (each such calendar quarter period, a "Price Period"), the prices to be paid for the Products to be delivered during such Price Period shall be adjusted in accordance with the provisions of this Section 2.1. Riverwood and Plum Creek shall nego-tiate in good faith to determine the prices for Products for the next Price Period prior to expiration of the current Price Period. If the parties cannot agree on such prices at least ten (10) days prior to expiration of the current Price Period, the parties shall submit the issue to arbitration as provided in Section 2.4.

          (b)  The price of each Product for any Price
  Period shall be equal to the then current fair market value of such Product in the Region (as defined below), including exports from the Region. The determination of fair market value for any Product shall take into account all relevant factors, including quality specifications, prices for such Product paid by Riverwood to other suppliers to the West Monroe Facility or the Other Facilities, prices for such Product obtained for sales by Plum Creek from the Region, published prices for such Product in the Region in any industry publications, and delivery costs. Volume may be considered as a factor in determining the fair market value of any Product but shall not be used to impute any price premium or discount. Notwithstanding the foregoing, the fair market value of Pine Pulpwood or Hardwood Pulpwood shall be calculated by determining the Stumpage Price (as defined below) of such Product and adding to such amount the amount of Delivery Cost (as defined below).

          (c) The term "Region" means the region consisting of (1) the portion of Arkansas south of a line running due west to due east and intersecting the city of Little Rock, Arkansas, (2) Louisiana, (3) the portion of Mississippi south of Interstate 20, and (4) the portion of Texas east of a line running due north to due south and intersecting the town of Tyler, Texas. The term "Stumpage Price" means, for Pine Pulpwood or Hardwood Pulpwood, the fair market price paid "at the stump" for such Product in the Region. The term "Delivery Cost" means, for Pine Pulpwood or Hardwood Pulpwood, the fair market delivery cost for cutting such Product and hauling such Product a distance of twenty-five
  (25) miles in northern Louisiana.

          (d) A failure in good faith of the parties to agree on the prices to be paid for any Product shall not constitute a breach of this Agreement entitling a party to exercise its termination rights under Article VII or affect the parties' obligations to comply with all other terms and conditions of this Agreement.

          Section 2.2 DELIVERY TERMS. All Products covered by this Agreement shall be delivered to Riverwood F.O.B. to the West Monroe Facility or to Riverwood's Farmerville, Wild Spur or Martin chip mill facilities located in northern Louisiana (the "Other Facilities"), pursuant to the delivery requirements in the Annual Plan. In addition, Riverwood may, from time to time, acquire or construct one or more additional chip or paper mill facilities within ten (10) miles of the West Monroe Facility or any Other Facility, and Products shall be delivered to Riverwood F.O.B. to any such additional facility (such additional facilities, together with the West Monroe Facility and the Other Facilities, the "Facilities"). Riverwood may direct that Plum Creek deliver Products not in accordance with the Annual Plan or that Plum Creek deliver Products to other facilities owned by Riverwood or any affiliate of Riverwood, in addition to the Facilities, as long as (i) Riverwood gives Plum Creek at least thirty (30) days' prior written notice, and (ii) Riverwood pays Plum Creek for the increased costs of delivery (if any) resulting from such a redirection of Products. Risk of loss and title shall pass when Products are unloaded at the designated facility.

          Section 2.3 PAYMENT. Riverwood shall pay Plum Creek within twenty (20) days after Riverwood's receipt of each invoice for any Products delivered to Riverwood, based upon the volume of the Products delivered, as determined by the weight of such Products at the time of delivery. Such invoices shall not be delivered by Plum Creek to Riverwood more frequently than weekly.

          Section 2.4 DISPUTES. (a) If Riverwood and Plum Creek do not agree on the prices for all Products for the next Price Period at least ten (10) days prior to the ex-piration of the current Price Period, the fair market price for any Product as to which the parties shall not have so agreed shall be determined by an arbitrator selected by the parties. If the parties fail to agree on the selection of an arbitrator by the end of the current Price Period, the parties shall each select an arbitrator within five (5) days thereafter and the two arbitrators shall select a third arbitrator within five (5) days of their selection. Any arbitrator shall be independent and shall have no af-filiation with either party or any affiliate of either party. The arbitrators shall be experienced in the timber and paper industries, familiar with the factors taken into account in pricing wood fiber products in such industries, and otherwise qualified to make the pricing determinations required by this Section 2.4. If one of the parties does not select an arbitrator within five (5) days after the end of the current Price Period, the arbitrator chosen solely by the other party shall be responsible for determining the fair market price for any Product as to which the parties shall not have previously agreed.

          (b)  Each party shall each submit to the
  arbitrator or arbitrators and to the other party within ten
  (10) days of the date of selection of the arbitrator or arbitrators, as applicable, the last price proposal made to the other party prior to initiating the arbitration pro-ceedings. Each party may submit information in support of its price proposal, consistent with the fair market value analysis described in Section 2.1. Within ten (10) days of the date the parties have submitted their price proposals, the arbitrator or arbitrators shall, with respect to each Product for which the price is in dispute, select either the proposed price submitted by Plum Creek or the proposed price submitted by Riverwood. The arbitrator or arbitrators, in making such decision, shall select the proposed price that most accurately reflects the fair market price for such Product, taking into account all of the factors set forth in Sections 2.1(b) and 2.1(c). If a party has failed to timely submit its price proposal for any Product, the arbitrator or arbitrators shall select the other party's price proposal for such Product. During the pendency of the arbitration proceedings, the price for any Product in dispute shall be the price for such Product that was in effect at the end of the Price Period in which the dispute arose. Once the price for such Product has been determined by such arbitration, such price shall be retroactive to the beginning of the Price Period for which such price is applicable. The arbitration decision shall be final, binding and conclusive upon both parties for such Price Period. The expenses of any arbitration hereunder shall be borne equally by the parties.

          Section 2.5  TESTING AND VERIFICATION; NON-CONFORMING
  PRODUCT.  (a)  Riverwood shall be entitled to sample and test
  Products in accordance with the procedures described in Annex D, as such procedures may be modified or changed by Riverwood from time to time in accordance with this Section 2.5 (as so modified or changed, the "Test Procedures"). Riverwood may from time to time modify any of the Test Procedures as to any Product that Riverwood applies to all of its suppliers of such Product to the West Monroe
  Facility or any other Facility. Riverwood shall not discriminate against Plum Creek in modifying the Test
  Procedures. Plum Creek shall have the right to inspect at all reasonable times Riverwood's method of measurement of weight and quality specification compliance in order to verify accuracy in such measurements. Riverwood shall modify its measurement practices if Plum Creek reasonably demonstrates that existing practices have produced material errors in measurement. Riverwood shall pay any under-payments, and Plum Creek shall reimburse any overpayments, for discrepancy in Product measurements for the period of time for which the parties agree such procedural error is reasonably estimated to have occurred.

          (b)  If any shipment of any Product fails to
  satisfy the applicable Product Specifications, as determined by Riverwood pursuant to the Test Procedures, Riverwood shall have the right to reject such shipment. Riverwood shall notify Plum Creek of any such rejection as soon as is reasonably possible. If such rejected shipment is of Pulpwood, Riverwood shall have the options respecting non-conforming Pulpwood set forth in Annex E. If such rejected shipment is of Chips, Riverwood shall either return the rejected Product to Plum Creek at Plum Creek's expense or, in Riverwood's sole discretion, offer to accept such rejected Chips as wood fuel, provided Riverwood then has a need for wood fuel. If Plum Creek elects to sell the rejected product to Riverwood as wood fuel, Riverwood will pay to Plum Creek a reasonable price for such product, equal to the then-current average price paid for such wood fuel by Riverwood to unaffiliated third parties.


                         ARTICLE III

                             TERM

          Section 3.1  INITIAL TERM.  This Agreement shall
  remain in full force and effect for twenty (20) years from the date hereof (the "Initial Term"), unless sooner terminated as provided in Section 7.1.

          Section 3.2 EXTENDED TERM. Either party may, at its sole option, extend the Initial Term of this Agreement by written notice to the other party for a period of up to ten (10) additional years upon written notice to such other party delivered not later than twelve (12) months prior to the expiration of the Initial Term (the Initial Term, as the same may be extended pursuant to this Section 3.2, the "Term"). If both parties exercise such option, the Initial Term shall be extended by the longer of the two periods so elected.

                          ARTICLE IV

          REPRESENTATIONS, WARRANTIES AND COVENANTS

          Section 4.1 WARRANTY OF QUALITY. Plum Creek warrants and covenants that it will use its best commercially reasonable efforts to cause all Chips to meet the Chip Quality Specifications, and to cause all Pine Pulpwood and Hardwood Pulpwood to meet the Pulpwood Quality Specifications.

          Section 4.2  OWNERSHIP OF PRODUCTS.  (a)  Plum
  Creek represents and warrants that it is, and at all times during the Term will be, the owner of all Products, and that it shall sell such Products to Riverwood free and clear of any and all Liens (as defined below). Plum Creek shall protect, indemnify, defend and hold harmless Riverwood against any Losses (as defined below) incurred or sustained by Riverwood arising out of or resulting from any Liens affecting any Products.

          (b) The term "Liens" means any and all liens, charges, mortgages, deeds to secure debt, pledges, security interests, options, adverse claims or other encumbrances of any nature whatsoever. The term "Losses" means any and all claims, liabilities, obligations, losses, fines, costs, royalties, proceedings, deficiencies or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims) including but not limited to out-of-pocket expenses and reasonable attorneys' and accountants' fees incurred in the investigation or defense of any of the same or in enforcing any of their respective rights hereunder.

          Section 4.3  PLUM CREEK POWER AND AUTHORITY;
  ENFORCEABILITY. Plum Creek represents and warrants that it is a limited partnership duly organized and validly existing under the laws of the State of Delaware, and that it has all requisite partnership authority to enter into this Agreement and to perform its obligations hereunder. Plum Creek represents and warrants that this Agreement has been duly authorized, executed and delivered by Plum Creek and constitutes the legal, valid and binding obligation of Plum Creek, enforceable against Plum Creek in accordance with its terms, except as enforceability may be limited by (i) bank-ruptcy, reorganization, insolvency, moratorium, receivership or other similar laws affecting or relating to the enforcement of creditors' rights or remedies generally, and

  (ii) general principles of equity (whether considered at law or in equity).

          Section 4.4 COMPLIANCE WITH LAWS; MAINTENANCE OF TIMBERLANDS. (a) Plum Creek agrees that its performance of this Agreement shall comply in all material respects with applicable state and federal laws and regulations, including, but not limited to, all environmental laws and the Fair Labor Standards Act of 1938, as amended.

          (b) Plum Creek agrees to cultivate, manage and maintain the Timberlands in accordance with the Sustainable Forestry Principles of the American Forest and Paper Association (the "AFPA"), as modified by the AFPA from time to time (and in the event that the AFPA at any time in the future ceases to exist or to establish such principles, then the principles of any successor entity performing a similar function shall apply) and with the Best Forestry Management Practices published by the Louisiana and Arkansas Forestry Associations, respectively, and in a manner which will enable it to perform all of its obligations hereunder.

          Section 4.5 PLUM CREEK AS INDEPENDENT CONTRACTOR. No relationship of employer and employee, or master and servant, is intended to exist, nor shall any be construed to exist, between Riverwood and Plum Creek, or between Riverwood and any servant, agent, employee, subcontractor or supplier of or to Plum Creek. Each party hereto shall select and pay its own servants, agents, employees, subcontractors and suppliers, and neither such party nor any of its servants, agents, employees, subcontractors and suppliers shall be subject to any orders, supervision or control of the other party hereto. The parties acknowledge that this Agreement does not create a partnership, joint venture or any relationship other than a contract between independent parties.

          Section 4.6 INDEMNITY BY PLUM CREEK. Riverwood shall in no way be liable for any personal injuries (in-cluding death), property damage or other Losses caused by, resulting from, or attributable to, the negligence, intentional misconduct or bad faith of Plum Creek, or of any servant, agent, employee, subcontractor or supplier of or to Plum Creek, in performing Plum Creek's obligations under this Agreement, or in the operation of the business of Plum Creek or any such servant, agent, employee, subcontractor or supplier in connection with this Agreement. Plum Creek shall protect, defend, indemnify and hold harmless each of Riverwood, its parents Riverwood Holding, Inc. and RIC

  Holding, Inc., and its subsidiaries and other affiliates, and each of its and their respective agents, officers, partners, directors, employees, successors and assigns, from and against any claim, demand, cause of action, lawsuit or other Loss arising out or resulting from any such negligence, intentional misconduct or bad faith of Plum Creek, or of any servant, agent, employee, subcontractor or supplier of or to Plum Creek, except solely to the extent such Loss is finally judicially determined to have arisen out of or resulted from the negligence, intentional misconduct or bad faith of any of Riverwood, its parents Riverwood Holding, Inc. and RIC Holding, Inc., and its subsidiaries and other affiliates, or any of its or their respective servants, agents, officers, partners, directors, employees, subcontractors or suppliers.

          Section 4.7  RIVERWOOD POWER AND AUTHORITY;
  ENFORCEABILITY. Riverwood represents and warrants that it is a corporation duly organized and validly existing under the laws of the State of Delaware, and that it has all requisite corporate authority to enter into this Agreement and to perform its obligations hereunder. Riverwood represents and warrants that this Agreement has been duly authorized, executed and delivered by Riverwood and constitutes the legal, valid and binding obligation of Riverwood, enforceable against Riverwood in accordance with its terms, except as enforceability may be limited by
  (i) bankruptcy, reorganization, insolvency, moratorium, receivership or other similar laws affecting or relating to the enforcement of creditors' rights or remedies generally, and (ii) general principles of equity (whether considered at law or in equity).

          Section 4.8 INDEMNITY BY RIVERWOOD. Plum Creek shall in no way be liable for any personal injuries (in-cluding death), property damage or other Losses caused by, resulting from, or attributable to, the negligence, intentional misconduct or bad faith of Riverwood, or of any servant, agent, employee, subcontractor or supplier of or to Riverwood, in performing Riverwood's obligations under this Agreement, or in the operation of the business of Riverwood or any such servant, agent, employee, subcontractor or supplier in connection with this Agreement. Riverwood shall protect, defend, indemnify and hold harmless each of Plum Creek, its general partner Plum Creek Management Company, L.P., and its subsidiaries and other affiliates, and each of its and their respective agents, officers, partners, directors, employees, successors and assigns, from and against any claim, demand, cause of action, lawsuit or other

  Loss arising out or resulting from any such negligence, intentional misconduct or bad faith of Riverwood, or of any servant, agent, employee, subcontractor or supplier of or to Riverwood, except solely to the extent such Loss is finally judicially determined to have arisen out of or resulted from the negligence, intentional misconduct or bad faith of any of Plum Creek, its general partner, and its subsidiaries and other affiliates, or any of its or their respective servants, agents, officers, partners, directors, employees, subcontractors or suppliers.


                          ARTICLE V

                           REMEDIES

          Section 5.1  ALTERNATIVE PURCHASE OR SALE RIGHTS.
  (a) In the event Plum Creek fails or is unable for any reason other than Force Majeure to deliver the quantities of any of the Products required by this Agreement, then, in addition to any other remedies available to Riverwood, Riverwood may purchase an equivalent quantity of such Products from any other source or sources, and Plum Creek shall reimburse Riverwood for the reasonable difference between Riverwood's costs in purchasing such Products and the costs that Riverwood would have incurred had Plum Creek delivered such Products in accordance with this Agreement. Riverwood shall use its reasonable efforts to obtain the Products at reasonable prices and delivery costs and to mitigate its damages accordingly.

          (b) In the event Riverwood fails or is unable for any reason other than Force Majeure to purchase the quantities of any of the Products required by this Agreement, then, in addition to any other remedies available to Plum Creek, Plum Creek may sell an equivalent quantity of such Products to any other buyer or buyers, and Riverwood shall reimburse Plum Creek for the reasonable difference between Plum Creek's price in selling such Products to such third party and the price that Plum Creek would have received had Riverwood purchased such Products in accordance with this Agreement. Plum Creek shall use its reasonable efforts to sell the Products at reasonable fair market prices and to mitigate its damages accordingly.

          Section 5.2  EQUITABLE RELIEF.  Each party
  understands and acknowledges that monetary damages will not be a sufficient remedy for breach of this Agreement by such party, and that the other party shall be entitled to injunctive relief and for specific performance as remedies for any such breach. Such remedies shall not be deemed to be such other party's exclusive remedies for any such breach of this Agreement, but shall be in addition to any other remedies provided herein or available at law, in equity or otherwise.

          Section 5.3 CONSENT TO JURISDICTION. In con-nection with any proceeding initiated by either party under or with respect to this Agreement and the transactions contemplated hereby, each party hereby consents to the jurisdiction of any United States Federal Court sitting in the State of Louisiana having jurisdiction in the matter and to the jurisdiction of the Fourth Judicial District Court, Ouachita Parish, Louisiana. Each party acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues, and therefor it hereby irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the breach, termination or validity of this Agreement, or the trans-actions contemplated by this Agreement. Each party cer-tifies and acknowledges that (a) no representative, agent or attorney of any other party has represented expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (b) it understands and has considered the implications of this waiver, (c) it makes this waiver voluntarily, and (d) it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Sec-tion 5.3.

          Section 5.4  WAIVER OF CONSEQUENTIAL DAMAGES.
  Each party hereby waives any right to recover consequential, punitive, exemplary or similar damages in any arbitration, lawsuit, litigation or proceeding arising out or resulting from this Agreement. Each party certifies and acknowledges that (a) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of arbitration, litigation or other proceeding, seek to enforce the foregoing waiver, (b) it understands and has considered the implications of this waiver, (c) it makes this waiver volun-tarily, and (d) it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 5.4.

                          ARTICLE VI

               RIGHT OF FIRST OFFER OR REFUSAL

          Section 6.1  LIMITS ON CERTAIN TRANSFERS OF
  TIMBERLANDS.   As indicated in the Recitals, Riverwood and
  New River have transferred and conveyed their right, title and interest in and to the Timberlands to Plum Creek. So long as this Agreement is in effect and subject to the terms and conditions hereof, Plum Creek agrees not to effect, cause or permit any Transfer (as defined below) to any other Person except in compliance with the terms of this Article
  VI. The term "Transfer" means any sale, lease, conveyance, exchange, grant of usufruct, disposition or other transfer, directly or indirectly (whether by agreement, operation of law, or otherwise), of all or any portion of the Timberlands or all or any portion of Plum Creek's interest in the Timberlands.

          Section 6.2 LIMITATION ON TRANSFERS FOR THREE YEARS. (a) During the period beginning on the date hereof and ending on the third anniversary of the date hereof (such three-year period, the "Initial Period"), Plum Creek agrees not to effect, cause or permit any Transfer to any other Person, except pursuant to Permitted Transfers (as defined below). The term "Permitted Transfer" means any Transfer (whether during the Initial Period or after the Initial Period):

          (i)  that is a transfer to any one or more
       Persons, in one or a series of transactions, of up to an aggregate of fifty thousand (50,000) acres of the Timberlands on any terms and conditions (the "Initial
       50,000 Acres");

          (ii) to any Person (other than a natural person) that is an affiliate of Plum Creek controlled by Plum Creek and that assumes all liabilities and obligations of Plum Creek under this Agreement in accordance with
       Section 8.2, PROVIDED that such Person shall not be a Specified Entity and at all times prior to the end of the Initial Period shall be and remain an affiliate of Plum Creek controlled by Plum Creek;

          (iii) to any Person that merges or consolidates with or into Plum Creek, or acquires all or substantially all of the assets of Plum Creek, and that assumes all liabilities and obligations of Plum Creek under this Agreement in accordance with Section 8.2;

          (iv) in connection with a land exchange, swap or similar arrangement involving Plum Creek's acquisition of replacement timbered property located in northern Louisiana or southern Arkansas ("Replacement Property"), PROVIDED that (1) Plum Creek shall have demonstrated to Riverwood's reasonable satisfaction that Plum Creek's obligations under this Agreement can be satisfied by use and exploitation of such Re-placement Property, (2) such Replacement Property shall be and become subject to this Agreement, and Plum Creek's liabilities and obligations and Riverwood's rights hereunder, including under this Article VI, (3) such Replacement Property shall be made subject to the recorded memorandum described in Section 6.9, and (4) such Replacement Property shall be deemed to constitute a part of the Timberlands for purposes of this Article VI; or

          (v) consisting of operating leases for hunting or other recreational or other operational purposes entered into by Plum Creek, or stumpage sales made by Plum Creek, in each case in the ordinary course of business.

          (b) Any Permitted Transfer of all or part of the Initial 50,000 Acres pursuant to and in compliance with
  Section 6.2(a)(i) (a "Permitted 50,000 Acre Transfer") shall be free of any right of Riverwood granted under this Agreement, subject to compliance with the provisions of Sections 6.2 and 6.10.

          (c) Any Permitted Transfer to any affiliate of Plum Creek pursuant to and in compliance with Section 6.2(a)(ii) (a "Permitted Controlled Affiliate Transfer") shall be free of any right of first offer or refusal of Riverwood under this Article VI, but shall be subject to the provisions of Sections 6.2, 6.4, 6.9 and 8.2. Plum Creek agrees to cause such affiliate of Plum Creek to be and remain an affiliate of Plum Creek that is controlled by Plum Creek, at all times prior to the end of the Initial Period. If at any time after the end of the Initial Period, such Person is not, or will not be, an affiliate of Plum Creek that is controlled by Plum Creek, Plum Creek shall comply with the provisions of Section 6.4.

          (d) Any Permitted Transfer pursuant to and in compliance with Section 6.2(a)(iii) shall be free of any right of first offer, purchase or first refusal of Riverwood under this Article VI, but shall be subject to the provisions of Section 6.2, 6.9 and 8.2.

          (e) Any Permitted Transfer pursuant to and in compliance with Section 6.2(a)(iv) (a "Permitted Land Swap Transfer") shall be free of any right of Riverwood granted under this Agreement, subject to compliance with the provisions of Sections 6.2, 6.9 (with respect to the relevant Replacement Property) and 6.10.

          (f)  Except as provided in Sections 6.2(b),
  6.2(c), 6.2(d) and 6.2(e), all Transfers shall be subject to Riverwood's rights under this Agreement, including Riverwood's rights of first offer, purchase or first refusal as and to the extent described in this Article VI, and shall be subject to the provisions of Section 6.9. Any purported Transfer that does not comply with all of the requirements of this Article VI shall be null and void and shall be of no force or effect.

          (g) Any Person to which a Permitted Controlled Affiliate Transfer, or any Transfer pursuant to and in compliance with Section 6.2(a)(iii), is made, shall be entitled to effect any Permitted Transfer pursuant to and in compliance with Section 6.1(a)(i), subject to the requirement thereof that not more than an aggregate of the Initial 50,000 Acres shall be permitted to be transferred pursuant thereto. Any such Person, and any Person to which a Transfer referred to in Section 6.2(f) is made, shall be subject to and shall comply with the provisions of this
  Article VI to which Plum Creek is subject.

          Section 6.3 TRANSFERS SUBJECT TO RIGHT OF FIRST OFFER. (a) Subject to the terms and conditions of this
  Section 6.3, Riverwood shall have a right of first offer (the "First Offer Right") with respect to any proposed Transfer, other than (i) a Specified Transfer (as defined below) to which Section 6.5 applies and for which Plum Creek has given a Specified Transfer Notice (as defined below),
  (ii) a Permitted 50,000 Acre Transfer, (iii) a Permitted Land Swap Transfer, or (iv) a Permitted Controlled Affiliate Transfer.

          (b) If, at any time following the expiration of the Initial Period during the Term, Plum Creek desires to effect, cause or permit a Transfer (other than a Specified Transfer to which Section 6.5 applies and for which Plum Creek has given a Specified Transfer Notice, a Permitted 50,000 Acre Transfer, a Permitted Land Swap Transfer, or a

  Permitted Controlled Affiliate Transfer), Plum Creek shall, prior to effecting, causing or permitting any such Transfer, give to Riverwood written notice of such desire (a "Transfer Notice"). Such Transfer Notice shall specify the acreage and interest proposed to be transferred (the "Notice Acreage"), and the proposed purchase price for the Notice Acreage (the "Notice Price"), which price shall be an all-cash price. Any purported Transfer Notice that does not comply with all of the requirements of this Article VI shall be null and void and shall be of no force or effect.

          (c) Following receipt of such Transfer Notice, Riverwood may exercise its First Offer Right to purchase the Notice Acreage by giving written notice thereof (a "Notice of Election") to Plum Creek not later than the date that is thirty (30) days after the date on which Riverwood receives such Transfer Notice (such date of receipt, the "Notice Date").

          (d) In the event that Riverwood does not give a Notice of Election to Plum Creek within the applicable period specified in Section 6.3(c), Plum Creek shall be free to effect a Transfer of all (but not less than all) of the Notice Acreage to one (but not more than one) Person in one (but not more than one) transaction, without further restriction under this Section 6.3 (but subject to Section
  6.4 and Section 6.9(b)), within one hundred eighty (180) days of the Notice Date, at a price that is not less than the Notice Price, and otherwise upon the terms specified in the Transfer Notice. If Plum Creek does not consummate any such Transfer within such time period or upon such terms, such Notice Acreage shall become and remain subject to all of the rights of Riverwood under this Article VI.

          Section 6.4  INDIRECT TRANSFERS SUBJECT TO RIGHT
  OF PURCHASE. (a) Subject to the terms and conditions of this Section 6.4, Riverwood shall have a right of purchase (the "Purchase Right") with respect to the Timberlands and any interest therein, in the event of any Transfer Event (as defined below). The term "Transfer Event" means any Transfer, transaction, occurrence or event pursuant to which any affiliate of Plum Creek that acquires Timberlands or any interest therein in a Permitted Controlled Affiliate Transfer shall no longer be an affiliate of Plum Creek controlled by Plum Creek (such Person, a "Former Affiliate").

          (b) If, at any time following the expiration of the Initial Period during the Term, Plum Creek desires to effect, cause or permit a Transfer Event, or any other Transfer Event shall occur, Plum Creek shall, prior to effecting, causing or permitting any such Transfer Event, and concurrently with the occurrence of any other Transfer Event, give to Riverwood written notice of such desire or of such occurrence (a "Transfer Event Notice"). Such Transfer Event Notice shall provide reasonably detailed information concerning such Transfer Event, including its status and the identity of the Persons involved therein. Any purported Transfer Event Notice that does not comply with all of the requirements of this Article VI shall be null and void and shall be of no force or effect.

          (c) Following receipt of such Transfer Event Notice, Riverwood may exercise its Purchase Right to purchase the Timberlands and interest therein held by the Former Affiliate (the "Subject Property"), for a price equal to the fair market value of such Subject Property, by giving written notice thereof (a "Transfer Event Notice of Election") to Plum Creek not later than the date that is thirty (30) days after the date on which such fair market value shall have been determined in accordance with Section 6.4(d).

          (d) Within fifteen (15) days of the date on which Riverwood receives such Transfer Event Notice (such date of receipt, the "Transfer Event Notice Date"), Plum Creek shall choose a nationally recognized investment banking firm (the "Plum Creek Firm") and Riverwood shall choose a nationally recognized investment banking firm (the "Riverwood Firm"). Such firms shall jointly determine the method of evaluating the fair market value of the Subject Property, and such fair market value. If such firms are unable to agree on such method of evaluation or such fair market value, such firms shall jointly designate a third nationally recognized investment banking firm (the "Third Firm"), which shall determine the fair market value of the Subject Property, and such determination shall be final and binding on the parties. Any such fair market value determination, whether by the Plum Creek Firm and Riverwood Firm jointly or by the Third Firm, shall be on the basis of the most likely sales price for such Subject Property or similar property in an arms length transaction in the then current market, and shall take into account the form of conveyance and any Liens to which the Subject Property is then subject. Plum Creek shall bear the fees and expenses of the Plum Creek Firm, and Riverwood shall bear the fees and expenses of the Riverwood Firm. The fees and expenses of the Third Firm shall be borne equally by the parties.

          Section 6.5 TRANSFERS SUBJECT TO RIGHT OF FIRST REFUSAL. (a) Subject to the terms and conditions of this
  Section 6.5, Riverwood shall have a right of first refusal (the "First Refusal Right") with respect to any proposed Transfer to any Specified Entity (as defined below), other than a Permitted 50,000 Acre Transfer. Riverwood shall have such First Refusal Right regardless of whether it has previously elected not to exercise any First Offer Right with respect to the acreage or interest proposed to be transferred pursuant to such Transfer.

          (b) If, at any time following the expiration of the Initial Period during the Term, Plum Creek desires to effect, cause or permit a Transfer to a Specified Entity (a "Specified Transfer"), other than a Permitted 50,000 Acre Transfer, Plum Creek shall, prior to effecting, causing or permitting any such Specified Transfer, give to Riverwood written notice of such desire (a "Specified Transfer Notice"). Plum Creek shall not give such Specified Transfer Notice, or effect, cause or permit any such Specified Transfer, unless and until it shall have received a bona fide, legally binding offer in writing from a Specified Entity with respect to a Transfer that includes all the material economic terms on which such Specified Transfer would occur (a "Transfer Offer"), which Plum Creek desires to accept and pursuant to which Plum Creek would effect, cause or permit such Specified Transfer. Such Specified Transfer Notice shall specify the acreage and interest proposed to be transferred (the "Specified Acreage"), the identity of the proposed transferee Specified Entity, the purchase price for the Specified Acreage (the "Specified Price"), and the terms for payment of such price, the date agreed on by Plum Creek and such proposed transferee for the closing of such Specified Transfer, and the other terms of the Transfer Offer. The Specified Transfer Notice shall be accompanied by a copy of any document evidencing the Transfer Offer and, if the terms of the proposed Specified Transfer have been reduced to a written contingent purchase agreement (a "Contract"), a copy of such Contract. Any purported Specified Transfer Notice that does not comply with all of the requirements of this Article VI shall be null and void and shall be of no force or effect.

          (c) Following receipt of such Specified Transfer Notice, Riverwood may exercise its First Refusal Right to purchase the Specified Acreage by giving written notice thereof (a "Specified Notice of Election") to Plum Creek as follows:

          (i) If the Specified Price is an all-cash price, or other price acceptable to Riverwood, such Specified Notice of Election shall be given not later than the date that is thirty (30) days after the date on which Riverwood receives such Specified Transfer Notice (such date of receipt, the "Specified Notice Date").

         (ii)  In the event that the Specified Price
       contains terms (including such terms as a "like-kind" exchange under Section 1031 of the Internal Revenue
       Code) that Riverwood in its reasonable judgment determines that it cannot meet, then Riverwood may, within five (5) days of the Specified Notice Date, propose a reasonable cash equivalent in lieu of such terms to Plum Creek, and if Plum Creek agrees with such proposal, such Specified Notice of Election shall be given not later than the date that is thirty (30) days after the date on which Plum Creek so notifies Riverwood in writing.

        (iii) If Plum Creek does not accept Riverwood's proposal, any dispute as to the amount of such reasonable cash equivalent shall be settled by arbitration in accordance with the provisions of
       Section 6.6, and such Specified Notice of Election shall be given not later than the date that is thirty
       (30) days after the date on which the parties shall have been notified in writing of the final arbitration determination of such cash equivalent.

          (d) In the event that Riverwood does not give such Specified Notice of Election to Plum Creek within the applicable period specified in Section 6.5(c), Plum Creek shall be free to effect the Specified Transfer of all (but not less than all) the Specified Acreage, without further restriction under this Section 6.5 (but subject to Section 6.9), to the proposed transferee Specified Entity within one hundred twenty (120) days of the Specified Notice Date, at a price equal to the Specified Price, and otherwise upon the terms specified in the Specified Transfer Notice, any accompanying document evidencing the Transfer Offer, and any accompanying Contract. If Plum Creek does not consummate such Specified Transfer within such time period or upon such terms, such Specified Acreage shall again become and remain subject to all of the rights of Riverwood under this Article VI.

          (e)  The term "Specified Entity" shall mean any of
  (x) Georgia-Pacific Corporation, International Paper

  Company, Weyerhaeuser Company, Willamette Industries, Inc., Boise Cascade Corporation or Stone Container Corporation,
  (y) any other timber products company having an integrated paper division consisting in whole or in part of a paper plant within 100 miles of the West Monroe Facility, and having assets valued in excess of the Specified Amount (as defined below) at the time of the proposed Specified Transfer, or (z) any successor, subsidiary or affiliate of any Person specified in either of the foregoing clauses (x) and (y). The term "Specified Amount" shall mean an amount equal to $100,000,000, plus or minus, for each then elapsed year in the Term, $100,000,000 multiplied by the percentage increase or decrease in such year, if any, in the Consumer Price Index for All Urban Consumers (CPI-U), U.S. City Average, All Items (1982-84=100), as published from time to time by the U.S. Department of Labor, Bureau of Labor Statistics. If the referenced index (1982-1984=100) of the CPI-U is revised, the base index will be converted to a new base reference index in accordance with the conversion table published by the Bureau of Labor Statistics.

          Section 6.6  ARBITRATION TO DETERMINE CASH
  EQUIVALENT PRICE. (a) Either party may initiate arbitration to determine the reasonable cash equivalent of the Specified Price (or portion thereof), if Riverwood has proposed a cash equivalent in accordance with Section 6.5(c), and Plum Creek has not accepted such proposal within ten (10) days after the Specified Notice Date. The party desiring to initiate such arbitration shall give notice to the other party of such desire (an "Arbitration Notice") within fifteen (15) days of such Specified Notice Date.
  Upon the giving of such Arbitration Notice, all other time periods specified in Sections 6.5 and 6.7 relating to a Specified Transfer shall be extended until the arbitration provided for in this Section 6.6 has been completed.

          (b)  The reasonable cash equivalent of the
  Specified Price (or portion thereof) shall be determined (i) by an arbitrator selected by the parties, or (ii) if the parties fail to agree on the selection of such arbitrator within five (5) days of date of delivery of the applicable Arbitration Notice, by a majority of a committee of three
  (3) arbitrators consisting of one arbitrator chosen by Plum Creek, one arbitrator chosen by Riverwood, and a third chosen by the first two arbitrators, or (iii) if either party fails to notify the other party of its choice of an arbitrator for such committee within ten (10) days of the date of delivery of the applicable Arbitration Notice, solely by the arbitrator so chosen by the other party.

          (c) All arbitrators chosen hereunder shall have at least ten (10) years' experience in the timber and paper industries, and the arbitration shall be conducted in accordance with the rules of the American Arbitration Association as then in effect. Such arbitration shall be held within the state of Louisiana at such location as the arbitrator or arbitrators shall determine. The final determination of the arbitrator or arbitrators shall be made within five (5) days after the appointment thereof, and shall be final and binding on the parties. The expenses of the arbitration shall be borne equally by the parties.

          Section 6.7 CLOSING TERMS. (a) If Riverwood provides a Specified Notice of Election to purchase any Specified Acreage pursuant to Section 6.5 and the related Specified Transfer Notice was accompanied by a definitive Contract that had been executed and delivered by Plum Creek and the applicable Specified Entity, Riverwood and Plum Creek shall close such purchase in substantial accordance with the material economic terms of such Contract, subject to Sections 6.5(c) and 6.6.

          (b) If such Specified Transfer Notice was not so accompanied by such a definitive Contract, Riverwood and Plum Creek shall close such purchase of such Specified Acreage in substantial accordance with the material economic terms of the Transfer Offer, subject to Sections 6.5(c) and 6.6, and to the extent consistent therewith the following terms and conditions. The following terms and conditions shall also apply to the consummation of any purchase by Riverwood of any Notice Acreage pursuant to an exercise of any First Offer Right in respect thereof in accordance with
  Section 6.3, or of any Subject Property pursuant to an exercise of any Purchase Right in respect thereof in accordance with Section 6.4. Plum Creek shall, and cause any Former Affiliate to, comply with the following terms and conditions.

          (i) Riverwood shall pay one-half, and Plum Creek (or the Former Affiliate, as applicable) shall pay one-half, of all real estate and other similar transfer taxes on the deed or deeds given by Plum Creek (or the Former Affiliate, as applicable). Riverwood shall pay the costs of recording all documents to be recorded and all costs of examining and insuring title. Each party shall pay its own attorney's fees. There shall be a proration of any applicable ad valorem taxes. Each party shall pay all other expenses of the transaction incurred by it, including all brokers' commissions.

          (ii) Plum Creek (or the Former Affiliate, as applicable) shall convey the property to Riverwood by limited warranty deed, subject only to Permitted Exceptions (as defined below). In no event shall the property be subject to any deed to secure debt, or any mortgage, Lien or judgment, held by a person claiming by, through or under Plum Creek (or the Former Affiliate, as applicable). The obligation of Plum Creek (or the Former Affiliate, as applicable) to convey title to any property in accordance with this
       Section 6.7(b) shall not be affected by whether or not Riverwood examined title or gives any notice to Plum Creek with respect to title. If Riverwood notifies Plum Creek of the existence of any objections to Plum Creek's title other than the Permitted Exceptions, Plum Creek shall cause such objections to be cured prior to Closing (as defined below) or shall indemnify Riverwood against such items; PROVIDED, HOWEVER, that Plum Creek's obligation to cure or indemnify hereunder shall be limited to the removal of any and all mortgages, deeds to secure debt and similar monetary Liens evidencing indebtedness of Plum Creek (or the Former Affiliate). Riverwood, at its expense, may obtain title insurance in connection with its purchase. The term "Permitted Exceptions" means (X) any and all Permitted Encumbrances (as defined in the Asset Purchase Agreement) in existence immediately prior to the consummation of the closing of the transactions provided for in the Asset Purchase Agreement on the date hereof, (Y) liens and encumbrances incurred by Plum Creek (or the Former Affiliate, as applicable) in the ordinary course of its business consistent with Riverwood's current operation of the relevant property or with standard industry practice in the Region and
       (Z) other liens and encumbrances that in the aggregate do not materially impair the use or value of the Notice Acreage, Subject Property or Specified Acreage, as applicable.

          (iii) Plum Creek shall make representations and warranties to Riverwood at the time of Riverwood's delivery of the Notice of Election, Transfer Event Notice of Election or Specified Notice of Election, as applicable, and at the time of Closing, that are similar in scope and duration to those given by Riverwood to Plum Creek pursuant to the Asset Purchase Agreement. Plum Creek shall make assignments to Riverwood at the time of Closing relating to the Notice Acreage, Subject Property or Specified Acreage, as applicable, that are similar in scope and effect to those given by Riverwood to Plum Creek pursuant to the Asset Purchase Agreement (including assignments of related contracts and insurance proceeds).

          (iv)  The closing (the "Closing") of any
       transaction contemplated by this Section 6.7 shall be held on or before (x) in the case of a Specified Transfer, the latest of (1) the date specified for closing under the Contract, if any, (2) the date specified for closing in the Specified Notice of Transfer, or (3) the date that is one hundred twenty
       (120) days after Riverwood delivers its Specified Notice of Election, and (y) in the case of any other Transfer or Transfer Event, the date that is one hundred twenty (120) days after Riverwood delivers its Notice of Election or Transfer Event Notice of Election, as applicable. The exact time, place, and date of Closing will be selected by Riverwood at least ten (10) days prior to Closing. At Closing, Plum Creek (or the Former Affiliate, as applicable) shall execute and deliver to Riverwood one or more limited warranty deeds in proper form for recording, an affidavit that Plum Creek (or the Former Affiliate, as applicable) is not a foreign person as defined in and in compliance with Section 1445 of the Internal Revenue Code of 1986, satisfactory evidence of the power and authority of Plum Creek (or the Former Affiliate, as applicable) to perform hereunder, and a settlement statement. Subject only to the Permitted Exceptions, possession of the property shall be given to Riverwood at Closing.

          (c)  Any purchase of property by Riverwood
  pursuant to any right granted under this Article VI shall include all necessary or appropriate rights of access to such property.

          Section 6.8 ACCESS. From the Notice Date, the Transfer Event Notice Date or Specified Notice Date (as applicable) until the later of (x) the date that is thirty
  (30) days thereafter and (y) if a Notice of Election, a Transfer Event Notice of Election or Specified Notice of Election (as applicable) has been timely given, the date of the Closing pursuant to Section 6.7, Plum Creek and its affiliates shall allow the Buyer and its representatives reasonable access at reasonable times to all the employees, books, records, files, documents (including title commitments, title policies, and surveys), assets, proper-ties, contracts and agreements of Plum Creek or any of its affiliates related to the Notice Acreage, the Subject Property or Specified Acreage (as applicable), as Riverwood may reasonably request, and shall furnish Riverwood and its representatives with such copies of such documents (at Riverwood's sole cost and expense), and such other information, concerning the Notice Acreage, the Subject Property or Specified Acreage (as applicable), as Riverwood may reasonably request; PROVIDED that (x) such access will not materially interfere with the operation of the Notice Acreage, the Subject Property or Specified Acreage (as applicable), and (y) Plum Creek shall not be obligated to obtain any information requiring the initiation or conduct of sampling or analysis of soils, groundwater or other environmental media at or from any of the Notice Acreage, the Subject Property or Specified Acreage (as applicable).

          Section 6.9 MEMORANDA OF RIGHTS; TRANSFEREES TO ASSUME THIS AGREEMENT. (a) Plum Creek acknowledges and agrees that one or more memoranda of the rights of Riverwood granted in this Agreement, including the rights of Riverwood granted in this Article VI, in the customary forms used in the States of Louisiana and Arkansas, or consisting of this Agreement in recordable form, or both (and including a complete legal description of the Timberlands), may be placed of record in all jurisdictions where any portion of the Timberlands is located, and Plum Creek shall execute and record each such memorandum in all jurisdictions where any portion of the Timberlands is located prior to recording any mortgage, deed of trust or other document of any kind.

          (b)  Plum Creek further agrees to cause any
  transferee of all or any portion of the Timberlands or Plum Creek's interest therein, other than a transferee in a Permitted 50,000 Acre Transfer, to assume the liabilities and obligations of Plum Creek under this Agreement as they relate to the Timberlands or interest therein so transferred and to execute and record evidence of such assumption in the jurisdictions affected.

          (c) This Agreement, Riverwood's rights hereunder (including under this Article VI) and Plum Creek's liabilities and obligations hereunder (including under this Article VI) shall be a covenant that runs with the land and shall bind all successors and assigns to or of the property comprising all or any portion of the Timberlands or any Replacement Property.

          Section 6.10  RELEASES OF RIGHTS.  (a)  Riverwood
  shall provide a written release of its First Offer Right and

  First Refusal Right under this Article VI for any proposed Permitted 50,000 Acre Transfer within five (5) business days of the date on which Riverwood receives a written request by Plum Creek for such release, accompanied by a form of such release in form and substance reasonably acceptable to Plum Creek and Riverwood and in proper form for recording to Plum Creek, and by evidence reasonably satisfactory to Riverwood that such Transfer complies with the provisions of Sections 6.2(a) and 8.2. Such release shall also release any memoranda of the rights of Riverwood granted in this Agreement that shall have been recorded pursuant to Section
  6.9 against the portion of the Initial 50,000 Acres that is the subject of such Permitted 50,000 Acre Transfer.

          (b) Riverwood shall provide a written release of its First Offer Right and First Refusal Right under this
  Article VI for any Permitted Land Swap Transfer within ten
  (10) business days of the date on which Riverwood receives a written request by Plum Creek for such release, accompanied by a form of such release in form and substance reasonably acceptable to Plum Creek and Riverwood and in proper form for recording to Plum Creek, and by evidence reasonably satisfactory to Riverwood that such Transfer complies with the provisions of Sections 6.2(a) and 8.2 (including all agreements and instruments necessary or appropriate to comply with and carry out the requirements of the proviso to
  Section 6.2(a)(iv), in form and substance satisfactory to Riverwood in its reasonable judgment). Such release shall also release any memoranda of the rights of Riverwood granted in this Agreement that shall have been recorded pursuant to Section 6.9 against the portion of the Timberlands that is the subject of such Permitted Land Swap Transfer.

          (c)  All release requests pursuant to this Section
  6.10 shall be made to Riverwood in accordance with Section
  8.4. All such releases shall be sent by overnight mail to Plum Creek in accordance with Section 8.4. Plum Creek shall pay any recording charges for recording of any such releases but shall not be obligated to pay Riverwood any fees or other consideration for the releases.

                         ARTICLE VII

                         TERMINATION

          Section 7.1  TERMINATION.  This Agreement may be
  terminated in the following manner:

          (a) at any time by the mutual written agreement of the parties;

          (b)  at the expiration of the Term;

          (c) by either party following a material breach by the defaulting party of any of its monetary obligations hereunder, written notice of such breach to the defaulting party, and the continued failure by the defaulting party to cure such breach in all material respects for a period of thirty (30) days, following which the nondefaulting party will have no further obligations hereunder;

          (d)  by either party at any time following a
       material breach by the defaulting party of any of its other obligations hereunder, written notice of such breach to the defaulting party, and the continued failure by the defaulting party to cure such breach in all material respects for a period of ninety (90) days, provided that if the breach is not reasonably sus-ceptible of cure within ninety (90) days, such de-faulting party shall have such additional time as is necessary as long as the defaulting party initiates cure within the ninety (90) day period and diligently pursues completion of the cure, following which the nondefaulting party shall have no further obligations hereunder.

  Termination shall not relieve a defaulting party of any liability to the nondefaulting party for breach of its obligations hereunder. The provisions of Sections 4.2, 4.5, 4.6, 4.8, 5.3, 5.4 and 7.1 and Article VIII shall survive any termination of this Agreement.

                         ARTICLE VIII

                        MISCELLANEOUS

          Section 8.1  DEFINITIONS.  (a)  The words
  "hereby," "herein," "hereof," "hereunder" and words of simi-lar import refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which such word appears. The word "party" or "parties" means a party or the parties to this Agreement, unless preceded by the word "third" or unless the context shall otherwise expressly require. All references herein to Articles, Sections, Annexes and Exhibits shall be deemed references to Articles and Sections of, and Annexes and Exhibits to, this Agreement unless the context shall otherwise require. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation," unless already expressly followed by such phrase or the phrase "but not limited to." The definitions given for terms in this
  Section 8.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Except as otherwise expressly provided herein, all references to "Dollars," "dollars" or "$" shall be deemed references to the lawful money of the United States of America.

          (b)  To the extent this Agreement describes
  property located in Louisiana, or rights therein, the terms "real property," "real estate" and words of similar import shall include immovable property; the term "personal property" and words of similar import shall include movable property; and the term "easements" and words of similar import shall include servitudes.

          (c)  Whenever used in this Agreement, the
  following terms shall have the respective meanings given to them below, and the terms listed in Annex F shall have the respective meanings given to them in the provisions hereof indicated in Annex F.

          "AFFILIATE" of a Person means any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with the first Person. For purposes hereof, Clayton, Dubilier & Rice Fund V Limited Partnership, a Cayman Islands exempted limited partnership, and Clayton, Dubilier & Rice, Inc., a Delaware corporation, each shall be deemed to be an affiliate of Riverwood. As used in this definition of the term "affiliate," and elsewhere herein with respect to any affiliate of any Person, "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by voting trust, contract or similar arrangement, as trustee or executor, or otherwise.

          "PERSON" means any individual, sole proprietor-ship, trust, estate, executor, legal representative, unincorporated association, association, institution, corporation, company, partnership, limited liability company, limited liability partnership, joint venture, government (whether national, Federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof) or other entity.

          Section 8.2 ASSIGNMENT BY PLUM CREEK. Except as provided in this Section 8.2, this Agreement may not be assigned by Plum Creek in whole or in part. Notwithstanding the foregoing, at any time during the Term, Plum Creek may assign this Agreement (a) to any lender or lenders as security for obligations to such lender or lenders in respect of financing arrangements of Plum Creek or any affiliate thereof with such lender or lenders, or (b) upon prior written notice to Riverwood, to any Person (x) that is and at all times remains an affiliate of Plum Creek controlled by Plum Creek, or that merges or consolidates with or into Plum Creek, or that acquires all or substantially all of the assets of Plum Creek, and (y) that assumes all liabilities and obligations of Plum Creek under this Agreement pursuant to an instrument in form and substance reasonably satisfactory to Riverwood. Plum Creek shall cause any Person that merges or consolidates with or into Plum Creek, or that acquires all or substantially all of the assets of Plum Creek, so to assume all liabilities and obligations of Plum Creek under this Agreement. No such assignment or assumption pursuant to the two preceding sentences shall in any way affect the liabilities or obligations of Plum Creek under this Agreement, and in the event of any such assignment or assumption, Plum Creek shall remain fully liable for its liabilities and obligations under this Agreement. Any purported assignment or transfer of this Agreement in violation of this Section 8.2 shall be void and of no force or effect.

          Section 8.3 ASSIGNMENT BY RIVERWOOD. Except as provided in this Section 8.3, this Agreement may not be assigned by Riverwood in whole or in part. Notwithstanding the foregoing, at any time during the Term, Riverwood may assign this Agreement (a) to any lender or lenders as security for obligations to such lender or lenders in respect of financing arrangements of Riverwood or any affiliate thereof with such lender or lenders, or (b) upon prior written notice to Plum Creek, to any Person (x) that is and at all times remains an affiliate of Riverwood controlled by Riverwood, or that merges or consolidates with or into Riverwood, or that acquires all or substantially all of the assets of Riverwood or the West Monroe Facility, and
  (y) that assumes all liabilities and obligations of Riverwood under this Agreement pursuant to an instrument in form and substance reasonably satisfactory to Plum Creek. Riverwood shall cause any Person that merges or consolidates with or into Riverwood, or that acquires all or substantially all of the assets of Riverwood or the West Monroe Facility, so to assume all liabilities and obligations of Riverwood under this Agreement. No such assignment or assumption pursuant to the two preceding sentences shall in any way affect the liabilities or obligations of Riverwood under this Agreement, and in the event of any such assignment or assumption, Riverwood shall remain fully liable for its liabilities and obligations under this Agreement. Any purported assignment or transfer of this Agreement in violation of this Section 8.3 shall be void and of no force or effect.

          Section 8.4  NOTICES.  All notices, requests,
  demands and other communications hereunder shall be in writing or by electronic means producing a written record
  (facsimile machine, telex, telecopier or telegraph), personally-delivered or mailed by registered or certified
  United States mail, return receipt requested, first-class postage prepaid, or by nationally-recognized overnight courier, effective upon delivery, or one (1) day after mailing if by overnight courier, or three (3) days after mailing if by United States mail, addressed as follows:

      If to Riverwood:   Riverwood International Corporation
                         3350 Cumberland Circle, Suite 1400
                         Atlanta, Georgia 30339
                         Telecopy No. (770) 644-2923
                         Attention:  Mr. Frank McCauley

       with a copy to:   Riverwood International Corporation
                         3350 Cumberland Circle, Suite 1400
                         Atlanta, Georgia 30339
                         Telecopy No. (770) 644-2929
                         Attention:  Bill H. Chastain, Esq.

       with a copy to:   Debevoise & Plimpton
                         875 Third Avenue
                         New York, New York  10022
                         Telecopy No. (212) 909-6836
                         Attention:  David Brittenham, Esq.

       and prior to Closing provide a copy to:

                         Riverwood International Corporation
                         1000 Jonesboro Road
                         West Monroe, Louisiana 71292
                         Telecopy No. (318) 362-2272
                         Attention: Mr. C. Steven Clark

     If to Plum Creek:   Plum Creek Timber Company, L.P.
                         500-12th Avenue W.
                         P.O. Box 1990
                         Columbia Falls, Montana 59912
                         Telecopy No. (406) 892-6177
                         Attention: Charles Grenier/
                                    Lindsay Crawford

       with a copy to:   Plum Creek Timber Company, L.P.
                         999 Third Avenue, Suite 2300
                         Seattle, Washington 98104-4096
                         Telecopy No. (206) 467-3799
                         Attention: James A. Kraft, Esq.

       with a copy to:   Cairncross & Hempelmann, P.S.
                         701 Fifth Avenue, Suite 7000
                         Seattle, Washington 98104
                         Telecopy No. (206) 587-2308
                         Attention: Daniel C. Vaughn, Esq.

  Any party may change its address or the addressee specified for notices by designating a new address or addressee by notice in accordance with this Section 8.4.

          Section 8.5 AMENDMENT; WAIVER. No amendment, modification or discharge of Agreement, and no waiver here-under, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. The failure of either party to insist in any one or more in-stances upon strict performance of any of the provisions of this Agreement or take advantage of any of its rights here-under shall not be construed as a waiver of any such pro-visions or the relinquishment of any such rights, but the same shall continue and remain in full force and effect.

          Section 8.6 ENTIRE AGREEMENT. This instrument, together with the Asset Purchase Agreement, constitutes the entire agreement between the parties relating to the subject matter hereof and there are no agreements, understandings, conditions, representations, or warranties not expressly set forth herein.

          Section 8.7 SOVEREIGN LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana, without reference to the conflicts of laws or choice of law provisions thereof, except to the extent that the laws of the State of Arkansas or the State of Texas may govern the rights of the parties with respect to real estate located therein. Notwithstanding the foregoing, any arbitration pursuant to Section 2.4, 6.4(d) or 6.6 shall be governed by the Federal Arbitration Act, 9 U.S.C. Section1 ET SEQ. and any determination in any such arbitration shall be an arbitration award enforceable in accordance with such Act.

          Section 8.8 BINDING AGREEMENT. Subject to the limitations of Sections 8.2 and 8.3, this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns, and to the benefit of each Person entitled to indemnification under Section 4.6 or 4.8.

          Section 8.9 HEADINGS. The section and other headings in this Agreement are inserted solely as a matter of convenience and for reference, are not a part of this Agreement, and shall not be deemed to affect the meaning or interpretation of this Agreement.

          Section 8.10  COUNTERPARTS.  This Agreement may be
  executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall con-stitute one and the same instrument.

          Section 8.11  ANNEXES AND EXHIBITS.  All annexes
  and exhibits to this Agreement referenced herein are incorporated herein by reference.

          Section 8.12 SEVERABILITY, ETC. (a) Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or unenforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any term or provision of this Agreement is so broad as to be invalid or unenforceable, the provision shall be interpreted to be only so broad as is valid or enforceable. Subject to the foregoing provisions of this
  Section 8.12, if any term or provision of this Agreement is invalid or unenforceable for any reason, such circumstances shall not have the effect of rendering such term or provision invalid or unenforceable in any other case or circumstance.

          (b) The parties acknowledge and agree that (i) the rights granted to Riverwood under Article VI are granted in connection with a contract that gives rise to obligations of continuous or periodic performance, and are granted only for so long a period as required for the performance of those obligations, and (ii) the ten year limitation provided for in Article 2628 of the Civil Code of the State of Louisiana shall not apply to the rights granted to Riverwood under Article VI.

          (c) If, under applicable law at any time, any right granted to Riverwood under any provision of Article VI would (absent the provisions of this Section 8.12(c)) be void or unenforceable (under the so-called "Rule against Perpetuities" or any comparable rule of law, statute or constitutional provision) by reason of the fact that, under the other terms and conditions of this Agreement, such right will continue in effect beyond, or might be exercised at a time after the expiration of, a fixed period of years in excess of 21 years (or such other number of years as may be prescribed by such rule of law, statute or constitutional provision) after the date hereof, then, notwithstanding any other provision of this Agreement to the contrary, such right shall not continue in effect beyond, and may not be exercised at any time after, the earlier of (x) the date that is 21 years after the date of death of the last to survive of the descendants of Joseph P. Kennedy who are living on the date hereof and (y) such earlier date after which such right cannot in any lawful manner whatsoever be validly continued in effect or exercised. The foregoing provisions of this Section 8.12(c) relating to rights of Riverwood are not intended to extend the duration of any such right, but are intended to impose a limit on the duration thereof, or time within which any such right may be exercised, to the extent (and only to the extent) necessary to avoid such right being held void or unenforceable.

          IN WITNESS WHEREOF, the parties hereto have exe-cuted this Agreement as of the day and year first above written.




                         PLUM CREEK TIMBER COMPANY, L.P.

                         By:  Plum Creek Management
                              Company, L.P.,
                              its General Partner


                         By: ___________________________________
                              Name:
                              Title:


                         RIVERWOOD INTERNATIONAL CORPORATION


                         By: ___________________________________
                              Name:
                              Title:

  STATE OF  _______________________________

  PARISH (COUNTY) OF ______________________

     On this _____ day of ___________, 1996, before me, the
  undersigned authority in and for the above stated jurisdiction, personally appeared __________________, the __________________ of PLUM CREEK MANAGEMENT COMPANY, L.P., a Delaware limited partnership, which is the general partner of PLUM CREEK TIMBER COMPANY, L.P., a Delaware limited partnership, to me personally known, who, after being by me duly sworn, declared that he executed the above and foregoing instrument for and on behalf of PLUM CREEK MANAGEMENT COMPANY, L.P., as the general partner of PLUM CREEK TIMBER COMPANY, L.P., for the purposes, intents and consideration therein contained, as the free act and deed of each said limited partnership.

     In Witness Whereof, I have hereunto signed this acknowledgment with the said appearer and the two undersigned competent witnesses at _______________________, on the date set forth above, after reading of the whole.

                                  PLUM CREEK TIMBER COMPANY, L.P.
                                  By: Plum Creek Management
  WITNESSES:                            Company, L.P.,
                                         its General Partner



  _______________________         By: _____________________________
                                       APPEARER

  _______________________         _____________________________
                                   Notary Public

                                  Printed Name: ___________________

                                  My Commission Expires: __________

  STATE OF ____________________________

  PARISH (COUNTY) OF __________________

     On this _____ day of ___________, 1996, before me, the
  undersigned authority in and for the above stated jurisdiction, personally appeared __________________, the __________________ of RIVERWOOD INTERNATIONAL CORPORATION, a Delaware corporation, to me personally known, who, after being by me duly sworn, declared that he executed the above and foregoing instrument for and on behalf of RIVERWOOD INTERNATIONAL CORPORATION, for the purposes, intents and consideration therein contained, as the free act and deed of said corporation.

     In Witness Whereof, I have hereunto signed this acknowledgment with the said appearer and the two undersigned competent witnesses at _______________________, on the date set forth above, after reading of the whole.

  WITNESSES:                      RIVERWOOD INTERNATIONAL
                                       CORPORATION

  _______________________         By: _____________________________
                                       APPEARER

  _______________________         ______________________________
                                   Notary Public

                                  Printed Name: ___________________

                                  My Commission Expires: __________

                                                                     ANNEX A


     This is Annex A to the Wood Products Supply Agreement, dated as of __________, 1996 (the "Agreement"), between Plum Creek Timber Company, L.P. and Riverwood International Corporation. Capitalized terms used in this Annex A and not defined herein are used as defined in the Agreement.


PRODUCT TYPE           QUANTITY PER YEAR      PREFERRED QUANTITY

Pine Pulpwood 1          280,000 cords          200,000 cords
Chips 2                  300,000 tons           300,000 tons

Hardwood Pulpwood: 3

1997 through 2000         67,000 cords 4         67,000 cords 4
2001 through 2005         20,000 cords 4         20,000 cords 4
2006 through 2016         15,000 cords 4         15,000 cords 4
2017 and thereafter
(if Term extended
under Section 3.2)        10,000 cords 4         10,000 cords 4


Quantities of Pine Pulpwood and Chips for the portion of 1996 from the date of the Agreement through December 31, 1996 (such portion of 1996, the "Post-Closing 1996 Period") shall be equal to a prorated portion of the annual quantities set forth in the above table. Quantity of Hardwood Pulpwood for the Post-Closing 1996 Period shall equal a prorated portion of 67,000 cords. The prorated portion of any such quantity shall be calculated by (1) multiplying such quantity by the number of days from but not including the date of the Agreement to and including December 31, 1996 and (2) dividing the product thus obtained by 365.
________________

  1. Each cord of Pine Pulpwood to weigh not less than 5,200 pounds.
  2. Each ton of Chips to weigh not less than 2,000 pounds.
  3. Each cord of Hardwood Pulpwood to weigh not less than 5,700 pounds.
  4. Or, if less, the amount of actual annual production from the Timberlands.

                                                                     ANNEX B

    PINE AND HARDWOOD PULPWOOD QUALITY SPECIFICATIONS

           RIVERWOOD INTERNATIONAL CORPORATION
               LONG PULPWOOD SPECIFICATIONS



DIAMETER       WEST MONROE      FARMERVILLE     WILD SPUR      MARTIN CHIPMILL


PINE
 MINIMUM        3" O.B.          3" O.B.           N/A              3" O.B.
 MAXIMUM       28" O.B.         28" O.B.           N/A             22" O.B.

HARDWOOD
 MINIMUM        3" O.B.          3" O.B.          3" O.B.           3" O.B.
 MAXIMUM       26" O.B.         26" O.B.         26" O.B.          22" O.B.

LENGTH -
 PINE & HARDWOOD
  MINIMUM        12'                16'             16'               12'
  MAXIMUM        55'                55'             55'               65'


CONDITION - APPLIES TO ALL DELIVERY POINTS

1. UNACCEPTABLE - Wood which is unusable in our paper making process.

                                                  DISPOSITION
                                            TRUCK             RAIL

A) BURNED                                  REFUSED            N.A.

B) METAL                                   REFUSED            N.A.

C) SAWMILL CANTS/SLABS                     REFUSED            N.A.

D) OVERSIZE                                REFUSED            N.A.

2. UNDESIRABLE - Wood which is usable in our paper making process but produces below standard products.

                                                  DISPOSITION
                                            TRUCK             RAIL

A) UNDERSIZE                              PENALIZED            N.A.

B) ROTTEN                                 PENALIZED            N.A.

C) CROOKED                                PENALIZED            N.A.

D) HOLLOW                                 PENALIZED            N.A.

E) POORLY TRIMMED                         PENALIZED            N.A.

F) BROKEN                                 PENALIZED            N.A.

G) FORKED                                 PENALIZED            N.A.

SPECIES

- - CYPRESS AND CEDAR TO BE MIXED WITH PINE ONLY, NOT TO EXCEED 25% OF LOAD.

- - WOODS RUN HARDWOOD.  HICKORY AND WILLOW NOT TO EXCEED 25% OF LOAD.

- - LOADING - APPLIES TO ALL DELIVERY POINTS

- - STEMS MUST BE LOADED BUTTS FORWARD. BUTTS INDEXED AT ALL LOCATIONS EXCEPT WEST MONROE.

- - SHORT PIECES MUST NOT BE PLACED END TO END WITHIN THE LOAD. THIS CREATES A SAFETY HAZARD DURING UNLOADING.

- - LOADS MUST NOT CONTAIN SOIL, LEAVES, VINES OR OTHER DEBRIS.

- - TRAILER COUPLING POLES MUST BE DESIGNED AND ARRANGED SO THAT CLEARANCE OF AT LEAST 10 INCHES EXISTS BETWEEN THE COUPLING POLE AND THE WOOD - RIVERWOOD INTERNATIONAL WILL NOT BE RESPONSIBLE FOR TRUCK DAMAGE CAUSED BY IMPROPER LOADING.

   PINE AND HARDWOOD PULPWOOD QUALITY SPECIFICATIONS

          RIVERWOOD INTERNATIONAL CORPORATION
             SHORT PULPWOOD SPECIFICATIONS

DIAMETER                   TRUCK                RAIL

PINE
 MINIMUM                  3" O.B.               3" O.B.
 MAXIMUM                 28" O.B.              28" O.B.


HARDWOOD
 MINIMUM                  3" O.B.               3" O.B.
 MAXIMUM                 26" O.B.              26" O.B.


LENGTH -
 PINE & HARDWOOD
  MINIMUM                    2'                  4'
  MAXIMUM                   12'                  5.5'


CONDITION - APPLIES TO ALL DELIVERY POINTS

1. UNACCEPTABLE - Wood which is unusable in our paper making process.

                                                  DISPOSITION
                                            TRUCK             RAIL

A) BURNED                                  REFUSED           REFUSED

B) METAL                                   REFUSED           REFUSED

C) SAWMILL CANTS/SLABS                     REFUSED           REFUSED

D) OVERSIZE                                REFUSED          PENALIZED

2. UNDESIRABLE - Wood which is usable in our paper making process but produces below standard products.


                                                  DISPOSITION
                                            TRUCK             RAIL

A) UNDERSIZE                              PENALIZED         PENALIZED

B) ROTTEN                                 PENALIZED         PENALIZED

C) CROOKED                                PENALIZED         PENALIZED

D) HOLLOW                                 PENALIZED         PENALIZED

E) POORLY TRIMMED                         PENALIZED         PENALIZED

F) BROKEN                                 PENALIZED         PENALIZED

G) FORKED                                 PENALIZED         PENALIZED


LOADING

- - LOADS MUST NOT CONTAIN SOIL, LEAVES, VINES OR OTHER DEBRIS.

- - WOOD MUST BE LOADED IN A NEAT AND SAFE MANNER - RIVERWOOD INTERNATIONAL WILL NOT BE RESPONSIBLE FOR TRUCK DAMAGE CAUSED BY IMPROPER LOADING.


SPECIES

- - CYPRESS AND CEDAR TO BE MIXED WITH PINE ONLY, NOT TO EXCEED 25% OF LOAD.

- - WOODS RUN HARDWOOD.  HICKORY AND WILLOW NOT TO EXCEED 25% OF LOAD.

 PINE AND HARDWOOD PULPWOOD QUALITY SPECIFICATIONS

                DEFINITIONS/EXPLANATIONS



BROKEN:         Normally occurs when tops snap during
                felling, skidding and when using delimbing gates. Ends must be cut square to bole.

BURNED:         Charred wood; commonly found on skinned
                trees.  Burned bark is acceptable.

CROOKED: The amount of the crook or sweep is measured from the two straight line sides of the bole. It cannot exceed the maximum size limitations within a twelve foot section of the entire bole/stick.

FORKED: Occurs when the bole divides into two or more new boles.

HOLLOW: The diameter of the hollow or doty area may not exceed the sum of the two sides of solid wood.

METAL:          Wire, nails, chain, spikes, etc.

O.B.:           Outside bark.

OVERSIZE:       The maximum diameter outside bark -
                including knots, flutes, crook and sweep.

POORLY TRIMMED: All limbs must be trimmed to within
                three inches of the bole.

ROTTEN:         Evidence of decay such as sawyer holes,
                discoloration, saw pull of fiber, wood snaps like a pencil. Loss of bark and blue stain are acceptable if no other defects are present. If the wood is not usable for lumber, veneer, ties, pallets, etc., it is not usable for pulp.

SAWMILL
CANTS/SLABS:    Logs or boards partially sawed at a
                sawmill.

UNDERSIZE:      The minimum diameter measured outside bark.

                                                                     ANNEX C

              CHIP QUALITY SPECIFICATIONS

          RIVERWOOD INTERNATIONAL CORPORATION

                  CHIP SPECIFICATIONS
                  (Percent by Weight)


                           Pine Chips            D-Hardwood Chips         Semi-Chem Chips
Fraction             Target    UCL    LCL      Target    UCL    LCL     Target    UCL    LCL


Oversize               1.5     5.4    0.0        1.6     5.8    0.0      2.0      7.8    0.0

Overthick             10.4    24.3    0.0        9.2    20.9    0.0      8.1     17.4    0.0

Pinchips               5.0    11.7    0.0        3.7     8.9    0.0      6.1     12.8    0.0

Fines                  0.2     1.3    0.0        0.3     1.5    0.0      0.6      2.4    0.0

Bark                   0.3     1.2    0.0        0.8     3.9    0.0      2.3      7.7    0.0


Density               20.1    25.3   14.9       21.5    25.5   17.4     21.0     25.6   16.5


Moisture              49.8    64.3   35.4       44.5    58.0   30.9     43.2     54.5   31.9


UCL = Upper Control Limit
LCL = Lower Control Limit

DEFINITIONS
Oversize    =  chips retained on a 45mm (1 3/4" nominal) round hole.

Overthick   =  chips over 8mm thick.

Pinchips    =  chips passing a 7mm (1/4" nominal) round hole, but not a 3mm
               (1/8" nominal) round hole.

Fines       =  chips passing a 3mm round hole.

In addition to the above requirements, chips shall be free of contamination such as dirt, plastic, metal, rocks, etc.

                                                                     ANNEX D

SUBJECT:  CHIP SAMPLING PROCEDURES

1.0   PURPOSE:

          This procedure gives instruction for sampling chips in the manner least likely to introduce error into the chip sample test results.

2.0   APPLICATION:

          These methods of sampling are used by the Chip Analyst in his routine sampling of chips at the unloaders and at the West Monroe Woodmill. The samples are analyzed and the results reported for statistical process control.

3.0   ASSOCIATED MATERIALS:

          Weekly/Monthly Pulpwood Chip Analysis Report (QB 1.7.3).

4.0   PROCEDURE:

          Chips are sampled by the Chip Analyst normally Monday through Friday each week. The number of samples taken from each supplier per week is based upon the annual amount budgeted to be received from that supplier. These sample quotas are guidelines only and have flexibility so that unbudgeted chips are sampled as the need arises.

         Chips sampled from truck vans are taken off the surface of a conveyor belt at the unloader except in the case of unloader No. 6 where the chips are sampled as they free-fall from the chip van. Care must be taken when sampling from the belt to make sure that the section of the belt is cleaned. On some occasions rail chips are sampled from the tops of the cars after digging down approximately one foot. This is done when the timing of unloading makes sampling them during unloading impractical.

         The samples are collected into bags and tested the same day unless the samples are taken at night. In the case of sampling at night, the samples are tested the next day.

SUBJECT:  CHIP TESTING PROCEDURES

1.0   PURPOSE:

        This procedure gives instruction on how to test the chip samples consistently that have been collected for statistical process control.

2.0   APPLICATION:

        The Chip Analyst tests the chips for size, moisture, bark content and bulk density. These results are used for statistical process control to maintain and improve upon the quality of the chips.

3.0   DEFINITIONS:

      1. Oversize chips are those retained on a screen having round holes 45 millimeters in diameter.

      2. Overthick chips are those passing the oversize screen but are retained on a screen having bars 8 millimeters apart.

      3. Acceptable chips are those passing the overthick screen but are retained on a screen having round holes 7 millimeters in diameter.

      4. Pin chips are those passing the acceptable screen but are retained on a screen having round holes 3 millimeters in diameter.

      5.   Fines are the particles passing the pin chips screen.

4.0   ASSOCIATED MATERIALS:

      Weekly/Monthly Pulpwood Chip Analysis Report (QB 1.7.3).

5.0   PROCEDURE:

      a.   Moisture Content

           A small canister of chips from each sample is captured prior to any other testing. Each moisture sample is promptly capped and stored until 4:00 p.m. each day. The samples are then weighed, placed in the oven and heated overnight at 107 degrees Celsius. The samples are heated for 15 hours and cooled approximately 2 hours before weighing the dry weight. Green weights and dry weights are entered into the computer where moisture is calculated on the chip/fuel analysis spreadsheet.

      b.   Bulk Density.

           Bulk density is measured to give an indication of the amount of fiber content per unit volume of chips. It must be kept in mind however that moisture content greatly affects the bulk density readings. The resulting values may not be sufficient for stand alone information, but are good for the comparison of one chip type to another assuming the moisture contents are similar.

           The Chip sample to be tested is first poured into a large graduated cylinder marked on the inside in 0.05 cubic foot increments. The cylinder is tilted in three directions to level the chips before reading the volume. The sample size, usually about 0.25 cubic feet, is recorded on the computer spreadsheet. The bulk density is calculated internally on the spreadsheet and reported in pounds per cubic foot.

      c.   Bark Content

           The sample is poured from the bulk density cylinder into a rectangular pan where bark is separated by hand and weighed on a digital balance to the nearest gram. The weight is entered on the computer. Bark content is calculated automatically when the remainder of the sample weight is entered from the Gradex results print-out.

      d.   Chip Size Distribution

           The remainder of the chip sample after bark has been removed is placed in the Gradex testing machine. The supplier identification number is entered on the machine and the sample is automatically tested. The Gradex produces a print-out of the test results after about ten minutes of testing. Those test results are entered on the computer spreadsheet and the percentages are recalculated taking the weight of the bark into account. In this fashion all the fractions, oversize, overthick, pin chips, fines, bark and accepts, add up to 100%. At the end of the day the spreadsheet is saved on diskette. The following day (on Monday for Friday's data) the dry moisture sample weight is added to complete the spreadsheet. Each day of analyses is saved in a separate file. The file is named by the letter "D" plus the six digit date.

           At the beginning of each week the Quality Assurance/Semi-Chem Procurement Supervisor uses the data from the analyses of the previous week to generate the Weekly Pulpwood Chip Analysis Report. The weekly reports are combined to produce a monthly report.

SUBJECT:  NONCONFORMING CHIPS

1.0  PURPOSE:

        This procedure gives instruction for what to do when chips do not meet specifications as outlined in QB 1.15.

2.0  APPLICATION:

       This procedure applies to the Chip Analyst, the Quality
    Assurance/Semi-Chem Procurement Supervisor and the Chip Procurement Superintendent. The procedure regards the results of the chip analysis.

3.0  PROCEDURE:

       When a chip sample has any fraction that is outside the control limits of the specifications, the Chip Analyst will notify one of the procurement superintendents or the Quality Assurance Supervisor. That person will in turn notify the supplier immediately. The supplier must be requalified before chips can be received from him again.
    Requalification involves the following steps:

    IX If more chips from the supplier are already en route they will be sampled and tested before unloading. Two consecutive loads must meet specifications for a supplier to become requalified.

    X In cases where it may be the following day or later before more chips are received from that supplier, the supplier must notify Wood Procurement before shipping any more chips. In this case the supplier can be requalified by testing at the site of manufacture with the mobile chip lab or by sending loads to the mill that will be tested before unloading as mentioned above. When requalifying through tests run by the mobile chip lab, three consecutive samples must meet specifications for a supplier to become requalified.

    XI The results of nonconforming samples must be recorded along with corrective action on a Report of Nonconforming Chip Quality
        (QB 1.7.6). Data from samples which are rejected are not stored with the chip quality data since those samples did not enter the system. However, the sample results are recorded on the above mentioned form.

                                                              ANNEX E

                 RIVERWOOD INTERNATIONAL CORPORATION        Effective
                 PULPWOOD DEDUCT CODES AND PENALTIES          2/21/94


                          PIECES ALLOWED    PENALTY PER STICK OF WOOD
                          --------------   ------------------------------
                                            TRUCK      TRUCK      RAIL
     CONDITION      CODE    TRUCK  RAIL    LONGWOOD  SHORTWOOD  SHORTWOOD
   ----------------------------------------------------------------------
    BURNED          NONE      0      0      REFUSED   REFUSED    REFUSED
    METAL           NONE      0      0      REFUSED   REFUSED    REFUSED
    SAWMILL CANTS   NONE      0      0      REFUSED   REFUSED    REFUSED
    OVERSIZED         9       0      0      REFUSED   REFUSED    $50.00
    ---------------------------------------------------------------------
    UNDERSIZED        1       5     15       $1.00     $1.00      $1.00
    ---------------------------------------------------------------------
    ROTTEN            2       0      0       $4.00     $2.00      $2.00
    ---------------------------------------------------------------------
    HOLLOW            4       3     10       $3.00     $2.00      $2.00
    ---------------------------------------------------------------------
    POORLY TRIMMED    5       0      0       $2.00     $1.00      $1.00
    ---------------------------------------------------------------------
    BROKEN            6       3     10       $1.00     $1.00      $1.00
    ---------------------------------------------------------------------
    FORKED            7       0      0       $2.00     $1.00      $1.00
    ---------------------------------------------------------------------
    Oversize code is used only at West Monroe when scaling Railwood.

                                                                  ANNEX F

                               DEFINITIONS
  This is Annex F to the Wood Products Supply Agreement, dated as of ______, 1996 (the "Agreement"), between Plum Creek Timber Company, L.P. and Riverwood International Corporation. Whenever used in the Agreement, the following terms shall have the respective meanings given to them in the provisions thereof indicated below:

  "AFPA" shall have the meaning provided in Section 4.4(b).

  "AFFECTED PARTY" shall have the meaning provided in Section 1.7(a).

  "AGREEMENT" shall have the meaning provided in the first paragraph of the Agreement.

  "ANNUAL PLAN" shall have the meaning provided in Section 1.6(a).

  "ARBITRATION NOTICE" shall have the meaning provided in Section 6.6(a).

  "ASSET PURCHASE AGREEMENT" shall have the meaning provided in the Recitals to the Agreement.

  "CHIP QUALITY SPECIFICATIONS" shall have the meaning provided in
Section 1.2.

  "CHIPS" shall have the meaning provided in the Recitals to the Agreement.

  "CLOSING" shall have the meaning provided in Section 6.7(b).

  "CONTRACT" shall have the meaning provided in Section 6.5(b).

  "CUMULATIVE QUARTERLY QUANTITY" shall have the meaning provided in
Section 1.6(b).

  "DELIVERY COST" shall have the meaning provided in Section 2.1(c).

  "DIVISION" shall have the meaning provided in the Recitals to the Agreement.

  "FACILITIES" shall have the meaning provided in Section 2.2.

  "FIRST OFFER RIGHT" shall have the meaning provided in Section 6.3(a).

  "FIRST REFUSAL RIGHT" shall have the meaning provided in Section 6.5(a).

  "FORCE MAJEURE" shall have the meaning provided in Section 1.7(a).

  "FORCE MAJEURE PERIOD" shall have the meaning provided in Section 1.7(d).

  "FORMER AFFILIATE" shall have the meaning provided in Section 6.4(a).

  "HARDWOOD PULPWOOD" shall have the meaning provided in the Recitals to the Agreement.

  "HUTTIG FACILITY" shall have the meaning provided in the Recitals to the Agreement.

  "INITIAL 50,000 ACRES" shall have the meaning provided in Section 6.2(a).

  "INITIAL PERIOD" shall have the meaning provided in Section 6.2(a).

  "INITIAL TERM" shall have the meaning provided in Section 3.1.

  "JOYCE FACILITY" shall have the meaning provided in the Recitals to the Agreement.

  "LIENS" shall have the meaning provided in Section 4.2(b).

  "LOSSES" shall have the meaning provided in Section 4.2(b).

  "NEW RIVER" shall have the meaning provided in the Recitals to the Agreement.

  "NON-AFFECTED PARTY" shall have the meaning provided in Section 1.7(a).

  "NOTICE ACREAGE" shall have the meaning provided in Section 6.3(b).

  "NOTICE DATE" shall have the meaning provided in Section 6.3(c).

  "NOTICE OF ELECTION" shall have the meaning provided in Section 6.3(c).

  "NOTICE PRICE" shall have the meaning provided in Section 6.3(b).

  "OTHER FACILITIES" shall have the meaning provided in Section 2.2.

  "PERMITTED CONTROLLED AFFILIATE TRANSFER" shall have the meaning provided in Section 6.2(c).

  "PERMITTED EXCEPTIONS" shall have the meaning provided in Section 6.7(b).

  "PERMITTED 50,000 ACRE TRANSFER" shall have the meaning provided in
Section 6.2(b).

  "PERMITTED TRANSFER" shall have the meaning provided in Section 6.2(a).

  "PINE PULPWOOD" shall have the meaning provided in the Recitals to the Agreement.

  "PLUM CREEK" shall have the meaning provided in paragraph one to the Agreement.

  "PLUM CREEK FIRM" shall have the meaning provided in Section 6.4(d).

  "PREFERRED QUANTITIES" shall have the meaning provided in Section 1.7(b).

  "PRICE PERIOD" shall have the meaning provided in Section 2.1(a).

  "PRODUCT SPECIFICATIONS" shall have the meaning provided in Section 1.2.

  "PRODUCTS" shall have the meaning provided in the Recitals to the Agreement.

  "PULPWOOD" shall have the meaning provided in the Recitals to the Agreement.

  "PULPWOOD QUALITY SPECIFICATIONS" shall have the meaning provided in
Section 1.1.

  "PURCHASE RIGHT" shall have the meaning provided in Section 6.4(a).

  "REDUCTION AMOUNT" shall have the meaning provided in Section 1.7(e).

  "REPLACEMENT PROPERTY" shall have the meaning provided in Section 6.2(a).

  "REGION" shall have the meaning provided in Section 2.1(c).

  "RIVERWOOD" shall have the meaning provided in paragraph one of the Agreement.

  "RIVERWOOD FIRM" shall have the meaning provided in Section 6.4(d).

  "SPECIFIED ACREAGE" shall have the meaning provided in Section 6.5(b).

  "SPECIFIED AMOUNT" shall have the meaning provided in Section 6.5(e).

  "SPECIFIED ENTITY" shall have the meaning provided in Section 6.5(e).

  "SPECIFIED NOTICE DATE" shall have the meaning provided in Section 6.5(c).

  "SPECIFIED NOTICE OF ELECTION" shall have the meaning provided in
Section 6.5(c).

  "SPECIFIED PRICE" shall have the meaning provided in Section 6.5(b).

  "SPECIFIED TRANSFER" shall have the meaning provided in Section 6.5(b).

  "SPECIFIED TRANSFER NOTICE" shall have the meaning provided in
Section 6.5(b).

  "STUMPAGE PRICE" shall have the meaning provided in Section 2.1(c).

  "SUBJECT PROPERTY" shall have the meaning provided in Section 6.4(c).

  "TERM" shall have the meaning provided in Section 3.2.

  "TEST PROCEDURES" shall have the meaning provided in Section 2.5(a).

  "THIRD FIRM" shall have the meaning provided inS Section 6.4(d).

  "TIMBERLANDS" shall have the meaning provided in the Recitals to the Agreement.

  "TRANSFER" shall have the meaning provided in Section 6.1.

  "TRANSFER EVENT" shall have the meaning provided in Section 6.4(a).

  "TRANSFER EVENT NOTICE" shall have the meaning provided in Section 6.4(b).

  "TRANSFER EVENT NOTICE DATE" shall have the meaning provided in
Section 6.4(d).

  "TRANSFER EVENT NOTICE OF ELECTION" shall have the meaning provided in
Section 6.4(c).

  "TRANSFER NOTICE" shall have the meaning provided in Section 6.3(b).

  "TRANSFER OFFER" shall have the meaning provided in Section 6.5(b).

  "WEST MONROE FACILITY" shall have the meaning provided in the Recitals to the Agreement.

  "YEARLY QUANTITY" shall have the meaning provided in Section 1.6(b).

     Omitted Schedules and Exhibits to the Asset Purchase
      Agreement, dated as of August 6, 1996, by and among
         Plum Creek Timber Company, L.P., Riverwood
      International Corporation and New River Timber, LLC


  SCHEDULES

  Schedule 1   Timber Deeds
  Schedule 2   Timberland Leases
  Schedule 3   Owned Timberlands
  Schedule 4   Huttig Facility
  Schedule 5   Joyce Facility
  Schedule 6   Other Facilities
  Schedule 7   Equipment
  Schedule 8   Motor Vehicles
  Schedule 9   Excluded Properties and Assets
  Schedule 10  Inventory Count Procedure

  EXHIBITS

  Exhibit B    Special Warranty Deed - Arkansas Form
  Exhibit C    Act of Transfer and Conveyance with Warranty
               Against Grantor's Acts - Louisiana Form
  Exhibit D    Special Warranty Deed - Texas Form
  Exhibit E    Assignment and Assumption of Timberland Leases,
               Timber Deeds and Other Interests in Real
               Property - Arkansas Form
  Exhibit F    Assignment and Assumption of Timberland Leases,
               Timber Deeds and Other Interests in Real
               Property - Louisiana Form
  Exhibit G    Form of General Assignment and Bill of Sale
  Exhibit H    Form of General Assignment and Bill of Sale
  Exhibit I Form of Assumption Agreement and Undertaking Exhibit J-1 Opinion of Debevoise & Plimpton, Special
               Counsel to Sellers
  Exhibit J-2 Opinion of Special Louisiana Counsel to Sellers Exhibit J-3 Opinion of Special Arkansas Counsel to Sellers Exhibit K-1 Opinion of General Counsel to Buyer
  Exhibit K-2 Opinion of Special Louisiana Counsel to Buyer Exhibit K-3 Opinion of Special Arkansas Counsel to Buyer

         In lieu of filing these schedules and exhibits to the Asset Purchase Agreement, the Registrant agrees to furnish supplementally a copy of any such omitted schedule or exhibit to the Securities and Exchange Commission upon request.